Prospectus Supplement (Sales Report) No. 11 dated April 6, 2010 to Prospectus dated January 20, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 20, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 449448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
449448	$13,000	$13,000	10.99%	1.00%	April 6, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 449448. Member loan 449448 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Marwaha group Inc	Debt-to-income ratio:	4.75%
Length of employment:	1 year	Location:	diamond bar, CA

Home town:
Current & past employers:	Marwaha group Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,620.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Marwaha group Inc and what do you do there?	We operate chain of restaurants and i am financial analyst

Member Payment Dependent Notes Series 452088

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452088	$20,000	$20,000	11.36%	1.00%	April 1, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 452088. Member loan 452088 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Siemens	Debt-to-income ratio:	6.05%
Length of employment:	n/a	Location:	Orlando, FL

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,247.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your present position at Siemens? Thank you.	Principal Engineer, working at Siemens Energy Inc business division

Member Payment Dependent Notes Series 487534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
487534	$6,250	$6,250	16.07%	1.00%	April 1, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 487534. Member loan 487534 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,425 / month
Current employer:	Us Bank	Debt-to-income ratio:	19.51%
Length of employment:	2 years	Location:	MILWAUKEE, WI

Home town:
Current & past employers:	Us Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > I am consolidating my credit card debt to be paid off with this loan Borrower added on 03/30/10 > I will be using the money to pay off my credit card debt. I have never missed a rent or car payment. the monthly payment for this loan is less than the payments I was making on my credit cards, which will help out financially. I have been working at my current job for 2 years and have recently been promoted to a higher level. Borrower added on 03/31/10 > The credit card company has agreed to a $7000 settlement to close my account. I am using the money from this loan to help achieve that amount. The offer expires on the 7th of April so I need to come up with the money before then. I will be covering the additional money to achieve the $7,000.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,556.00	Public Records On File:	0
Revolving Line Utilization:	47.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,250 DC loan: Position (Job/What you do) @/For employer U S Bank? Member 505570 USMC Retired-Investor 03.31.2010 @ 05:31 AM ET	My job title is Securities Operations Specialist. In the wealth management group for U.S. Bank, I am responsible for the movement of physical/paper securities.
Please itemize all the debts you plan to pay off. Your report shows only $2,556 in revolving debt.	I just saw the same thing that you did. I do not know how the credit bureau forms their reports. I am doing a settlement through one of the credit card companies. They have agreed to close my account for $7,000. The settlement offer expires on the 7th of April, therefore I am trying to finalize this loan by that date. This loan will not get me the entire $7,000, however I am able to come up with the remaining amount.
The 2556 figure is from the Transunion report. Not all debts are included in each of the credit bureau reports. Since this is a debt consolidation loan, it would be easier for us to understand your situation if you list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	I have had one credit card for approx. 8 years and have rung up a large balance (17K). The most recent monthly payment was $431. The bank has agreed to a $7k settlement which I will use this loan to finance. I will still have 2 outstanding debts of $1350 (CC) and $650 (CC). The money from this loan will not be used to pay off either of these balances. The monthly payment of this loan will allow me to make higher payments on the smaller CC amounts to have them paif off quickly. Thank you CriticalMiss
Are you the same CriticalMiss that is also a lender for Lending Club? Thank You	I am not CriticalMiss, however I do believe that I did have a question from them. My guess is they were the lender that you are talking about.
Are the 2 debts you mentioned above that will be outstanding after you obtain this loan, be the *only* outstanding debt that you have at that point ? (other than the Lending Club loan of course)	CriticalMiss, you are correct. Those will be my only other debts. I will be allowed to make higher payments on the other debts and should have them paid off in under 2 years... thus "A Brighter Future."
Why did the credit card company offer you a settlement? Were you late making payments?	I was not making any late payments. I recently completed one payment plan, and inquired to the bank of another plan. They told me that my only option was a settlement.

Member Payment Dependent Notes Series 490731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
490731	$23,500	$23,500	11.36%	1.00%	April 6, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 490731. Member loan 490731 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,930 / month
Current employer:	RIT	Debt-to-income ratio:	17.44%
Length of employment:	2 years	Location:	ROCHESTER, NY

Home town:
Current & past employers:	RIT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Basically, the reason for the loan is to pay off these debts in a timely manner. Were I to do it on my own - it would take much longer with the higher interest rates charged on my credit cards. I currently save a little each month in terms of my monthly finances but I would like to save a little more which in turn could pay off this loan sooner.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,172.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is RIT and what do you do there?	Rochester Institute of Technology. I am an analyst who handles the post-award administration of grants and contracts for all of the departments within engineering.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and indicate which ones on the list *will* as well as which ones *will not* be paid off with this loan. Thank you in advance.	Pay off with loan: HSBC Credit Card (16.99%) - $16,000 Discover Credit Card (14.99%) - $7,800 Not paying off: Chase Credit Card (4.99%) - $9,000 Chase Credit Card (4.99%) - $1,200
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage earner. My intent of this loan was to pay off the higher interest rate credit cards with this personal loan which has a lower rate. Yes - it is my intent to have this loan automatically withdrawn from my checking account each month. As for your question about loss of income - for what I do I have a very good job security. One of our President's initiatives is to increase the research dollars at RIT and currently I personally mange about 20% of the total research dollars brought in.
Could you please answer this one: customerservice@libertybankofutah.com	There is no question associated with Customerservice@libertybankofutah.com

Member Payment Dependent Notes Series 492653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492653	$20,000	$20,000	11.36%	1.00%	April 1, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492653. Member loan 492653 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,417 / month
Current employer:	ConvaTec Inc.	Debt-to-income ratio:	8.34%
Length of employment:	10+ years	Location:	New Hope, PA

Home town:
Current & past employers:	ConvaTec Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > This is to help me consolidate and eliminate high interest rate card debt that I have.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,501.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ConvaTec Inc. and what is your job there?	ConvaTec Inc is a private equity owned independent medical device company. Annual rev. $1.7B formerly owned by BMS. Position is Sales Director for one of the divisions
1) What is your job/position? 2) Your revolving debt is listed as $46.5K. Please list these revolving debts including source, balance, APR and current monthly payment made and note which will be consolidated by this 20K loan. 3) What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare/tuition costs) as applicable? Thanks for your answers to these 3 Qs....	Director of Sales - medical device company, privately held annual revenues $1.7B Chase - $8K, 28%, $300 FIA Card Services - $13K, 29%, $400 *Two primary credit cards with balance Remaining balance, is home equity loan for home improvements -- which is being paid down. $13K $5500 in monthly expenses
Hello, what is ConvaTec and what is your position there? Thank you.	ConvaTec Inc is a $1.7B medical device company owned by private equity... formerly division of BMS. Position is Sales Director for one of the divisions.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at ConvaTec? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Director of Sales, Sole wage earner. $5500 in expenses, $8k balance /29%, 300, $13k balance, 29%, 420 per mos. Home equity line in play for 25K ...separate and paying down this (low interest), trying to reduce ridiculous rates credit card companies just jacked up., Contingency, will withdrawal from 401k, automatic deduction from bank account - yes. Expect to pay back within 18 mos.

Member Payment Dependent Notes Series 492826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492826	$15,000	$15,000	10.62%	1.00%	March 31, 2010	March 29, 2013	March 29, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492826. Member loan 492826 was requested on March 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,879 / month
Current employer:	Civil Service	Debt-to-income ratio:	6.75%
Length of employment:	10+ years	Location:	Perry, GA

Home town:
Current & past employers:	Civil Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/15/10 > I would like to consolidate my debt to make payments more manageable and do some upgrades on my home.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,919.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your Civil Service job, and what do you do in your role there?	I am the administrative assitant to the director of the group where I work. I handle all his travel arrangements, his appointments, his correspondence just to name a few that I do.
RE: $15,000 DC loan questions: (1)-Employer :generic Civil Service" doesn't tell investors much. What type civil service is employer- Federal? State? Municipal? (2)- What is your Position (What you do for employer) AND your current Pay Grade is what? Answering these TWO most basic loan questions will assist lenders to evaluate your loan fpr funding consideration. Thanks for expected answers. Member 505570 USMC-Retired-Investor 03.16.2010 @ 06:10 AM ET	Federal (USAF) for almost 23 years. I am the group director's assistant. I arrange his travel, handle his calendar and correspondent, and a myriad of other duties. My current pay grade is 7 step 9.
Please provide an itemization of your current monthly expenses.	Mortgage - 646.61 Utilities (electricity, water, cell, internet, cable) (combined estimate) - 375.00 Credit cards - 500.00 (I pay more than minimum amount each month) Food - 80.00 per week
What about mortgage, insurance, transportation, etc.?	My truck is paid for and my insurance is and it is 214.00 every 6 months. The mortgage payment is 646.61 per month which includes taxes and insurance.
Sorry, I didn't see your mortgage payment listed.	No problem.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	Mortgage 646.61 a month Credit Cards 7,776.00 interst rate is 10.25 TSP funds 41,000.00 No investments I am sole wage earner Vehicle is paid for Already paid off a credit card Paid off another loan Have excellent credit
What actions have you taken, moving forward, to reduce and maintain your debt at a lower level, other than requesting this loan? Thank you in advance.	Actually, I have already paid off a credit card and a loan. I requested this loan to better manage the payment and interest. I'm paying more money plus more interest than if I get this loan.
how long are you planning on having the loan?	If I receive the loan it is for 3 years, but I have always paid bills off earlier because I pay more than minimum payment each month.

Member Payment Dependent Notes Series 492875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
492875	$3,400	$3,400	9.88%	1.00%	April 2, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 492875. Member loan 492875 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Simpler-Webb Inc	Debt-to-income ratio:	5.92%
Length of employment:	4 years	Location:	SAVANNAH, GA

Home town:
Current & past employers:	Simpler-Webb Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,036.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Simpler-Webb Inc and what do you do there?	Simpler-Webb is an Information Technology company. We do consulting, equipment resell, and monthly monitoring of devices. I do Inside Sales for them. It is a salary based job not commission. I do get frequent bonuses based on performance but have not included them in my salary as they are not guaranteed.

Member Payment Dependent Notes Series 493033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493033	$20,000	$20,000	11.36%	1.00%	April 6, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493033. Member loan 493033 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Eastman Kodak	Debt-to-income ratio:	16.69%
Length of employment:	10+ years	Location:	BROCKPORT, NY

Home town:
Current & past employers:	Eastman Kodak
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > Thank you for assisting me with this loan, some of this will enable my daughters a better college life.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	36
Revolving Credit Balance:	$40,025.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Eastman Kodak?	Type your answer here.Crew Leader ..similar to foreman
Loan Description please?	Type your answer here Vacation, help kids college, house repair,pay off a bill, multipul things

Member Payment Dependent Notes Series 493333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493333	$25,000	$25,000	15.70%	1.00%	April 5, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493333. Member loan 493333 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Finelite Inc	Debt-to-income ratio:	16.43%
Length of employment:	7 years	Location:	REDWOOD CITY, CA

Home town:
Current & past employers:	Finelite Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Thanks for taking the time to look at my loan. I plan to use the funds to pay off my high interest credit cards and finally have the breathing room to put some money away. I'm very responsible and pay my bills on time. I've been at my current job for 7 years and I love what I do. I get quarterly bonuses which will help me pay off my loan quicker. Thanks for your interest.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,112.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Finelite Inc and what do you do there?	My company is a lighting manufacturer and we install our product in offices and school. I'm the Art Director and run the creative department. I'm responsible for promoting the product through brochures, flyers, catalogs and creating the online tools for our agents.
$25k DC loan: What is Finelite? AND your Position (Job/What you do) is? Monthly $ payments on $43,112 Revolving Credit Balance? (Total $ actually PAID per month and not minimum $ payments Duee per month.) Advance thanks for answers to ALL questions. Member 505570 USMC-Retired-Investor 03.26.2010 @ 06:57 AM ET	My company is a energy efficient lighting manufacturer and we install our product in offices and school. I'm the Art Director and I'm responsible for promoting our product and the creation of all online tools to help support our Agents who sell our product. My min. monthly payments are $1,380 and I pay $1,800-$2,000 depending on cash flow each month. I try and focus on the high interest ones first.
How much are you currently paying each month on the loans you plan to pay off?	I'm currently paying $1,800 on my credit cards.
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process (verify income, employer, etc., etc.). You will attract MORE investors (also investors that are sitting on the fence)! I would like to invest but I don%u2019t feel comfortable until I see the green APPROVAL checkmark. You will be amazed of how much faster your loan will fund with that GREEN checkmark on you loan app. Thank you very much and good luck.	I just contacted Lending Club and I wanted to give them all my information and I was told I had to wait to be called as my approval process is in review. I hope you come back when I get the formal "Approval"
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances and interest rates of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Yes, I'm the sole wage earner in my household. My monthly bills with rent, utilities and credit cards are $3,700. Credit cards to pay off: $19,000 at 30.3% $3,000 at 29.9% If I lose my job I will freelance with temp agencies for design work until I get another job full time. Yes, I'm having the payments automatically withdrawn from my bank account.
Please list your current monthly expenses. -Thanks in advance for your response.	My monthly bills with rent, utilities and credit cards are $3,700. Credit cards to pay off: $19,000 at 30.3% $3,000 at 29.9%
Your loan currently attracted 13 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I- and many other lenders- commit their $ to help fund loan. "Approved" loan promissory notes virtually ALWAYS issued, net $$ deposited into borrower's bank account. This system avoids investing early and waiting through 14 days funding process and possibly another 10 days credit review process before finally knowing if an actual investment or if $ will be retured becasue borrower failed Credit Review, loan application cancelled and removed from listing consideration. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.28.2010 @ 1:45 PM ET.	My credit review process has been APPROVED. My hope is to make double payments when I receive my quarterly bonuses. So between 24 to 36 months.

Member Payment Dependent Notes Series 493722

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493722	$21,000	$21,000	19.41%	1.00%	March 31, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493722. Member loan 493722 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,438 / month
Current employer:	Partners Health Care	Debt-to-income ratio:	7.88%
Length of employment:	2 years	Location:	South Easton, MA

Home town:
Current & past employers:	Partners Health Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Income verification was faxed to Lending Club today 03/24/2010.

A credit bureau reported the following information about this borrower member on March 10, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	24
Revolving Credit Balance:	$7,408.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	All will be paid off with this loan. Two personnal loans and and unsecured line of credit. Respectively 292.month (min pym't), 300 per month (this is above min) and 300 per month (this is above min) Total to pay off is approximately $15,400. I wanted to address a couple of items on my vehicle and the site stated you may not get the amount you ask for so I applied for an amount that I can handle. Thank you.
RE: $21,000 DC loan: (1)-Position (Job/What you do) @/For Partners Health Care? (2) Your Transunion Credit Report reflects $7,408 RCB debt (95.00 pct utilization avalable credit lines). Monthly payments on revolving debt are $? (Total $ paid per month not minimum $ payments due per month.) (3)-Loan for $13,592 (less loan origination fee) more than RCB debt What specific other debts are being paidoff with this loan? Advance thanks answers to THREE questions. Member 505570 USMC-Retired-Investor 03.20.2010 @ 05:23 AM ET	(1) Applications Analyst - Update and QA of systems - solid job even in our current economy. (2) Two personnal loans and and unsecured line of credit. Respectively 292.month (min pym't), 300 per month (this is above min) and 300 per month (this is above min) (3) Total to pay off is approximately $15,400. I wanted to address a couple of items on my vehicle and the site stated you may not get the amount you ally for so I applied for an amount that I can handle. Thank you.
This shows your revolving debt to only be $7,000. What other obligations do you have to require a $21,000 loan?	Two personnal loans and and unsecured line of credit. Respectively 292.month (min pym't), 300 per month (this is above min) and 300 per month (this is above min) Total to pay off is approximately $15,400. I wanted to address a couple of items on my vehicle and the site stated you may not get the amount you ask for so I applied for an amount that I can handle. Thank you.
QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence the employment-income verification process? If CRT has not contacted you then instead you should initiate contact NEXT week. Bottom Home Page "CONTACT US" Member Support Dep't email address and T F phone number. HO open M - F regular business hours P T. Verification of each item is independent verification of the other item. After process is completed borrower on-screen application viewed by lenders reflect status updated. Completed process benefits borrower: (1)-Loan will attract lenders "Fence Sitting" until REQUIRED process completed before committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan is 100 pct funded, $ can be deposited into your bank account. Be PROACTIVE with credit review. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES DELAYS. Information benefits 1ST-time L C borrower. USMC-Retired-Investor Member 505570 03.20.2010 @ 1:09 PM ET.	I have not been contacted. This application was put just put in on 03/19/2010. I am awaiting the "Deposit" they make to verify my banking information as well. Thank you the advice I will get in touch with them on Monday.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	I have had contact with L C today and the remaining outstanding information (most recent month of paystubs) will be sent in tomorrow via fax. Thank you for the interest.
Your loan currently attracted 18 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I commit $ to help fund loan. Advance thanks for term length answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:41 AM ET.	For term length I plan on the 24 to 36 month range. I had contact with L C today and will be sending the income verification they requested via fax tomorrow. (most recent month of paystubs) That should take care of employment and income verification. Thank you again for your interest and information.
What was the reason for the deliquency 24 months ago?	In March of 2008 an electronic transfer payment did not go through. That account is open and has been current ever since.
for how long are u planning on having the loan?	For term length I plan on at least 24 months up to the 36.
What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Approximately $2,200 - $2,400. This, of course, does not include the debt being consolidated. Thanks.
Could you please describe your job and what you do at Partners Health Care? Thanks!	IS Systems Analyst. Thanks.
could you explain what the delinquency 2 years ago was?	In March of 2008 an electronic transfer payment did not go through. That account is open and has been current ever since.
What are the rates on your other loans? Is this loan rate better than your other rates? Also, How secure is your position. If you were to lose your job what would you do to pay the loan? Thank you	The rate on this loan is nearly equal to one of my existing loans and better than the other existing loans. My position is very secure. I am already slated to work on business critical projects through 2012. If I were to lose my job I would not have any trouble finding a similar job and pay rate due to the nature of the work I do. Thanks.

Member Payment Dependent Notes Series 493802

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493802	$2,000	$2,000	14.96%	1.00%	March 31, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493802. Member loan 493802 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,100 / month
Current employer:	GT Outdoor Services	Debt-to-income ratio:	14.00%
Length of employment:	8 years	Location:	HOWELL, MI

Home town:
Current & past employers:	GT Outdoor Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	53
Revolving Credit Balance:	$765.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GT Outdoor Services and what do you do there?	GT is a residential and commercial lawncare and landscape company that I started with a partner in 2003. Currently I am head of the irrigation division.
Same what?	I appolagize, I do not understand the question.
What is the purpose for the loan?	For educational use to improve my earnings.
Is GT based in MI?	yes
Me again. Yes that was my point, I don't think anyone can understand your listing. The title means nothing. The loan purpose is 'other' and you don't provide a description. You have answered some questions but I still don't understand why you would need education money to improve earnings for a company you own. Since these loan requests are unsecured debt from anonymous borrowers, it is in your interest to provide clear, concise information that will 'sell' your listing to lenders. You may also want to consider that you are competing with other borrowers. If you had a choice of lending money to someone who provided no information about the loan and someone who describes what their plans are, who would you choose? Regards; Art	Understood, when first listing the loan I was un aware of how this all worked, thats the reason for the lack of information. The company I sold, I now attend college, Im a part time trader, and I need funding for "other" educational purpose. Thanks.

Member Payment Dependent Notes Series 493825

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493825	$4,000	$4,000	7.88%	1.00%	April 2, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493825. Member loan 493825 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Bishop Fenwick High School	Debt-to-income ratio:	10.40%
Length of employment:	5 years	Location:	MAINEVILLE, OH

Home town:
Current & past employers:	Bishop Fenwick High School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,905.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Bishop Fenwick High School?	Hi, I teach junior English, Photography, and Film Studies. --Late For The Sky
Loan Description please?	Simply to consolidate CC debts. --LFTS
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at the high school? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hi, I will respond to a few of those. I'm an English teacher at the HS. Sole wage earner, yes. Contingency plan: assistance from great parents. Automatically withdrawn, yes. Thanks, --LFTS

Member Payment Dependent Notes Series 493951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
493951	$25,000	$25,000	16.82%	1.00%	March 31, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 493951. Member loan 493951 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	City of Houston	Debt-to-income ratio:	14.32%
Length of employment:	2 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	City of Houston
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,494.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with City of Houston? Loan Description please?	I am a Police Officer for the city of Houston in Texas.
RE: $25,000 "Major Purchase" loan: (1)- "Major Purchase" too non-descriptive- specifically very vague, could be anything and everything. Provide accurate specific descriptions how $25,000 loan intended to be used to benefit yourself. (2)-Position (Job/What you do) for city of Houston? (3)-Your TransUnion Credit Report reflects $12,494 revolving credit balance debt. Your are asking for $25,000. What is extra ~ $12,500 intended to be used for. Advance thanks for ansers to all THREE questions. Member 505570 USMC-Retired-Investor 03.18.2010 @ 07;05 AM ET	My purchase is I would like to purchase a home up to $25000 and renovate the home for a future profit. My position for the city of Houston is a Police Officer.I have since paid down the revolving credit balance to about half. My major debt would be my home payment and my vehicle payment.
A detailed explanation of what the loan is going to be used for, etc. etc. attracts possible lenders. Explaining how you plan on paying us back, telling us a little about yourself even attracts more. Thank you	I would like to purchase a home up to or around $25000 and renovate the home. I have the capital to renovate the home but not purchase in full. As for repayment my credit report could prove and does show I have been consistent in all loans being funded back with credit to all lenders.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Thanks for the advice. I believe I have sent all the necessary documentation for the loan.
what is the loan for? why do you have 6 credit inquiries in the last 6 months?	The loan is for an investment I would like to make in the real estate market. I would like to purchase a home for or around $25000. I would like to renovate the home and hopefully make a profit later in the future. As for the credit inquiries they were made, from my knowledge, from my current credit cards. I also attempted another financial institution for lending before lending tree.
What is the loan for?	I would like to purchase a home and renovate the property for a future profit.
What is the "Major Purchase"?	The major purchase is an investment in the real estate market. I would like to purchase a home and renovate it for a future profit.
What is the loan for?	I would like to invest in a home for or around $25000 and renovate it for a future profit.
Can you answer the following? 1) What is your job/position? 2) What's the purpose of the loan? 3) Can you tell us about your other $ monthly costs (mortgage, car, utilities, revloving debt payments and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	I am a Police Officer for the city of Houston in Texas. The purpose for the loan is for investment purposes. I would like to invest in the real estate market. My plan is to renovate the home and based on th market conditions profit from the home. My purchase price is based around or up to $25000. I have the capital to renovate the home, but as for the purchase I am in the process.
How much experience do you have in real estate investing?	I have a friend who I ask help in when it comes to real estate questions. As for my experience I have none. I have only helped in renovating homes.

Member Payment Dependent Notes Series 494123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494123	$10,000	$10,000	10.62%	1.00%	April 1, 2010	March 25, 2013	March 25, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494123. Member loan 494123 was requested on March 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Alcon Laboratories	Debt-to-income ratio:	14.24%
Length of employment:	5 years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Alcon Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/11/10 > Thanks for the quick response.

A credit bureau reported the following information about this borrower member on March 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,850.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Alcon Laboratories and what do you do there? What is the purpose of this loan?	Management, HR. Household upgrades.

Member Payment Dependent Notes Series 494193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494193	$10,000	$10,000	7.88%	1.00%	April 6, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494193. Member loan 494193 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Express Scripts	Debt-to-income ratio:	5.23%
Length of employment:	2 years	Location:	NORTHRIDGE, CA

Home town:
Current & past employers:	Express Scripts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,616.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Express Scripts and what do you do there?	Express Scripts (ticker: ESRX) is the 2nd Largest PBM (Pharmacy Benefits Manager) . I was part of the Wellpoint (ticker: WLP) (#1 Health Insurance Provider) PBM unit and our unit was purchased by Express Scripts for 4.5 billion. I am a business systems analyst, I basically deliver metrics and deliver decision support to Management level and above.
Loan Description please?	Sorry I do not clearly understand this question, but I'll try to answer it. I need this loan to consolidate my credit card debt at a lower APR%. Credit Card companies have gone crazy with the new laws coming into effect.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Express Scripts? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hello a couple of your questions were answered hopefully with the previous questions. I am basically trying to consolidate my debt @ a lower APR. ??? I am a sole wage earner but I rent a room in the house I currently reside in @ a heavily discounted rate (200 a month) ??? Balances are @ 6000 and 3500 one @ 13% and the other @ 12% ??? Contingency Plans: I own stock and options that can be liquefied if needed ??? Can be automatically withdrawn monthly
Thanks for the information. Just need to know what your total monthly expenditures are so we know how much room you have for this loan payment. Thanks	Flat Expenditures are about 350-400 a month (this doesn't include the CC bills for the loan or rent)
HI. I am seriously considering investing in your loan, but could I ask your age? I am a little wary about investing in a loan to someone who rents a room. With your current income wouldn't you feel more comfortable in your own residence? I am wary about investing in someone who does not have a fixed address.	Cost of living here is expensive, my salary isn't alot out here. According to yahoo real estate my area has a cost of living index of 186/100 - 100 being the national average.

Member Payment Dependent Notes Series 494693

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
494693	$24,250	$24,250	10.62%	1.00%	April 5, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 494693. Member loan 494693 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Mdoern Technology Solutions Inc	Debt-to-income ratio:	0.88%
Length of employment:	2 years	Location:	MADISON, AL

Home town:
Current & past employers:	Mdoern Technology Solutions Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > Looking to purchase 1.7 acre property Borrower added on 03/22/10 > I am paying 70% cash out of pocket, need loan to cover remaining 30%.

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$358.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mdoern Technology Solutions Inc and what do you do there?	MTSI is a small company, specializing is several areas of the defense industry. I special is algorithm development & simulation development.
RE: $24,250 MP loan questions: (1)- Undeveloped (raw) land? Developed land? Or what? (2)-Position (Job/What you do) @/For employer Modern Technology Solutions? (3)-Your Gross Income per month reported to be $10,000, Lending Club issues 3-year term repayment schedule loans that have NO prepayment penalty. My question: What term length do you intend to maintain $24,250 loan before fully paid off- Less than 6 months? Between 6 months to 1-year? Between 1-year to 2-years? Between 2-years to 3-years maximum? Or another in-between term length? FYI: Borrower and L C management automatic winners when listed loan fully funds and promissory note issued. After L C management deducts their loan origination fee, borrower's bank account receives net $$ proceeds. If borrower paid off loan in full in ultra-short term- 3 months, 6 months- small lenders who provided their $$ to fund loan only receive scant pennies in earned interest paid. Adage "Been there, done that; Burned once, twice wary" applies. I was "burned twice" before on two month term total $$ repaid loans; now I ASK before committing my $$. P2P lenders consider funding loans a business and not social service. Advance thanks for your answers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.21.2010 @ 05:32 AM ET	Yes, I plan to pay off in 6-12 months.
hi. good luck with your loan. i too am interested in understanding your land purchase. is the loan to acquire undeveloped land, which you will develop? if so, what are you intending to build on the property? if not, is this land upon which you will run a business, or simply sit on? thanks!	Plan to build a house on this property in 2012 or 2013 timeframe. In the meantime, I'll be siting on it. The lot is in a well developed/established subdivision. Hope that answers your question.
It sounds like there looks to be another big lone in your future to build this house. any idea on how much your looking to ask for in 2012/13?	At this point, I'm not sure. It depends on several factors: 1) Income at that time (28% of monthly is good rule of thumb to figure loan qualification) 2) Monthly debt commitments (also goes into loan qualification calculation) 3) Sq. ft of house plan selected (looking at several) 4) Going rate for homes in this area at that time (currently around $110 per sq. ft) Depending on how those fall together will dictate exactly when the house gets built (2012 vs. 2013). Hope that helps.

Member Payment Dependent Notes Series 495265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495265	$20,000	$20,000	10.99%	1.00%	April 2, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495265. Member loan 495265 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Free and Clear	Debt-to-income ratio:	10.19%
Length of employment:	4 years	Location:	Bremerton, WA

Home town:
Current & past employers:	Free and Clear
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > For those of you who have funded me so far, Thank You. For those of you considering it, Thank You for looking..

A credit bureau reported the following information about this borrower member on March 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,153.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Free and Clear and what do you do there?	Free and Clear is primarily a company that provides a smoking cessation telephone support program. http://www.freeclear.com I manage the process of building the souce code developed by our in house, and outsourced, software developers, and deploying this to our servers.
Since you are consolidating debt, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, and which ones won't be paid off with this loan. Thank you in advance.	In the interest of privacy, I will not list account names or account numbers, but will give you the basic break down. To be included in payoff: 1. Credit Card @ 10.9%: 5884 (with $1034 available credit) 2. Credit Card @ 14.9%: 8830 (with $85 available) 3. Line of Credit @ 10.9%: 6565 (with $1434 available) I also have $919 in tax refund which I'll be using to pay towards the remainder. Items not included in payoff, but being paid down seperately: 1. Credit Card @ 8.99 fixed rate ($4200) 2. Personal loan @ 15% (2,100)
FYI: Vanity Screen ID's- "mc_1988". "Timing_is_Everything", "Dreaminofthebeach", "Snuggles87", "Good_To_Go", "BillsBeGone69", et al (actual examples) while perhaps being borrower significant (easy to remember) make it difficult for lenders LATER to locate specific loans to invest their $$ in. Experienced lenders who fund P2P loans listed L C website wait and follow loans progress for two reasons: (1)- Evaluate loans current $$ funding progress and (2) Actually invest their $$ AFTER Home Office Credit Review Team completes required borrower credit review. That means lenders must locate loan later during funding process by typing borrowers vanity Screen ID into Drop Down Loan Filter "Keyword". Usually Vanity ID's produces NO results. Only option is for lenders to conduct full scale search involving all 241 loans listed today by searching loan $$ amount, by pct APR, by loan category, by location state or by loan Title.Most lenders won't go through all extra "hoop jumping" just to locate specific loan for $$ investment. Instead they will pursue other loans that are not that difficult to find and thus easier to locate. L C borrower registration loan process automatically generates default Screen ID for borrowers use - Member_XXXXXX. Typing Member_XXXXXX into Loan Search filter "Keyword" ALWAYS produces desired result displaying requested loan application on lenders computer screen. I recommend your Screen ID revert to Member_XXXXXX (that is Member (and) _ (underscore) and 6-dgit number) that L C initially generated for borrower use. Otherwise your loan like other Vanity ID loans probably will seriously lag in receiving many interested lenders future $$ funding. Choice is yours. Member 50570 USMC-Investor 03.21.2010 @ 05:52 AM ET	USMC, I was unaware of this, I mostly changed my screen name so 'I' could remember it. I will confirm your comments with support and revert my screen name if what you say is correct. Thanks for the info.
Just so you'll know, I invest regularly on LC and I have never used the "keyword" feature. I have set up a filter to remove the notes I know I wouldn't invest in and I review all the others. I seldom care whether LC has verified the loan applicant's info before I decide whether to participate in a particular loan. I most frequently make my investment decision on the day the applications are posted.	Thanks for the info.
I also invest here regularly, usually every day. The keyword search never worked for me, so I don't use it. When I see loans I am interested in, I save the Loan Title, and later doing a Title alpha sort can easily locate it. I guess we all have our individual methods.	Thanks.
Thank you for the very useful information you have provided. I just have a few additional questions. Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage earner. Bills and utilites (as per my Mint.com account) average about $450/month Car payment is $287 Other debt not included in this payoff is ~$300/month No second mortgage or Heloc Loss of income plan, rely on 401Ks, also have about $2500 in savings. Yes this will be auto withdrawn from my checking account. The amounts listed below are the 'minimum' payments, however I've been averaging closer to $200/bill payment whenever possible. Based on the loan calculator on line, this new loan's payment should be about the same as what I'm paying already, but with the added bonus of being paid off in 3 years! :) 1. Credit Card @ 10.9%: 5884 (with $1034 available credit) - min payment is $147 2. Credit Card @ 14.9%: 8830 (with $85 available) min payment is $185 3. Line of Credit @ 10.9%: 6565 (with $1434 available) min paymen is $139.24
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	I've been in my current position for the last 4 years, I was just able to add another position in my group a few months ago. If I were to lose my job I would be looking for contract positions, and paying bills from my savings (currently $2,500 in cash) and from my 401K. I also have 4 weeks PTO banked up, so if I was let go that would all be cashed out. So all in all I think I'm in a pretty good position.
It seems that the CC rates are in some cases lower than the LC rate. It does not seem that you will save much by consolidating on LC. What is the rationale for the loan?	My purpose is to consolidate all debts into one payment and in doing so be able to pay things off in 3 years. My total payment on this new loan will be approximately the same as the minimum payments of the credit cards I'm consolidating. Paying this off in a shorter term is where I will inevitably save money.
Help me understand here. According to your application, you earn 8k a month, and your total debt payments every month is approx 1700 (450 287 300 600 rough estimate from the numbers you're providing). Where is the rest of your monthly income going?	The debt I listed is just the credit card/loan debt. I also have a mortgage, and car payment, day care, gas, going out occasionally, commute costs (parking, ferry). I have 3 kids, so it seems like we are at the doctor constantly, as well as supporting fundraisers, sports, and so on.

Member Payment Dependent Notes Series 495537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495537	$18,000	$18,000	9.88%	1.00%	April 6, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495537. Member loan 495537 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,298 / month
Current employer:	ASV Wines, Inc	Debt-to-income ratio:	15.99%
Length of employment:	10+ years	Location:	Hollister, CA

Home town:
Current & past employers:	ASV Wines, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I am Assitant Plant Manager at ASV Wines. www.asvwines.com In August, I will have been with the company for 12 years. My job is very stable, our company continues to grow even in the uncertain economy. My husband and I recently moved in with my mom with the goal of paying off credit card debt. We do not pay rent and very few utilities. My debts: Universal card, balance $19,300, 5.99%, payment $300 Bank of america Credit card, balance $10,300, 17.99%, payment $400(PAY OFF WITH THIS LOAN) Wells Fargo credit card, balance $6700, 14.99%, payment $200 (PAY OFF WITH THIS LOAN) I also have a Chase credit card that pays a $14.99 recurring bill. I do not carry a balance on this card. I have an American Express account that I share with my mom. We pay this off monthly. It's mainly used for Costco purchases and gas. I have a gas card (Union 76) that gets paid off monthly. We have $2600 in savings. Monthly budget: TITHE - $630 CAR PAYMENT - $253 CAR INS - $139 DAYCARE - $495 CELL PHONE - $180 INTERNET - $85 GAS - $450 PRESCRIPTIONS & DR APPT - $200 UNIVERSAL CARD - $300 LENDING CLUB - $580 THIS LEAVES $1200 for food and misc. Trying to put at least $100 in savings each month for emergency fund. Any additional will be used to pay down balance on the Universal Card. I would expect to pay off this loan in 24-36 months.

A credit bureau reported the following information about this borrower member on March 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,888.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thank you for providing such a thorough Loan Description! What actions have you taken, moving forward, to reduce and maintain your debt at a lower level, other than requesting this loan? Thank you in advance.	We've always had low, low rates (wells card was at 4.9% until Dec and BofA at 2.9% until Feb), which unfortunately made us not think too much about it. But as laws and rates changed -- we've realized that we must change too! So, for about a year my husband and I have been meeting with a financial mentor. He helps keeps us accountable to our goals of paying off our debt. We moved in with my mom, so we could cut our expenses and apply more $ to debt. We also started a savings account/emergency fund, so things like taking the dog to the vet doesn't go on a credit card. Thank you for considering my loan.
Great information. Would you please also respond to the following: Does your husband also work? What is your combined income? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	My husband is currently going to school and working odd jobs, while looking for steady employment. He watches our daughter in the afternoons to bring our daycare costs down. If something were to happen with my job (which is very unlikely), my mom has the funds to cover this loan for me and would do it. I am not borrowing the money from her at this junction because I really want to take care of this debt mess on my own (apart from living with her). I also take side jobs and even if I suddenly found myself unemployed in my current job, have at least part time employment available to me. This loan would be a priority since it is real people that have taken the risk on me. Finally, yes, the payments will be automatically withdrawn from my account. It works out that my payment is due on the same day I get paid (which is also automatic deposit), so it works out well.

Member Payment Dependent Notes Series 495850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495850	$16,000	$16,000	16.82%	1.00%	March 31, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495850. Member loan 495850 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	TurboChef Technologies Inc	Debt-to-income ratio:	20.30%
Length of employment:	1 year	Location:	Carrollton, TX

Home town:
Current & past employers:	TurboChef Technologies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	24
Revolving Credit Balance:	$30,772.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 495885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495885	$21,250	$21,250	15.70%	1.00%	March 31, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495885. Member loan 495885 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Mid-States Refrigeration	Debt-to-income ratio:	21.69%
Length of employment:	6 years	Location:	KALAMAZOO, MI

Home town:
Current & past employers:	Mid-States Refrigeration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > Consolidation Borrower added on 03/17/10 > Consolidate debt to make more funds available for son's college football recruiting. My job is very stable. Company is owned by my father. I always pay my bills on time. Borrower added on 03/18/10 > Consolidating these debts will save $300/month. This is not a loan of necessity, but rather a smarter way to pay off my debt. It will free up money and pay off the debts in a shorter time frame.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,424.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then indicate which ones on the list *will* be paid off with this loan, as well as which ones *will not* be paid off with this loan. Thank you in advance.	Personal loan $9,700 , Auto $9,600, credit card $2,400, Credit card $560, Credit card $340. The personal loan and auto will be paid off.
RE: $21,250 DC loan: (1)-Position (Job/What you do) @/For Mid-States Refrigeration? (2)-Your TransUnion Credit Report reflects $3,424 revolving credit balance debt. Loan is for $21,250 (less origination fee). Extra ~ $17,500 is consolidating what specific debt? (FYI: Credit utilization is 95.10 pct all available credit lines- you are "maxed out" on credit lines.) Advance thanks for answers to ALL questions. Member505570 USMC-Retired-Investor 03.18.2010 @ 06:07 AM ET	Sales. I handle a 6 state territory. I wish to consolidate my auto loan and personal loan (24% apr)
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process. You will attract a LOT MORE investors!! If you don't do this, your loan might not get funded 100%. I would like to invest but not if your loan doesn't get funded. Thank you very much.	I will look contact them. Out of curiousity, what information is lacking?
I really don't know. Lending Club has an approval process that they need to go thru, before they ever issue the loan (even if it is fully funded). But if you hurry-up the process, A BIG GREEN CHECKMARK appears on your loan summary that everyone who looks at your loan info will see, and that checkmark tells everyone that you have been approved. It just makes your funding and also the funds getting to your bank account a lot faster. Good Luck	Thanks for the information.
I dont understand, is this for consolidation or is this for recruiting? Will all funds be used for consolidation?	I will save $300/month by consolidating these debts. That will free up extra money for all of the traveling required. Not to mention it just makes go sense.
It's me again. Your $25K loan 15 percent funded. QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence employment income verification process? If not contacted by Credit Review Team you should contact them. "CONTACT US" at bottom LC Home Page lists Member Support Department email address and T F phone number. HO open M - F regular business hours Pacific Time. Verification one item independent verification of the other item. After process completed, on-screen application available to lenders reflect statuses updated, i.e. income "Chek marked" and Credit Review "Approved". Completed process benefits borrower: (1)-Loan will attract lenders "Fence Sitting" until REQUIRED process completed before finally committing their $$. (2)-After process completed, funding pace quickens. (3)-After loan 100 pct funded, net $$ can be quickly deposited into your bank account, i.e, next day. Be PROACTIVE credit review. BEST THAT CREDIT REVIEW TO BE COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING END CREATES AN UNDUE DELAY. Credit Review Team will tell you what employment-income docs to submit, i.e., recent employer pay stubs, 2009 W-2, IRS 2008 Form 1040, etc. Hope this information helpful to first-time borrower. Member 505570 USMC-Retired-Investor 03.19.2010 @ 7:51 AM ET.	Yes they did. I'm getting ready to fax over the information they requested. Thank you for your help.
Can you please list all the payments on the credits cards that you mentioned above?	Just credit cards? or loans also? Credit cards: $40,$40,&$74. Auto loan $595.80 and personal loan $287.62
If you want to get this loan moving you need to get your info verified & approved, time is going to run out. Before I invest I'm waiting to see some green checkmarks. Thank you	I sent them all of the information on Friday.
Your loan currently attracted 30 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) is NOT completed. When on-screen application shows "Approved" is when I commit $ to help fund loan. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.23.2010 @ 07:35 AM ET.	24 months to 36 months. They have all of the information to confirm employment and income.
Mid-States Refrigeration is based in Michigan?	LaPorte, IN
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	All paper work is turned in and the loan is marked approved now. Thanks
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	No mortgage. I just paid off my car loan so $1600/month avg in expenses
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	No mortgage. I just paid off car loan, so $1,600/month avg

Member Payment Dependent Notes Series 495960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495960	$15,600	$15,600	15.70%	1.00%	April 1, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495960. Member loan 495960 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,590 / month
Current employer:	McAfee	Debt-to-income ratio:	18.67%
Length of employment:	4 years	Location:	LITTLETON, CO

Home town:
Current & past employers:	McAfee
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > This money will be used to fund a new music project through my music publishing and recording business. This new project has a producer who has worked with many major acts, and has the connections needed to get the resulting singles in front of industry executives (labels, distribution, publicity). The borrowed money, in conjunction with some personal funds and assets, will be used to 1) Produce three new singles in the pop/rock/soft rock genres. 2) Market and publicize these singles as part of an artist tour. 3) Leverage the collective industry contacts to secure either a label deal or a distribution deal. I am willing to offer points on the songs, in addition to money invested for the right amount. I am also happy to answer any questions you might have. Thank you!

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$69,823.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at McAfee and what do you do in your role there?	I am a Senior Software Engineer and I work in the email security SaaS division. I have just been given a raise to $114,000/year as well. I had written a description but apparently it had too much identifying information, so I will get a valid description up this morning.
Loan Description please?	I had a loan description but it had too much identifying information in it. Will rework that and get it up this morning.
RE: $15,600 "OTHER" category loan: "OTHER" TOTALLY NON-DESCRIPTIVE, TOO VAGUE. If you are SERIOUS about getting loan funded provide information about yourself? (Position and What you do for employer McAfee for starters), DETAILS about business? (Start-up, Established, et al) AND specific PURPOSES how $15,600 intended to be spent doing what? (Website? Pre-paid Expenses, Inventory? Advertising? Expansion? et al). These are minimum basics for any borrowers expecting to be successful having their loans funded. Adage, "NO DETAILS, NO ANSWERS = NO $ INVESTED" truly applies. Member 505570 USMC-Retired-Investor 03.2010 @06:35 AM ET	I did have a summary but apparently they felt there was too much identifying information. So I am working on retooling the summary to put up shortly.
What is the purpose of the loan? Your revolving credit balance is very high. Why?	This time last year I had about $110,000 in available credit. I never leveraged more then 50-60% of that credit, and when I did it was to fund businesses that I run. In the past, I would look for balance transfer offers and move the money around to keep it very low interest. Until last year, my highest rate was 5.99. What happened last year is the financial issues finally hit those of us who were on the high credit rating end. My lenders ignored that I always made more than the minimum payment on time, and that the last two times I leveraged my credit like this it was paid off within two years, and they all raised my interest rates and dropped my credit limits, which impacted my credit score and made it impossible to continue to move the money around. I am still on-schedule to pay the previous endeavor off (as that business is now profitable) by the end of next year, but no longer have the availability to leverage my credit like I have in the past. If you need anything about this clarified, please just let me know. I am submitting a new summary for the loan, as I guess there was too much identifying information in the first one.
QUESTION: Did Lending Club Home Office Credit Review Team contact you and commence the employment-income verification process? If CRT has not contacted you then instead you should initiate contact NEXT week. Bottom Home Page "CONTACT US" Member Support Dep't email address and T F phone number. HO open M - F regular business hours P T. Verification of each item is independent verification of the other item. After process is completed borrower on-screen application viewed by lenders reflect status updated. Completed process benefits borrower: (1)-Loan will attract lenders "Fence Sitting" until REQUIRED process completed before committing their $. (2)-After process completed, funding pace quickens. (3)-After loan is 100 pct funded, $ can be deposited into your bank account. IMPORTANT: Note that self-employed and/or small biz category borrowers credit review process usually takes longer than other borrowers categories- CC Refi, Debt Con, Auto-Home-Major Purchase, etc. Be PROACTIVE credit review. CREDIT REVIEW BEST COMPLETED DURING LOANS FUNDING. WAITING UNTIL LISTING ENDS CREATES DELAYS. Information intended to benefit 1ST-time L C borrower. Member 505570 USMC-Retired-Investor 03.20.2010 @ 1:37 PM ET.	No, they have said they will contact me if they need more information. So I guess I'll try to contact them again...
Your loan Credit Review process completed and loan currently attracted 27 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.24.2010 @ 08:31 AM ET.	I believe you are asking if I intend to pay this off earlier than the three year term provided? I will not commit to doing that because this loan interest is less per year than some other debt I am currently paying off. However I do pay off debt by the power payment principle so as other stuff gets paid for, this loan will have its payment increased by those other power payments in order of it's interest rate. Please let me know if I didn't answer your question!
Do you have a website we can look at?	I tried to put the website in the description but they rejected it saying that it was too much personal, identifying information. For that reason, I don't think I should put it on here. :-/

Member Payment Dependent Notes Series 495974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
495974	$10,000	$10,000	15.33%	1.00%	March 31, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 495974. Member loan 495974 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	GE Sensing	Debt-to-income ratio:	9.82%
Length of employment:	9 years	Location:	Katy, TX

Home town:
Current & past employers:	GE Sensing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/18/10 > I plan to use the funds to consolidate wedding expenses, credit cards and have a lower rate.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	36
Revolving Credit Balance:	$3,637.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is GE Sensing and what do you do there?	GE Sensing is a part of GE. We manufacture pressure calibration standards at this site. See www.gesensing.com if you would like to research the company further. I have managed the calibration lab for 9 years and additionally a manufacturing cell for 2 years. I have responsibility for ~ $6MM annually of product and service revenue and 18 people.
RE: $10,000 Wedding Exp loan: (1)- Position (Job/What you do) @/For GE Sensing? (2)- Are you consolidating actual PAST wedding expenses or are you obtaining loan to cover FUTURE wedding expenses? Please explain. Member 505570 USMC-Retired-Investor 03.19.2010 06:21 AM ET	(1) I have managed the calibration lab for 9 years and additionally a manufacturing cell for 2 years. I have responsibility for ~ $6MM annually of product and service revenue and 18 people. (2) I am looking to cover the expenses for an upcoming wedding. I have paid ~40% of the cost and had planned to cover the rest on a credit card, but have decided to look for lower interest onptions. The amount applied for will go toward the rest of the wedding ($6500), a credit card balance ($2500), and a repair to my house ($1000).

Member Payment Dependent Notes Series 496004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496004	$15,000	$15,000	13.11%	1.00%	March 31, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496004. Member loan 496004 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	JM Wilson Corporation	Debt-to-income ratio:	13.75%
Length of employment:	2 years	Location:	Kalamazoo, MI

Home town:
Current & past employers:	JM Wilson Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/17/10 > I am a 29 year old homeowner of 4 years that is employed full-time. My fiance and I are looking to wrap up our wedding plans for this October. We have saved enough for more than 50% of the wedding expenses but are looking for a loan for the remaining portion. The majority of this loan will be paid off early next year so confident short-term investors are encouraged to respond. I have an excellent credit history and have always made my financial responsibilities a top priority but I'll let that speak for itself. Borrower added on 03/17/10 > I am a 29 year old homeowner of 4 years that is employed full-time with an Insurance MGA that is about to celebrate it's 90th year in business. My fiance and I have saved over 50% of our wedding expenses and are looking for a loan for the remaining portion while we finalize our wedding plans. I have a solid credit history and have always made my financial obligations a top priority. My credit/payment history speaks for itself so I welcome your review. We plan to have this loan paid off by the beginning of next year so I encourage confident short-term investors to contact me with any questions. Borrower added on 03/17/10 > My currently monthly budget will accommodate loan payments of just over $800 after all mandatory and discretionary expenses are taken into consideration.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	14
Revolving Credit Balance:	$8,014.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is JM Wilson Corporation and what do you do in your position there?	JM Wilson Corporation is an Insurance MGA (Managing General Agent) that has been in business for 90 years. While our headquarters are located in southwest Michigan, we also have offices in WI, IL, IN, MO and OH. Basically, my company acts as an intermediary between Carriers and Agents and provides specialized services for their Insureds. I am one of three IT Specialists that maintain our network and provide support for over 100 local and remote users across our offices. I also work with our Carriers, Agents and other affiliates, as necessary, to ensure cross-network systems are working properly. My position encompasses a broad set of duties ranging from upgrades to critical software/hardware systems to user account/security setup to general network management and monitoring.
While your ..."Credit History Speaks For Itself"... expalin why your TransUnion Credit Report reflects credit payment delinquency 14 months ago? (TranUnion CR viewed by lenders reflects line totals and not individual line items. You can obtain FREE copy your Tranunion CR for name of credit grantee reporting delinquency.) Member 505570 USMC-Retired-Investor 03.18.2010 @1:19 PM ET	I'd be happy to explain this point. I am in the habit of having most of my payments setup on auto-pay to ensure timely processing. However, the auto-pay service for this account automatically expires annually (as a security measure) and has to be setup again by the account holder. I was unaware of this but but quickly contacted the company to correct the situation once noticed. As you can see this was not an issue prior to that point and has not been an issue over the following 14 months. I hope this helps explain this item and welcome further questions from other investors.

Member Payment Dependent Notes Series 496031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496031	$10,000	$10,000	12.73%	1.00%	March 31, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496031. Member loan 496031 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Burlington School District	Debt-to-income ratio:	1.67%
Length of employment:	10+ years	Location:	Colchester, VT

Home town:
Current & past employers:	Burlington School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > I want to start a part time towing business to supplemeny my income.I can keep my full time teaching job and do this myself and keep the overhead low. 9 years ago my business failed because I was at my real job and learned that absentee management doesn't work.In my new venture I only have myself to depend on and because of my many contacts in my area I feel this venture will not only be successful but could grow to something bigger some day.

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	74
Revolving Credit Balance:	$4,432.00	Public Records On File:	1
Revolving Line Utilization:	58.30%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Burlington School District? Loan Description please?	I teach Auto Body Repair and have many area business people on my advisory commitee. They always need someone to tow for their companies because most towing companies are over booked. I want to start my own towing company. I already own a dependable truck and trailer but need a wrecker for short tows. I have 40 years of automotive experience and have the shop to do my own repairs. I also have 2 more adults willing to drive when I am not available. This could be the start of something big. Ed.
RE: $10,000 "Major Purpose" loan questions: (1)- Your position (Job/What you do) @/For Burlington School District? (2)-"Major Purchase" too non-descriptive (extremely vague). Provide an accurate description what $10,000 loan net proceeds is intended to purchase.for your benefit (3)-Your Transunion Credit Report reflects Public Record on File 108 month ago. Explanation is- Court judgment? Lein? Wage garnishment? Or bankruptcy- Chap 7? debtor asset liquidation) Chap 11? (debtor reorganization) Or Chap 13? (Business asset liquidation) (4)- Loan title PPPepe's Towing gives impression this may be self-employed small business? Am I correct? If not correct, then what is correlation, if any, between loan title and Major Purchase? Please answer ALL FOUR questions. Member 505570 USMC-Retired-Investor 03.21.2010 @ 05:49 AM ET	I am a teacher in the Tech Center. I have been teaching Auto Body Repair for 22 years.I wish to purchase a tow truck.I had a bankruptcy. My credit since has been clean.I had a business that failed because my real job did not allow me to be there enough.I want to start a towing business because the overhead is relatively low and I can do this after school and weekends without having to depend on others. I chose Pepe's Towing because I am a proud grandfather. I have an adult son that would leave his truck driving job to work with me if the business takes off and there is a need for a full time driver. I have found several trucks for sale at $6-9000 that are solid but I want a little extra money to make sure in case they need something.I now own a dependable truck and trailer that are debt free but to do this right I need a wrecker. I can sign on the dotted line for a $30,000 truck but I don't want to start out with a $700 payment. I want the overhead to stay low enough to do this part time.I hope I answered your questions. Thanks, Ed.
What do you plan to buy with this loan? Can you explain your public record from 9 years ago? What is Pepe's Towing and what does it have to do with the loan?	I want to purchase a tow vehicle. 9 years ago I tried to run an automotive business and teach full-time. the business failed because I wasn't there during the busiest part of the day, my manager stole from me and in the end I filed bankruptcy. Since then I have worked hard to repair my credit.Pepe is a French nickname for grandfather and I am proud to be one even though I am only 54 years old. I think I can use my contacts from school to create a single person venture that I hope will grow enough to include my adult truck driver son.Service in my area is poor and I can do this after school and weekends.Thanks, Ed.
What do you plan to purchase? At what cost?	I plan to purchase a tow truck. In my area there are several available in the $6-9000 range and I need enough money to fix any undetectable defects after purchase. I can "sign" for a $30,000 truck but I don't want to start with a $700 monthly payment. Thanks, Ed.
What is the major purchase? Please list your debts and expenses so that we can see how this loan payment will fit into your financial picture. Thanks	I want to buy a tow vehicle and start a part time towing business to supplement my income. I am a home owner with a mortgage, My only other debts are to Sears and Home Depot. My income to debt ratio is about 49%. I have worked very hard over the last 9 years to repair my credit and own 3 vehicles with no debt. Thanks, Ed.
Borrower lacks loan description and any specific details. Over 200 loan requests seeking my funding dollars. I will move on.	Sorry I didn't fit your criteria, I am inexperienced in on-line lending and was reluctent to give too much personal information without knowing who would recieve it. My caution did me in, Ed.
Hi, I hope all is well with you. Just a few questions...what is the loan for (buying a tow truck)? What do you do for Burlington School District? What are your current expenses? Thanks!	I want to start a towing business. I am an instructor at the Tech Center. I have been there 22 years and will be there at least 10 more. I teach Auto Body repair I own a home that I am paying on. My only credit accounts are at Home Depot and Sears. My debt to income ratio is around 49% and I want to supplement my income with a part time business. Thanks Ed.
Please describe what this loan will be used for, your plan on repayment, and your job description. Thanks in advance!	I want to start a towing business to supplement my income. I will pay the payments through this business but have the income to cover them if it starts out slow. I have been teaching Auto Body repair full time in our tech center and will work there at least 10 more. Thanks, Ed.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Thanks, I will do that, Ed.
What is the "Major Purchase"?	I want to buy a tow vehicle and start a part-time business to supplement my income. Thanks, ed.

Member Payment Dependent Notes Series 496055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496055	$15,000	$15,000	9.88%	1.00%	April 1, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496055. Member loan 496055 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,300 / month
Current employer:	Page Transpotation	Debt-to-income ratio:	21.60%
Length of employment:	10+ years	Location:	Locke, NY

Home town:
Current & past employers:	Page Transpotation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/21/10 > I would greatly appreciate any help I am able to recieve to give my little girl the wedding every girl dreams of, she is very special to me and deserves the best. She has two beautiful children and works very hard to provide for the. She is attending college to Borrower added on 03/21/10 > I would greatly appreciate any help I am able to recieve to give my little girl the wedding every girl dreams of, she is very special to me and deserves the best. She has two beautiful children and works very hard to provide for the. She is attending college to Borrower added on 03/24/10 > Thank you all sincerely, everyone who has invested in my cause so far! I really pray everyday that this funding goes through cuz this little girl really deserves a dream wedding....... I haven't been able to give her much up until now but I hope I can make this one wish come true!!!! Borrower added on 03/25/10 > I am a very hard working man. I have never defaulted on a loan and am fully capable of making my payments on time. I have paid off both of my houses and have no morgage payments, i also own my truck free and clear the only expenses I have are my cell phone bill about $60/month, electric average $150/month, grocieries $200/month, and car and truck insurance about $525/6months. Borrower added on 03/28/10 > I am truly thankful for all the investors that have funded me so far, please continue to help me get this loan fully funded! I am sincerely worried this is my only hope to give my daughter the wedding of her dreams.Please!!

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Page Transpotation and what do you do there? Loan Description please?	I drive an eighteen-wheel truck delivering different thing to different places. I am requesting the loan to give my precious step-daugher the wedding of her dreams, as she truly deserves the best.
What is it you plan on using the requested funds for?	I plan to use the funds I requested to give my step-daughter her dream wedding in Sanibel Island, Florida. I believe every little girl should have an amazing wedding.
Good Luck and congratulations to your daughter.	Thank you very much..... I really hope to get full funding. She really deserves the best!
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Yes I do indeed own my house, I have no morgage. I also do hold the deed to my house. I also own both of my trucks free and clear. The only monthly expenses I have are: Electric~ $150/ month Cell phone~ $ 60/ month Grocieries~ $200/ month Car/ truck insurance~ $525/ 6 months

Member Payment Dependent Notes Series 496060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496060	$5,000	$5,000	15.70%	1.00%	April 1, 2010	March 31, 2013	March 31, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496060. Member loan 496060 was requested on March 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Pink Poodle Adult Theater	Debt-to-income ratio:	3.17%
Length of employment:	1 year	Location:	union city , CA

Home town:
Current & past employers:	Pink Poodle Adult Theater
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 17, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,600.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you post before and afters? This is the most unique thing I have ever invested in. If nothing else, when people are talking about their investments I will have the best story!	hey! im sorry im getting back to you so late, but ofcourse I will....Im just not too sure how to do it on this website. If its possible please let me know how to do it.
Please explain. Is this for some sort of implants? Do you really make only $3,000/month?	Yes it is an implant, its almost like a breast implant, the only difference is the texture. Buttock implants feel more like muscle. And I do average about $3000 a month, depending on the clientel it could be more.

Member Payment Dependent Notes Series 496243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496243	$25,000	$25,000	11.36%	1.00%	April 1, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496243. Member loan 496243 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,800 / month
Current employer:	Broad Institute	Debt-to-income ratio:	17.71%
Length of employment:	1 year	Location:	Medford, MA

Home town:
Current & past employers:	Broad Institute
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	28
Revolving Credit Balance:	$39,310.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Broad Institute and what do you do there? Since this is a debt refinancing loan, please list each of your debts (type/balance/APR) and then indicate which ones on the list *will and *will not* be paid off with this loan. Thank you in advance.	Broad Institute is a research institute in genomic medicine. Broad used to be part of Harvard, which I worked for 14 years. Broad became independent in July 2009 and I moved with them when they became independent. I am a Manager in administration and oversee approximately 800 people. I have two major credit cards, one that I owe about $9000 on but it is at 0% until the fall. The second I owe $27000, it is at 11% but I want to close it and work on paying it off completely. Right now I put $2000 ($1000 to each) a month to these. I acquired the debt through a separation from my husband and now my divorce.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Please explain the delinquency that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hi Roadtrip, I am just at the end of a divorce so I am assuming that I may have been late when I first got separated on a bill but that would have been a few years ago. My bills consist of rent (1200), utilities and food, so that totals about 1800-2000 a month. I am working on paying off all my debt which was caused mainly from the divorce so I would like to put 1000-1500 towards it a month and save the rest. I have a great family network, if I had a loss of income I could rely on them to help repay my loan.
If your current interest rate is zero and 11%, why take out a loan at a higher rate?	The debt amount under the zero rate is not included in this loan, I am not paying off that debt with this loan.

Member Payment Dependent Notes Series 496248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496248	$24,250	$24,250	14.22%	1.00%	April 1, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496248. Member loan 496248 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,500 / month
Current employer:	Tesltra	Debt-to-income ratio:	12.92%
Length of employment:	10+ years	Location:	ORINDA, CA

Home town:
Current & past employers:	Tesltra
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > This loan will be a better interest rate than current on-time credit card interest rates.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	61
Revolving Credit Balance:	$21,515.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Tesltra and what do you do there? Since this is a debt consolidation loan, please list each of your debts (type/balance/APR) and then indicate which ones on the list *will and *will not* be paid off with this loan. Thank you in advance.	Telstra is Australia's biggest Telecommunications company - similar to an AT&T - I am a VP of Product Development and Design and do the high level Technical/Pre-Sales. The credit cards I would like to consolidate are Chase/United Visa for 11K at 31.64% - Chase/(was Wamu) Visa for 5.5K at 34.67% and Wells Fargo Visa for 8K at 22.26%. This is it for major credit cards in my name. My wife has 2 that are not included Wells Fargo Credit Card for 4K at 31% and Bank of America/Upromise for 5K at 27.03%- I do have a Nordstrom at 1K and 24% interest. Thanks for your consideration.
loan description? what do you do at your job? what does your debt consist of? balances? interest rates?	The loan is a Debt Consolidation Loan. We pay our bills on time and the interest rate on our credit cards has still skyrocketed. We have never been late on our mortgage or credit cards. Telstra is Australia's biggest Telecommunications company - similar to an AT&T - I am a VP of Product Development and Design and do the high level Technical/Pre-Sales. The credit cards I would like to consolidate are Chase/United Visa for 11K at 31.64% - Chase/(was Wamu) Visa for 5.5K at 34.67% and Wells Fargo Visa for 8K at 22.26%. This is it for major credit cards in my name. My wife has 2 that are not included Wells Fargo Credit Card for 4K at 31% and Bank of America/Upromise for 5K at 27.03% - I do have a Nordstrom at 1K and 24% interest. Thanks for your consideration.
Is CA your permanent residence, even though you work for a company in Australia?	Yes, I live with my wife and 2 children in a suburb of San Francisco. I am part of the US division of Telstra. There are 30 employees of the US division.
What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Hi and thanks for your consideration. The mortgage is $3966.45. Car payment $815.36. Utilities average $500. Garbage is another $50 a month. Insurance for home/Car is $275. Phone is $150. Internet and TV is combined at $150. Food is around $1500. Gym is $222 a month. There are no childcare expenses, however sports are $100.00 a month. Thanks again.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Our division of Telstra is doing very well. We have been profitable every year. I am a key person in our company. Nobody's bullet proof I guess, but I feel very confident my position is secure. If there were a catastrophic situation with the company (which is highly unlikely) I would be working again quickly through a strong network. I have 25 K available at a higher interest rate. I have a strong family network if necessary but I strongly doubt it would ever be necessary. Our division of Telstra is thriving. Thank you.

Member Payment Dependent Notes Series 496276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496276	$20,000	$20,000	10.25%	1.00%	April 1, 2010	April 1, 2013	April 1, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496276. Member loan 496276 was requested on March 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	MTV Networks	Debt-to-income ratio:	6.06%
Length of employment:	< 1 year	Location:	FORKED RIVER, NJ

Home town:
Current & past employers:	MTV Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > My girlfriend has brain tumors and no health insurance at the moment. After draining my bank account on her medicine, I began charging the rest on my credit cards. I have no funds at all and no investments. The combined income is $308,000, but we do not start until April 6th. We are also getting a sign-on bonus of $38,000 on the 6th. I do not wish to say what we do exactly. I know that this is only two weeks away, but she has no medicine left and I have my credit cards to pay off.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,587.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at MTV? Can you list your work history? This will shed some light and should help lenders lend you the $$ you are asking for.	My girlfriend has brain tumors and no health insurance at the moment. After draining my bank account on her medicine, I began charging the rest on my credit cards. I have no funds at all and no investments. The combined income is $308,000, but we do not start until April 6th. We are also getting a sign-on bonus of $38,000 on the 6th. I do not wish to say what we do exactly. I know that this is only two weeks away, but she has no medicine left and I have my credit cards to pay off.
With limited information, lenders can not determine risk thus will not lend. Good luck.	What other information are you looking for?

Member Payment Dependent Notes Series 496292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496292	$16,000	$16,000	13.11%	1.00%	April 1, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496292. Member loan 496292 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Ts Distributors	Debt-to-income ratio:	18.12%
Length of employment:	3 years	Location:	Tomball, TX

Home town:
Current & past employers:	Ts Distributors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > This is a debt consolidation loan. This will allow me to pay off my debts faster, more efficient and at a lower interest rate. After this I will have no outstanding debts besides this Loan payoff- makes one easy payment a month for me, allowing me to be more organized plus it will be less then what I am spending now. I have a very stable job, been with the same owners for almost 6 years, these last 3 years at the sister branch. We are continuing to grow and have been lucky enough to prosper throughout the recession. I am an ideal borrower, and know that having one lower payment a month for a set term will allow me to save for whatever else life has to bring me instead of credit card interest draining my account in a vicious cycle!

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	47
Revolving Credit Balance:	$1,794.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Thank you for your interest. All of my debt will be paid off with this loan. Citi- $5350 @ 28.11% - minimum payment is $185 a month- usually pay more Chase $ 1565 @ 26.99% - minimum payment is $42 a month- usually pay around 150 a month Furniture financing- $ 3950 - at 0% right now- will take on 29.99 % in 2 months - pay $187a month This will leave me with enough to get 2 root canals done that I have been putting off ( without having to finance the dental work- they are both with a specialist, 2 prior root canals that have to be re-done) In answer to your question, all debts will be paid with this loan. It is on a set term with one easy payment, I will have no issue making this monthly payment. Monthly Bills: Morgatage $ 997 elec-$ 80 gas $ 35 water/trash- $ 55 car $ 460 Ins $ 78 cell $ 75 debts usually around $450 I hope this helps to paint a better picture of my financial situation. Thank you!

Member Payment Dependent Notes Series 496326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496326	$3,500	$3,500	7.51%	1.00%	March 31, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496326. Member loan 496326 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Starbucks	Debt-to-income ratio:	21.33%
Length of employment:	2 years	Location:	Columbus, OH

Home town:
Current & past employers:	Starbucks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > Last year I also made $1,200 being in a professional children's theatre show. I didn't add it to my annual income because the number varies from year to year.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,240.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Starbucks? What is this loan for?	I am a full time shift supervisor at Starbucks. In a week I will have been with the company for three years. The loan is for a used car. It's a 2000 Toyota Corolla with 100,000 miles on it. I bought the carfax report and had my garage take a look at it. They said there was about $500 dollars of work that they would want to do on it (rear brakes, front stabilizing link, and a gasket set). After that there is no reason that with regular preventative maintenance the car should not run another 100,000-150,000 miles. Because it is an older car, most car loans aren't applicable. I hope this answers all your questions well enough.
Have you verified that the Toyota you want to purchase is not one of the Toyota Recalls?	Yes, I have. The only Corollas that have been recalled are the 2009-2010 models. There has also been news coverage on some Toyotas involved in accidents that weren't on the recall list. In my research I have not come across anything that involves a 2000 Toyota Corolla. Thank you.

Member Payment Dependent Notes Series 496347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496347	$14,750	$14,750	9.88%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496347. Member loan 496347 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Westex Secuity	Debt-to-income ratio:	22.71%
Length of employment:	4 years	Location:	Houston, TX

Home town:
Current & past employers:	Westex Secuity
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,783.00	Public Records On File:	0
Revolving Line Utilization:	24.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Westex Secuity and what do you do there? Loan Description please?	We are a security company that has an exclusive contract with Centerpoint Energy. We secure all of their coorporate office buildings, service centers, & sub stations.
What is it you plan on using the requested funds for?	I bought a Timeshare property. I do a lot of traveling domestically, and abroad, & with the timeshare program that I am apart of, it will save me a lot of money in the long run. As you may know, when one finances a loan through these timeshare companies directly, they offer a sky high interst rate regardless of how excellent one's credit rating may be, so I am just looking to finance this loan at a reasonable rate.
Member (If You Believe it...) Please describe your traveling and how this timeshare will help you. What is the $-value of the timeshare and the amount of its loan? Thanks	Every year I routinely like to go to major events such as the Superbowl, NBA All Star weekend, Memorial Day weekend in Miami, and various others. I book them well in advance, but as you could imagine it still can become quite costly as these host cities double & even triple their prices. We'll with this time share I purchased, I will receive 3 full weeks a year in which I can use to go to whichever destination ( property) I want, therefore avoiding the out of pocket hyper-inflated cost that I normally would incur at these hotels. These hotels really get away with murder as I have seen one and two star hotels charge 1500 for a weekend stay! However, with this timeshare I won't have to deal with??that anymore, nor will I have to deal with the rush of having to book a hotel before they all sale out, because the propertys I will stay at are for "members only." I'm not sure of the timeshare's exact monetary value, but the loan amount that I am requesting is for the full amount of the timeshare.

Member Payment Dependent Notes Series 496369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496369	$15,000	$15,000	10.25%	1.00%	April 2, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496369. Member loan 496369 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Kane Security	Debt-to-income ratio:	6.28%
Length of employment:	7 years	Location:	Longview, TX

Home town:
Current & past employers:	Kane Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I would like to buy a nearly new harley off ebay or craigs list, I would like to have the money ready when I bid. The merchants on ebay want the winning bidder to pay very quickly, usually within five days, making it difficult to finance in the usual manner.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	10
Revolving Credit Balance:	$2,007.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Kane Security?	I install and service fire alarms, access control, cameras and security alarms, we are busy with approximately six months of backlogged (current and future projects) work at present.
Can you please explain your delinquency from about 10 months ago?	I co-signed for my sister on a car loan. She didnt tell me she was behind until the credit union called me. I hope if she has any further trouble she will give me some warning.
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I own (outright) a mobile home, title in hand, I paid it off early, I pay 200$ a month lot rental. I pay about 1000$ a month credit card bill, but I do all my shopping and gas buying on the card and some bills automatically debit the card. I usually pay the card in full every month. Other than utilities, thats about it.

Member Payment Dependent Notes Series 496412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496412	$12,000	$12,000	9.88%	1.00%	April 2, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496412. Member loan 496412 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	homeland security	Debt-to-income ratio:	15.03%
Length of employment:	6 years	Location:	WALDORF, MD

Home town:
Current & past employers:	homeland security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > Pay off bills with higher interest rates. Consolidate payment. Eliminate debt.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,330.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan Description please?	debt consolidation

Member Payment Dependent Notes Series 496451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496451	$16,000	$16,000	13.11%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496451. Member loan 496451 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	KDM Electric Inc	Debt-to-income ratio:	12.73%
Length of employment:	3 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	KDM Electric Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	50
Revolving Credit Balance:	$6,864.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is KDM Electric Inc and what do you do there?	I am a state-certified Journeyman Telecommunications (Voice/Data/Video) Electrician and an apprentice for the General Electrician certification. KDM Electric is a small electrical company and we work mostly doing power distribution, service entrance equipment, data systems, office remodels and lighting packages
Loan Description?	I'm getting married later this year, and as such, I am trying to get a little extra funding for various things (engagement rings, vendor deposits, honeymoon, etc.). In addition to that, I've got two credit cards and two store credit cards (one for a computer and one for the jewlery store for the engagement/wedding rings), each ranging $2,000 - $2,800 in balance. I'm trying to completely eliminate the revolving credit accounts in my life, pay for a portion of the wedding and the honeymoon, and reduce the number of companies to which I owe money. It will be more economical, easier and less stressful for me to pay one large loan rather than paying multiple credit accounts and companies.

Member Payment Dependent Notes Series 496493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496493	$15,000	$15,000	14.22%	1.00%	April 1, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496493. Member loan 496493 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ivy Securities	Debt-to-income ratio:	8.37%
Length of employment:	2 years	Location:	NORTHPORT, NY

Home town:
Current & past employers:	Ivy Securities
Education:

This borrower member posted the following loan description, which has not been verified:

If this loan does get fully funded, I plan to use the money for several reasons: first and foremost to secure a new place to live. I would be closer to work, and it seems everyone wants a two month security deposit (in addition to broker fees). I also plan to pay off some higher-interest debt, some of which is more than twice the APR of this potential loan. I have been at my current job for almost 3 years, and intend to stay here for the long haul. My earning potential has increased and should continue to do so in the future. Thank you in advance for your help. p.s. The 30-day delinquency (from 29 months ago) is currently being disputed. It is the result of residual finance charges on a closed credit card account. I just mailed a letter to BofA, and they told me it should get resolved. I have no other delinquencies. Thanks again.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	29
Revolving Credit Balance:	$6,059.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Ivy Securities and what do you do there? Loan Description please?	It is a brokerage firm. I work in operations/trade support. I intend to pay off some high-interest credit cards. I also would like to use a chunk of the money to secure a new place, closer to my job. I hope this helps!

Member Payment Dependent Notes Series 496495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496495	$25,000	$25,000	15.33%	1.00%	April 2, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496495. Member loan 496495 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,875 / month
Current employer:	Intellidyne LLC	Debt-to-income ratio:	13.39%
Length of employment:	1 year	Location:	EASTON, MD

Home town:
Current & past employers:	Intellidyne LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	27
Revolving Credit Balance:	$39,352.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Intellidyne LLC and what do you do there?	Intellidyne LLC is a government contractor. We provide Network Operations to the Health Affairs division. In addition we do systems work for the Employment office of US Attorneys. I am the HR Director
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Amex and target paid off Chase and mortgage not to be paid off
RE: $25,000 DC loan: (1)-What is employer Itellidyne? AND your position (job/What you do) @/For employer? (2)-TransUnion Credit Report reflects $39, 352 revolving credit balance (69.60 pct utilization all available credit lines). Monthly $ paymnts made on RCB are? (Total $ actually paid per month and not minimum $ payments due per month- there is a BIG difference.) (3)- All L C personal loans issued are standard 3-year term and NO prepayment penalty. Your reported Gross Income per month is $11,875. Term Length that you intend to maintain loan active before final payoff made is- Less than 1 year? Between 1 to 2 years? Between 2 to 3 years? Or some different length of time? Advance thanks for ansers to ALL THREE questions. Member 505570 USMC-Retired-Investor 03.20.2010 @ 06:35 AM ET	Intellidyne is a defense/government contractor I am an HR director Payoff between 2 and 3 years
what are the interest rates on your credit card?	15.9 and 12
What are the balances?	11k and 14k
The CC rates are better than the rate on this loan. What is your rationale for consolidating with a LC loan?	Actually I went back and looked again and one credit card is 19.9 and the other 15. The rational is to have one consolidated payment which I can pay additional and pay the loan off in less than 3 years vs focusing on one card at a time
why would you apply for a loan at Lending Club for 15% of you have a credit card at only 12%?	I double checked and the amounts are 19.9 and 15.
Can you tell us about your other $ monthly costs (mortgage, car, utilities, CC payments not covered by this loan, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My mortgage is automatic, my cars are paid for and my spouse and I handled the household expenses together. There are no childcare cost.
what caused the delinquency 27 months ago? and what steps did you take to insure this will not repeat with the current loan?	On June 6, 2005, I was divorced from the primary borrower of this account. Per our divorce decree, he was responsible to make payments. Once I was notified that he had faulted on the loan and the vehicle was reposed. I paid off the remaining balance and took possession of the automobile. Please note that within a very short period of time (25 days) of my notification I brought this account current. The problem is now resolved and will not affect my finances."
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position seems secure. The company is in good financial standing and my performance is exemplary. My spouses income, retirement savings, I would look for another job
What is your monthly mortgage payment that is on automatic pay ? The purpose of this question is to add your monthly mortgage payment to the monthly lending club monthly payment, then calculate a DTI ratio (incorporating mortgage payment) using your lending club verified monthly income. Thank you.	$2955

Member Payment Dependent Notes Series 496528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496528	$18,000	$18,000	10.99%	1.00%	March 31, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496528. Member loan 496528 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	Accudata Systems	Debt-to-income ratio:	0.26%
Length of employment:	5 years	Location:	Houston, TX

Home town:
Current & past employers:	Accudata Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > We had more of a winter this year here in Houston than usual and the freezing affected our pool badly. It was already an older pool with collapsable piping and chipping plaster, but now it is real bad. We are loosing water at one end where the it is down to the gunite and now the skimmer pipe has collasped, so we need to get repaired ASAP. My wife is a nurse and her job is very stable and my job is stable. We have good credit, as a matter a fact, this loan information does not reflect my wife's income. That is the other reason I need this loan to fix the pool, so my wife will stop nagging.(Ha') Seriously, it is very important that we make this improvement as the weather here in Houston is fixin to get hot and humid and we don't want algae and green slim in our water. Thank you. The only payment besides our everyday living expenses is our house payment and we haven't been in the home long. We love it and want to repair things the right way as they come up, unfortunately anything pertaining to the pool is expensive, but they tell us that once we do this, it will be good to go for 15-20 years if we take of it the right way. Thank you.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$526.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Accudata Systems and what do you do there?	Accudata Systems is a information technology consulting firm. I am IT systems engineer consultant. You can visit their web page at Accudata Systems.com.
What is Accudata and what do you do for them? Also, if you provide proof of employment and income to Lending Club (contact them on how to do it) the chances of your loan getting fully funded improve dramatically. Art	Accudata is a computer engineering consultant firm. I am a IT (information technology) Engineer. I have already provided the Lending Club with my pay information. You can visit our website at Accudatasystems.com.
What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Our mortgage is 1141.31. That is our only note, but the other recurring household expenses are approximately $1500. Our children are grown.
What is your occupation?	I am an IT Systems Engineer Consultant and my wife is a nurse.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My job is secure, but you are right, anything could happen at any given time. As stated in the description of my loan, my wife is a nurse and this loan is based solely on my income, so if something happened even though I know that I could find another position, my wife is never out of work. Her income would certainly make our payments. We intentionally are trying to keep our finances so that is need be, the other could pick up the slack if something happened.
Member (Swimming) How long have you owned your home? What is its value? What is the amount of your mortgage? Thank you.	We have owned our home since 8/25/2006. The value is $135,000 and our mortgage is $1100.00 per month. We love the home and its location.
Member (Swimming) Thank you for your response. For an accurate measure of your credit worthiness, the amount of loan or loans secured by your home (mortgages) is needed. Please supply that information. I am ready to invest in you. Thanks.	Our mortgage balance is $128,464.00.

Member Payment Dependent Notes Series 496595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496595	$20,000	$20,000	13.11%	1.00%	April 1, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496595. Member loan 496595 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,292 / month
Current employer:	amusements over texas	Debt-to-income ratio:	19.35%
Length of employment:	10+ years	Location:	celina, TX

Home town:
Current & past employers:	amusements over texas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,304.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is amusements over texas and what do you do there?	Amusements Over Texas is an amusement vending company that provides jukeboxes, pool tables and video games to bars and family entertainment centers. I am the operations manager. I oversee the daily game rotation, manage the technicians schedule, and review revenues to decide what rotations to make.
Is having such a high loan payment as compared to an income going to be difficult to pay back for you? What is it you plan on using the intended funds for?	I plan to use the funds to pay off credit card debt. I am currently paying 800 to 1000 a month on high interest cards with little of that going to the balance. I don't see it being a problem to repay the loan since I already pay more than that as it is. I also intend to destroy my cards and spend more responsibly.

Member Payment Dependent Notes Series 496602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496602	$14,500	$14,500	12.73%	1.00%	March 31, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496602. Member loan 496602 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	CITIZENS FINANCIAL GROUP	Debt-to-income ratio:	21.21%
Length of employment:	10+ years	Location:	NORTH PROVIDENCE, RI

Home town:
Current & past employers:	CITIZENS FINANCIAL GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > Looking to pay Bank of America off in full. Currently making $750 a month in payments. They are charging 23.24% interest which they consider to be reasonable. I have been employed for 11 years, own my own home with plenty of equity, my installment loan for my lease car is paid in full by my father to remove from my DTI. I will likely pay off the loan by the end of the year.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1973	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	7
Revolving Credit Balance:	$24,330.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CITIZENS FINANCIAL GROUP and what do you do there?	Risk Management.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	Bank of America will be paid in full with this loan. The purpose of the loan is to reduce my interest rate and get rid of the debt. The current interest rates is 27.99% which they raised from 9.99% making it impossible to payoff.
what do you do at citizens financial group? what is the reason for your recent delinquency?	I am in Risk Management. I am not delinquent. I have a very high credit score 700 range.
Your credit report shows a recent delinquency. Please explain what the delinquency was for? Thank you in advance.	It was a $97 fee for my alarm system. They did not apply my online bill payment check to my account correctly. It's being corrected. Safe Home Security. I check my credit regularly through Equifax and that was the only issue I saw.

Member Payment Dependent Notes Series 496620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496620	$18,000	$18,000	13.85%	1.00%	April 1, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496620. Member loan 496620 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	NavFac Washington	Debt-to-income ratio:	16.05%
Length of employment:	< 1 year	Location:	College Park, MD

Home town:
Current & past employers:	NavFac Washington
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/19/10 > I work for the United States Navy, a contracting officer on a DoD network. I was hired as a civilian one year ago, but had previously been a contractor for the Government for the previous 5 years. I have an excellent credit score (740), but am looking to buy a house and recently got engaged, so I need to pay off my credit card and other miscellaneous debt ASAP. That is what this loan will be used for, and I make more then enough to make the monthly payments. I have never filed bankruptcy or had delinqient accounts. But I got myself into a bit of a hole a few years ago with my credit cards (as many did) and need some help getting out of it.

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,246.00	Public Records On File:	0
Revolving Line Utilization:	77.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and then identify which ones on the list WILL be paid off with this loan, as well as which ones WON'T be paid off with this loan. Thank you in advance.	I have 3 credit cards that will be paid off immedietly after receiving this loan (with the help of what I have in my checking account): Bank of America - $10,000 (11.26%) Discover Card - $5,600 (current 0% interest rate balance transfer) Zales Diamond Card - $5,000 (current 0% interest rate special (*engagement ring)) The only debt remaining will be my car loan which $400 a month.
There seems to be some debt missing from your list?	I have an apartment also so i pay rent, and a cell phone....but there is no other debt. I don't really consider those debt. Not really sure what else you are referring to.
My mistake, I missed the car loan on the list - what is the balance on the car loan, and what is the APR?	The car loan is approx $22,000 (having some trouble with SunTrust not sending me invoices, they messed up my address so i don't know the exact #...going on the third month with them trying to fix this). The APR is 12%. It's brand new 2010 I traded in my gas guzzler for a more conventional car in November, and also to take advantage of the tax break.
The interest on this loan (13.85%) is higher than any of your existing rates, correct? What is the advantage of paying the higher rate?	It is slightly higher, but the combined interest of all of my credit cards and the advanage of only having one bill to pay is the reasoning behind this. At the end of April both the Zales and Discover 0% interest specials end, Zales will be a whopping 19% and Discover will be 11%. 3 months came alot quicker then I thought it would. Doesn't it always.

Member Payment Dependent Notes Series 496627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496627	$18,000	$18,000	10.25%	1.00%	April 2, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496627. Member loan 496627 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Merced City School District	Debt-to-income ratio:	13.91%
Length of employment:	10+ years	Location:	Merced, CA

Home town:
Current & past employers:	Merced City School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,098.00	Public Records On File:	0
Revolving Line Utilization:	63.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is your role at Merced City School District? These answers will definitely help lenders lend.	Lending Club has decided that I am a good risk for a loan. They have an excellent track record. I think that says enough.
The problem is that we are loaning you money out of our own pockets and sometimes we want more info	My hesitation is due to the fact that whatever goes on the internet stays on the internet. My spouse and I are fortunate to have secure jobs. We have excellent health insurance, disability and life insurance, and long-term savings. We also have elderly parents, college-age children, and siblings who have lost jobs. We want to pay off debts and help a family member without tapping any long-term savings. We have never had a late payment or default.

Member Payment Dependent Notes Series 496629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496629	$12,000	$12,000	10.99%	1.00%	April 2, 2010	April 2, 2013	April 2, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496629. Member loan 496629 was requested on March 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	fowlers machine works inc.	Debt-to-income ratio:	23.01%
Length of employment:	10+ years	Location:	modesto, CA

Home town:
Current & past employers:	fowlers machine works inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	33	Months Since Last Delinquency:	2
Revolving Credit Balance:	$74,979.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is fowlers machine works inc. and what do you do there? Loan Description please?	Type your answer here. Fowler's Machine Works Inc. Is an machine shop that specializes in repair and manufacture of heavy equpment, prototyping og packaging equpment for the food industry and general repair work and fabrication
Could you tell us a little more about what you plan to do with this loan? Horse purchase of some type based on the title. Is this your first horse? Do you have a side business in horse trading. Do you have other horses? Etc. Also, you show $75,000 in current debt and this loan would increase that debt. Can you please address that?	Type your answer here.This loan would be to purchase two horses for my son and daughter-in-law to start her equine bording and training facility. She has a degree in equine therepy from Midway collage in Kentucky. I personaly own 3 quarter horses and use them to trail ride. The dept of 75,000 is a second on the house we used for a swiming pool and the purchase of a motorhome. I don't want to use the business money for the horses because my two boys work for me and it keeps the kids from thinking one gets more than the other
...and a pony, eh? Can you explain why you have decided to purchase such a discretionary item when you still have $70K in revolving debt?	this has not been a last minute decision to purchase this horse. In 5 yrs I plan on retireing and selling my business to my 2 sons and moving to my property in MO where I will breed and train Tennessee Walkers. As to the 70k debt only about 10 % is revolving debt the rest is a second on the house.
....	please resend your question it didn't come across

Member Payment Dependent Notes Series 496677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496677	$18,000	$18,000	13.85%	1.00%	March 31, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496677. Member loan 496677 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,681 / month
Current employer:	NAVAIR	Debt-to-income ratio:	12.54%
Length of employment:	3 years	Location:	POINT PLEASANT BEACH, NJ

Home town:
Current & past employers:	NAVAIR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,276.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NAVAIR and what do you do there?	NAVAIR is Naval Air Systems Command. We support Naval Aviation.
Loan Description?	It is time for me to get smarter financially. I want to consolidate my credit card debts.
Pay Schedule Grade and In-Step @ Naval Air Facility is?	GS12 Step 2, NY/NJ/CT Locality
Specifically, what is the purpose of the loan?	Credit Card Consolidation
Paygrade and upward mobility of your job within next three years? If married, does spouse bring in any additional income? Spouse have debt in her/his name alone? Thank you.	Yes, potential for upward mobility and pay raises. My spouse does bring in additional income. No debt for spouse.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q.	Rent $850 Car- paid Utilties $150 Internet TV $100 Food $100 per week Gas $50
what is the interest rate on your current credit cards?	It varies from 13.99-19.99.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	My position is very secure. It is almost impossible for me to lose my job.
Can you elaborate on what you mean by "almost impossible"? In this economic climate I don't think many people can say that, so i want to know what gives you such security? Thank you	I work for the federal government. I have passed the probabtionary period, so I am tenured.

Member Payment Dependent Notes Series 496791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496791	$7,000	$7,000	7.88%	1.00%	March 31, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496791. Member loan 496791 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	altman group	Debt-to-income ratio:	17.40%
Length of employment:	2 years	Location:	hawthorne, NJ

Home town:
Current & past employers:	altman group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,861.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 496932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496932	$25,000	$25,000	14.59%	1.00%	April 2, 2010	April 3, 2013	April 3, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496932. Member loan 496932 was requested on March 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,583 / month
Current employer:		Debt-to-income ratio:	14.71%
Length of employment:	10+ years	Location:	Irvine, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/20/10 > I am a certified independent Apple Technology Consultant who is referred by several local retail stores to companies in need of technical support (Apple employees can???t go to customer locations or troubleshoot third-party software or hardware.) I have been self-employed for almost 20 years, eight in technical support and the rest in related technology fields. My specialties include the maintenance of computer networks, internet access, and email systems; software and hardware troubleshooting; data backups; and data recovery from damaged hard drives. I also utilize the latest technology for remote troubleshooting and can take control of client computers within seconds of a request. I decided to expand my business (bad timing) just before the global financial meltdown in 2008. The teaser rates expired at the end of 2009 and the business climate has really picked up the last couple months. Time to wipe out those high rate cards. Here's a summary: Chase: $9,200 at 24.24% Chase: $7,100 at 19.24% Cap One: $7,000 at 16.90%

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,084.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
RE: $25,000 CC Refi loan. I read entire borrower narrative. Questions are: (1)- Is $25,000 loan refinancing personal CC debt? Or refinicing self-employed business CC debt? (2)- Your reported Gross Monthly Income is $$11,583 per month. You could go on an expenses reduction diet and payoff entire Transunion Credit Report $19,084 CC revolving balance debt in couple months. L C P2P loans are issued standard 3-year repayment term AND have NO prepayment penalty. Question becomes: Term length that you intend to maintain loan before full payoff to be made: Less than 6 months? Between 6 to 12 months? Between 1 to 2 years? Between 2 to 3 years maximum? (FYI: If loan fully funds and issued, initial winners are you (net $23,875 bank deposit) and L C management ($1,125 loan origination fee). Final part of equation is how do lenders who provided $$ to fund loan actually benefit? Answer is not very much $ benefit (actually mere pennies) if loan fully repaid in ultra short-term, within 3 months, within 6 months, etc.) Member 505570 USMC-Retired-Investor 03.21.2010 @ 06:37 AM ET.	The credit card debt is business related for expansion, (additional equipment and training for specialization in file server and mail server management.) Numbers can be misleading when you are a sole proprietorship and file a Schedule C. Just because you have X income, doesn't mean it is your end compensation and you can reduce expenses. The debt is serviced by the business income. The origination fee was $1,500. I'm servicing the debt now, but was just looking for a fixed payment and payback period, I have no plans to pay this off early.
Me again. FYI: Vanity Screen ID's- "Timing_is_Everything", "Dreaminofthebeach", "CGCC", "Snuggles87", "Good_To_Go" "BillsGone69", et al (actual examples) while perhaps being borrower significant ("Cute" or easy to remember) make it difficult for lenders LATER to locate specific loans to invest their $$ in. Experienced lenders funding loans on L C website wait and follow loans progress for two reasons: (1)- Evaluate loans $$ funding progress and (2) Actually invest their $$ AFTER Home Office Credit Review Team completes required borrower credit review. That means lenders must locate loan later during funding process by typing borrowers Scree ID into Drop Down Filter "Keywod". "Timimg_Is-Everything" produces NO results. Only remaining option is for lenders to conduct full scale seach involving all loans listed (241 listed today) by $$ amount, by pct APR, by loan category or by location state. Most lenders won't go through all extra "hoop jumping" just to locate specific loan for $$ investment. Instead they will persue other loans that are not that difficult to find and are easy to locate. L C borrower registration process automatically generates default Screen ID for each borrowers to use - Member_XXXXXX. Typing Member_XXXXXX into "Keyword" search filter ALWAYS produces desired results bring requested loan application on lenders computer screen. I recommend your Screen ID revert to Member_XXXXX that L C initially provided. Otherwise your loan may seriously lag in receiving many interested lenders $$ fundeing. Member 50570 USMC-Investor 03.21.2010 @ 07:07 AM ET	Thank you for taking time and providing excellent feedback from an investors perspective.
What are your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My share of the rent is $1,500, my wife pays the other half (but her income is not in my application.) Her job provides medical and the kids have moved on. $500 car, $350 utilities, $200 insurance, $150 phones, $200 cable and $800 for food.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Thanks for the tip. They requested paperwork at 5:00 PM Monday and I sent them about 60 pages converted to PDF Tuesday morning at 8:00 AM. I don't know their turnaround process and will call them this morning. Thanks again.

Member Payment Dependent Notes Series 496970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
496970	$10,000	$10,000	7.51%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 496970. Member loan 496970 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Kent Beverage Company	Debt-to-income ratio:	9.57%
Length of employment:	4 years	Location:	Kentwood, MI

Home town:
Current & past employers:	Kent Beverage Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I am an honest & consistent person with an excellent credit history who is tired of benefiting the credit card institutions! I work as a Systems Administrator for a Beer and Wine Distributor and unfortunately, alcohol consumption doesn't diminish in a dwindling economy. My job is highly stable and I do not foresee any changes in the near future. You might be asking yourself why I am in a position to request a loan after you have seen my Account information. The answer is simple...I am a 29 yr old single female with no financial support from anyone whose paying way too much in finance charges. I do not want to consolidate my credit cards, but pay them in full and be done with them already. It's been a long, selfish (on their part), 10 year relationship, but I guess that's to be expected when they give you a $6,500 credit limit at the age of 19! Anyone interested in forming a mutually beneficial relationship, please help finance my loan! Thanks in advance and I look forward to doing business with you very soon!! :) Borrower added on 03/30/10 > These are the credit cards and loans that I will be paying off: Bank Of America - $6300 DFCU Financial (Personal Loan from old debt) - $2200 Misc. small balance cards from Best Buy & Victorias Secret as well as some of my student loans - $1500 Borrower added on 03/30/10 > I would also be paying off this loan by making payments every two weeks that will be direct deposited.

A credit bureau reported the following information about this borrower member on March 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,671.00	Public Records On File:	0
Revolving Line Utilization:	36.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	I will be paying off in full a Bank of America credit card I've had for 10 years that has a balance of $6300 and also be paying off a personal loan from DFCU financial that is $2200. The other $1500 will be going towards my student loans and other little misc. debts from small balance cards such as Best Buy and Victorias Secret.
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	I do not have a car payment. I do not have a phone bill that I pay for. I pay around $200 total on utilities and Internet a month (high estimate). I do not have any kids. I only pay renters insurance and that is paid in full for the next year anyways.

Member Payment Dependent Notes Series 497078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497078	$22,000	$22,000	9.88%	1.00%	April 2, 2010	April 4, 2013	April 4, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497078. Member loan 497078 was requested on March 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,298 / month
Current employer:	DFW Airport Board	Debt-to-income ratio:	19.96%
Length of employment:	9 years	Location:	Dallas, TX

Home town:
Current & past employers:	DFW Airport Board
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1981	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,122.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you are consolidating debt, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, and which ones won't be paid off with this loan. Thank you in advance.	Credit Card #1/ $16,000/ 13.24 Credit Card #2/ $2,000/ 10.24 Taxes owed $4,000 These a school loan and a mortgage are the the only real debts that we have. This would cut our monthly payment by about $200 and cut about 18-24 months of payments.
What is DFW Airport Board and what do you do there?	It is DFW Airport. They are governed by a board hence the name. I am a Project Manager in the IT Department managing large and small project to make the airport more efficient.
FYI: Vanity Screen ID's "bufordclyde"- "Timing_is_Everything", "Dreaminofthebeach", "Snuggles87", "Good_To_Go", "BillsBeGone69", et al (actual examples) while perhaps being borrower significant (easy to remember) make it difficult for lenders LATER to locate specific loans to invest their $$ in. Experienced lenders who fund P2P loans listed L C website wait and follow loans progress for two reasons: (1)- Evaluate loans current $$ funding progress and (2) Actually invest their $$ AFTER Home Office Credit Review Team completes required borrower credit review. That means lenders must locate loan later during funding process by typing borrowers vanity Screen ID into Drop Down Loan Filter "Keyword". Usually Vanity ID's produces NO results. Only option is for lenders to conduct full scale search involving all 241 loans listed today by searching loan $$ amount, by pct APR, by loan category, by location state or EXACT loan Title. Most lenders won't go through all extra "hoop jumping" just to locate specific loan for $$ investment. Instead they will pursue other loans that are not that difficult to find and thus easier to locate. L C borrower registration process automatically generates default Screen ID for borrowers use - Member_XXXXXX. Typing Member_XXXXXX into Loan Search filter "Keyword" ALWAYS produces desired result displaying requested loan application on lenders computer screen. I recommend your Screen ID revert to Member_XXXXXX (that is Member (and) _ (underscore) and 6-digit number) that L C initially generated for borrower use. Otherwise your loan like other Vanity ID loans probably will seriously lag in receiving many interested lenders future $$ funding. Choice is yours. Member 50570 USMC-Investor 03.21.2010 @ 05:57 AM ET	I will check into this. I did not know that was a problem. Seems like it would be the other way around.
P.S. Using your actual name- or variation of your name- is violation of L C Help (FAQ's) and Member Borrower Agreement (MBA). Borrowers historically do NOT read documents that they check-mark as having read during borrowers registration process. Member_505570 USMC-Retired-Investor 03.21.2010 @ 06:00 AM ET	Bufordclyde is not my name nor a variation. It was a childhood nickname.
What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Mortgage - $625 Cars - $650 (but $400 will be paid off in a little over a year) Utilities - $600 (this includes some of my mother-in-laws bills since we have to pay those) Home Insurance - $1800/yr Food - $650 Gym -$30 Property taxes - $2500/yr All are monthly unless noted
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the current minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	We are a two income family. Total income is about $115,000. Current minimums total to about $400/mo. No second or HELOC. We have some savings, not quite enough to pay off this but we do contribute to it monthly. My wife is working on her resume as we speak and should have a higher income in the next few months. Yes, this will be automatic withdrawal. Thanks for the questions and let me know if you need more information.

Member Payment Dependent Notes Series 497147

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497147	$15,200	$15,200	10.25%	1.00%	April 2, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497147. Member loan 497147 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Gaspar Insurance Services	Debt-to-income ratio:	10.10%
Length of employment:	2 years	Location:	NORTHRIDGE, CA

Home town:
Current & past employers:	Gaspar Insurance Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Loan is for balance transfer to high interest rate credit cards. Credit cards will be closed once paid off. Borrower added on 03/28/10 > I'm a good borrower because I currently work in a steady business industry and I'm also a very hard worker at my job. I've had an excellent track record for paying my bills and I'm very responsible when it comes to budgeting my money. My job is very stable and I expect to continue to make more money this year.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,652.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Gaspar Insurance Services and what do you do there?	We are a full service insurance agent/broker. We write a multiple amount of personal and commercial lines insurance policies. I am primarily a customer service representative / manager.I also do part time sales with this company in order to build my book of business for residual income.
Since you are consolidating debt, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, and which ones won't be paid off with this loan. Thank you in advance.	I am planning to consolidate three credit cards that have high interest rates. The main one in particular which made me apply for loan is with my bank Wells Fargo. They were giving me a promotional 11% APR rate and have now decided to increase my interest rate to 21.10% on purchased & balanced. I have never been late on any payments and have alsways paid more than the minium. They will not offer me any lowered interest rate at this time. The credit cards I will be consolidating are as follows: Wells Fargo Visa - Balance of $9846. / 21.10% APR Chase Visa - Balance of $1676. / 18.24% APR Chase Visa - Balance of $1462 / 17.24% APR Thank you for your help and attention to my situation.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	My wife and I are the primary wage earners. This current credit card debt is currently in my name alone. Our combined gross income is around $75k annually. This loan will fit into my budget because I'm currently paying $500. per month just for the Wells Fargo Visa card. This would be helping by consolidation my other two cards and only having the one loan payment. The W.F. Visa payments made monthly are usually between $450.-$500 per month. I usually pay $150. monthly bewtween my other two credit cards ($75. each). Minimum monthly payments are $237. for W.F. Visa and around $30. for both Chase credit cards. I do have a variable life insurance policy which has assests growing monthly as well as a back up savings account with $4000. in the unforseen event of income loss. I plan to re-pay this loan by paying the same amount of monthly payments that I've been paying for my current credit cards. With this better interest rate I will have the opportunity to pay this off faster. Thank you.

Member Payment Dependent Notes Series 497150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497150	$25,000	$25,000	11.36%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497150. Member loan 497150 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Spectra Logic	Debt-to-income ratio:	18.78%
Length of employment:	1 year	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Spectra Logic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Please assist me with processing my loan as I will be able to put down payment on home and roll my debt into that loan and still be able to make that payment and any others while gaining money into the bank. Borrower added on 03/22/10 > Looking to purchase the home I am renting from my Landlord who is wanting to sell it - my mortgage payment would actually be less than what I pay for rent - (which I have never missed) even if I roll any debt into the loan - my monthly clearing is $10k and my job is very stable as I have built a strong business in my region with large strong accounts like Honeywell and Sony which will only continue to thrive.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	5
Revolving Credit Balance:	$4,546.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Spectra Logic and what do you do there?	www.spectralogic.com - is a 30 year old very profitable and successful technology company providing large enterprise class data storage systems. I am a Region sales manager of a 4 state region which is going very well - it is my first year with this company and I have not only accomplished my annual sales goal 4 months ahead of time - but will more than likely hit 200%. I have been in technology sales for 13 years - overall sales for 20 years and have won many awards for outstanding performance and overachieving during my tenure.

Member Payment Dependent Notes Series 497210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497210	$10,000	$10,000	14.96%	1.00%	April 2, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497210. Member loan 497210 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Food Lion LLC	Debt-to-income ratio:	10.64%
Length of employment:	6 years	Location:	Middletown, DE

Home town:
Current & past employers:	Food Lion LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	35
Revolving Credit Balance:	$1,468.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Food Lion LLC and what do you do there?	Food lion is one of the biggest grocery chains in the northeast. I am a grocery manager and am being promoted by the end of the month to assistant store manager. Grocery manager is the third ranked manager which include all operational managing same as assistant and store manager.
Loan Description?	Combining debt to lower payments.
Please itemize the debts you plan to pay off with this loan.	Auto loan 5100.00, credit cards. one 1500.00,1000.00, taxes 1500.00, 1000.00 revolving line of credit.
Can you please tell me about your job about Food Lion, the purpose of the loan, and your current expenses. Thanks	See previous anwsers.
How much are you currently paying each month toward the debts you have listed?	800.00 per month or more if possible.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	Will do. What paperwork?

Member Payment Dependent Notes Series 497236

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497236	$4,200	$4,200	16.82%	1.00%	April 1, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497236. Member loan 497236 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	ARUP Laboratories	Debt-to-income ratio:	16.02%
Length of employment:	4 years	Location:	Murray, UT

Home town:
Current & past employers:	ARUP Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,227.00	Public Records On File:	0
Revolving Line Utilization:	93.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ARUP Laboratories and what do you do there? What is your second job, and what do you do there?	ARUP Laboratories is a national reference laboratory and a worldwide leader in innovative laboratory research and development. I work in Surgical/Anatomic Pathology. I assist the Pathologist through the grossing in specimens, ordering tests, and office support. I work 80 hours one week and then have a week off. On my days off I work about 20-30 hours as a Dental Assistant.
What do you plan to use the loan for?	I plan on consolidating a little debt and using it for a few personal expenses.
What is the purpose of the loan?	I purpose of the loan is to consolidate a few small debts and some personal expenses.
Do you plan on carrying this the full 36 months or pay off earlier, please advise. Thank you	I plan on carrying this loan to the full 36 months. There is a possibility of paying it off ealier, but I doubt it.

Member Payment Dependent Notes Series 497243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497243	$15,000	$15,000	10.25%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497243. Member loan 497243 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:		Debt-to-income ratio:	23.70%
Length of employment:	n/a	Location:	MASSAPEQUA PK, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > AS WELL BESIDE MY PENSION I AM EMPLOYED AT SURBURBAN BUS COMPANY WITH AN ADDED INCOME .I HAVE NEVER BEEN LATE OR DEFAULTED ON ANY BILLS OR LOANS.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1974	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Retired with a pension and and just starting another job with bus company
Loan Description please?	Personal loan to help out my son with his debt
Do you own your home? What is your monthly mortgage payment?	My home is paid off I do not have a payment.
How old is Rob? Why is he in debt? Is he going to pay it back or are you?	He is 29 it's to pay all his bills off just to have one payment a month he is goin to pay it off but I know Iam responsable for the payments since it comes out of my account which will always be covered each month no matter what
Why didn't he apply for the loan himself?	Has to much much open credit that's why were doing this to pay them all off so he has one payment

Member Payment Dependent Notes Series 497265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497265	$12,000	$12,000	10.99%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497265. Member loan 497265 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	chapman university	Debt-to-income ratio:	20.51%
Length of employment:	1 year	Location:	irvine, CA

Home town:
Current & past employers:	chapman university
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	59
Revolving Credit Balance:	$6,930.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is chapman university and what do you do there?	Chapman University is a private university in Orange County California. I am a systems technician. (Repair/Fix computers/networking issues/ Linux/virtual desktop support)
Loan description please?	Consolidating credit debt into low monthly payment. Finish off car payment as well.

Member Payment Dependent Notes Series 497266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497266	$18,250	$18,250	10.62%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497266. Member loan 497266 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	new yorkcity transit	Debt-to-income ratio:	8.38%
Length of employment:	10+ years	Location:	staten island, NY

Home town:
Current & past employers:	new yorkcity transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > using funds responsibly to pay off credit cards, i have never missed a payment, work for new york city transit authorityfor almost 13 years with great job security.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,052.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at new yorkcity transit?	i am a bus operator and i love it. .
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? These answers will definitely help lenders lend.	sure. it all started when my wife missed a year worth of work cause she had a tough pregnancy. not having her income put us in a hole. my wife works full time again giving us an additional 50k a year again, my house value dropped over 100k in 2 years destroying any home equity i had. i have a 457 retirement plan of at least 20k in funds that i can access in case of an emergency.dont want to use it now unless i have to cause the penalty is severe.

Member Payment Dependent Notes Series 497300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497300	$8,000	$8,000	10.99%	1.00%	April 1, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497300. Member loan 497300 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Union league club of Chicago	Debt-to-income ratio:	21.39%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Union league club of Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > The funds of this loan will allow me to purchase business assets and pay business expenses. Such as the deposit to secure my commercial lease, purchase a storefront sign, equipment, and store fixtures (clothing racks, display stands, counters, registers, and hangers). I believe I am a great candidate for this loan because I am a person of integrity, I have good credit history, I have not made a late payment in several years, and I do not have much debt. I need this loan to start a business in a thriving industry, the resale industry (used clothing & accessories). I can provide a detailed business plan that describes every aspect of my business along with supporting documents such as an IRS letter assigning an EIN and the articles of incorporation. Me and my family have devoted a great deal of effort and resources, we currently have an inventory of over 30,000 articles of used clothing and accessories of good quality. We are fully committed to the business and except to open in May 2010.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	67
Revolving Credit Balance:	$16,774.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Union league club of Chicago and what do you do there?	Hello, I thank you for your interest Union league club of Chicago is a private social club. Similar to a hotel but for members only, certain floors are also used for large receptions/parties. My official title is Steward, I work in the main kitchen arranging kitchenware and dishes for dinner, receptions, and parties. I also put away the kitchenware/dishes once they are cleaned. Along with a few other duties such as polishing certain items and cleaning sections of the kitchen. The club's website is http://www.ulcc.org/ if you wish to learn more.
Good luck on getting your business started. Two questions: 1) What is your monthly expense? 2) Where does your inventory come from?	Thank you, we expect to open soon. My monthly expenses will hover around five thousand dollars. My inventory is derived from a non-for-profit organization who supplies us through excess donations and inventory.

Member Payment Dependent Notes Series 497316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497316	$25,000	$25,000	10.99%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497316. Member loan 497316 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,917 / month
Current employer:	Dept of Health and Human Services	Debt-to-income ratio:	6.42%
Length of employment:	2 years	Location:	Henderson, NV

Home town:
Current & past employers:	Dept of Health and Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Hi. Thank you for considering our loan. Here???s some more information to help you in your investment decision. Professionally, I'm a physician and have been in practice since October, 2007. I work in a government run hospital in the Emergency Room where I have been for over 2 years. I have a great job, and due to a recent promotion, I???ll be getting a raise soon. Personally, I am good with my money. I live within my means and as a rule try to only borrow money for school, purchasing a new home, babies, and cars if needed. Up until I started having children, I paid cash for my cars, but upgraded for the safety of my two young children and my wife. We bought a home a year ago, at a good price and interest, and are current on all debt. We owe less than market value on our home, and also we have homeowners and mortgage insurance. The mortgage insurance is the good kind, not part of my loan, but an extra insurance that I got for security. It would make my mortgage payment for up to a year if I were to lose my job or were unable to work. Normally, we use one credit card, which we pay off every month. The debt we have now comes from back in residency to buy my car, which I am still driving, when we had our first child. Other debt we incurred when we were saving to buy our current home, we used our credit cards for some purchases to increase our cash savings to buy down our loan interest rate. And lastly, we also bought a minivan after having a second child. (Used, low mileage, and a great price due to a few small dents). I also have student loans and the mortgage mentioned above. Plan: We are working to be debt free. I want to consolidate and pay off the debts mentioned above first, then pay off student loans and mortgage. Although, I can do this with my current job alone, I am also starting a part-time second job at a private hospital???s ER on April 16th to earn extra money to get out of debt sooner. We do have cash in savings in reserve for emergencies. We also have an IRA and a government retirement account. I hope this extra information helps you in your decision. I am open to answer questions if you have them. Thanks for your interest and investment. Borrower added on 03/23/10 > I tried to answer a question from an investor and accidentally deleted it, so here's some more information based on the questions. I am the sole wage earner. No Second Mortgage. No HELOC. I'd be happy to have automatic deductions from my checking account. Although my Income from my first job is sufficient to pay all my obligations, including this loan, I am starting a second job mid April 2010. My backup plan: If I were to lose my income from my primary job, which would be unlikely as I am tenured, have already had my yearly review, and due for a bonus and $15,000/year raise due to a recent promotion (I didn???t include this in my salary reported, since it isn???t showing on my paycheck yet). If the worst were to happen and I lost my primary job, I would accept full-time status on the second job, which would pay more than my primary job without the benefits. I didn???t include any income from this second job in my proposal, as I haven???t started it yet. Having a second job increases my discretionary income and gives me increased control of my income, savings and a backup plan. I also have a savings account, a cash reserve and short and long-term disability insurance. Lastly, my student loans are deferrable, so as part of my back up plan above, if I needed to, I???d put them into deferment and pay off my short-term debts first. I hope this clarifies. Thanks for your interest.

A credit bureau reported the following information about this borrower member on March 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,325.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage earner. No Second Mortgage. No HELOC. I'd be happy to have automatic deductions from my checking account. Although my Income from my first job is sufficient to pay all my obligations, including this loan, I am starting a second job mid April 2010. My backup plan: If I were to lose my income from my primary job, which would be unlikely as I am tenured, have already had my yearly review, and due for a bonus and $15,000/year raise due to recent promotion (I didn???t include this in my salary reported, since it isn???t showing on my paycheck yet). If the worst were to happen and I lost my primary job, I would accept full-time status on the second job, which would pay more than my primary job without the benefits. I didn???t include any income from this second job in my proposal, as I haven???t started it yet. Having a second job increases my discretionary income and gives me increased control of my income, savings and a backup plan. I also have a savings account, a cash reserve and short and long-term disability insurance. Lastly, my student loans are deferrable, so as part of my back up plan above, if I needed to, I???d put them into deferment and pay off my short-term debts first. I hope this clarifies. Thanks for your interest.
If you were to lose your job what would you do to pay the loan? Thank you	I would work my second job full time instead of part time. That would be sufficient to pay all my bills and this loan, I would just need to find health insurance for my family. I also have some side work I do (physicals) that I recently cut back on so I could do more of that again. Thanks everyone for Investing.

Member Payment Dependent Notes Series 497333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497333	$9,600	$9,600	10.25%	1.00%	April 2, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497333. Member loan 497333 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Mason City Schools	Debt-to-income ratio:	15.14%
Length of employment:	2 years	Location:	Mason, OH

Home town:
Current & past employers:	Mason City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/22/10 > Have excellent credit and wish to buy a home. The home needs a little work but trying to be a part of the American dream.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	12
Revolving Credit Balance:	$5,778.00	Public Records On File:	1
Revolving Line Utilization:	17.90%	Months Since Last Record:	88
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with Mason City Schools?	Type your answer here. High School Teacher
Have you been pre-approved by a lender including the debt from Lending Club? Also, what is the reason for the delinquency and public record on your credit report? Thank you.	The one delinquency on the report is currently in depute. Chrysler financial reported the 30 day late online payment in error. Haven't been through the pre-approval process yet. Wanted to secure the funds to update the heating/cooling system and windows before applying.

Member Payment Dependent Notes Series 497386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497386	$15,000	$15,000	10.62%	1.00%	April 5, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497386. Member loan 497386 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	The Gilpin Casino	Debt-to-income ratio:	16.69%
Length of employment:	7 years	Location:	Arvada, CO

Home town:
Current & past employers:	The Gilpin Casino
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > $3,500 to Discover $1,300 to AMEX $1,200 to Master Card (Wells Fargo) $2,300 to CHASE Master Card $5,000 to Wells Fargo Auto The remainder will help with incidentals. Borrower added on 03/25/10 > The loan would take care of it all.

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	16
Revolving Credit Balance:	$14,786.00	Public Records On File:	0
Revolving Line Utilization:	39.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The Gilpin Casino? Loan Description please?	Type your answer here. I am a casino manager.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list will be paid off with this loan, as well as which ones will not be paid off with this loan. Thank you in advance.	It looks like all of my credit cards should be paid off in full, as well as my auto loan; which is scheduled to be paid of in full this coming October. However my wife and I have a baby due in October so I would like to get as much paid off immediately. And with my auto loan payment being $600 a month now, the monthly payment to that I would now have is the same for the most part. And if I will do my best to make either extra payments or pay more each month then required.
If you receive this loan, will all of your consumer debt be paid off, or will you still have some credit card debt?	I shouldn't have any credit card debt if I were to get this loan.

Member Payment Dependent Notes Series 497482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497482	$20,000	$20,000	13.11%	1.00%	April 1, 2010	April 5, 2013	April 5, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497482. Member loan 497482 was requested on March 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	U.S. Customs and Border Protection	Debt-to-income ratio:	13.01%
Length of employment:	3 years	Location:	West Seneca, NY

Home town:
Current & past employers:	U.S. Customs and Border Protection
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > I have 4 credit cards with interest rates of 29.99%, 15.99%, 15.99%, and 14.99% that have debt that I need to pay off before I buy a home. I need to consolidate that debt that I acquired over the years before I started my career so I can pay it off faster. What I pay monthly on those cards now is more than what the monthly payment of this personal loan is that I'm applying for. It's guaranteed not to be deliquent as I have never been late on a payment in my life. Borrower added on 03/24/10 > The reason why I need lending club for a loan instead of a bank is because no bank will give me a loan of $20,000 to consolidate my credit cards since I don't own a home. I won't own a home until this debt is paid off. If you want to put your money into a safe investment, it is this loan!

A credit bureau reported the following information about this borrower member on March 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,726.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with U.S. Customs and Border Protection and what do you do in your role there?	My position is an Officer. My role is to prevent terrorists and anyone else who is inadmissible to entering the United States from coming in. Also detecting and preventing any illegal contraband from coming into the U.S.
Loan Description?	Consolidating bad credit card debt that I rang up and lowering my interest rate on that debt
1) What is your job/position at U.S. Customs and Border Protection? 2) Please list the debts you are consolidating (source, balance, APR and current monthly payment made). What are your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	1.) My position with U.S. Customs and Border Protection is an Officer. 2.) Citibank Credit Card-$11,300, APR 29.99%, Monthly payment made is $445.00 US Bank Credit Card-$3,600, APR 15.99%, Monthly payment made is $215.00 Chase Card-$2,700, APR 14.99%, Monthly payment made is $100 Bank of America Card-$1,760, APR 15.99%, Monthly payment made is $100 3.) My monthly costs are car, cell phone, rent($300/month), car insurance, student loan
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is the total amount of your current monthly bills, including credit card payments? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage earner. My monthly bills without my credit card payments add up to $1150/month. I pay much more than the minimum payment on my credit cards so with those included my monthly bills add up to about $2000. I can guarantee you I won't lose my job as I work for the Government and have held this job for 3 years now. I will not get laid off. But IF for some reason I did my family would help me out in the meantime. And yes I do automatic payments on everything
Dear Sir/Madam I would like to personally thank you for your service to our great country. It would be my honor to help someone who is helping keep America safe. Thanks a lot for your service! God Bless!	Thank you very much! I appreciate it!

Member Payment Dependent Notes Series 497620

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497620	$16,000	$16,000	10.62%	1.00%	April 5, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497620. Member loan 497620 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:		Debt-to-income ratio:	7.15%
Length of employment:	10+ years	Location:	WESTMINSTER, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > i just purchase a house, need the money to buy major appliances and remodel kitchen and bathroom Borrower added on 03/23/10 > i have excellent credit, never been late on any payments. Borrower added on 03/24/10 > I am self employed , I own my own insurance agency since 1996. We have been in the same location for the last 12 years. I have great cash flow from my business, but just put a big down payment for the home purchase, and just needed some extra cash to get my new house ready to live in. I have never been late on any payments, no judgments, liens, or charge-offs. Thank you for your consideration. Borrower added on 03/24/10 > The house I just purchased , I bought it with my cousin. We are 50% partner. The mortgage will be split between the two of us.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$283.00	Public Records On File:	0
Revolving Line Utilization:	2.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	I am self employed , I own a property and casualty insurance agency.
Your profile indicates that you are renting... have you moved into the house that you purchased?	I am moving into the house in April.
Have you provided Lending Club with your future address and contact information?	Yes. My business address is where I receive all my mail. My new house address is on my credit report.
How much will your new monthly mortgage payment be and how much did your rent used to be?	2,200 mortgage payment. Our combined rent was 1,889.00

Member Payment Dependent Notes Series 497724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497724	$8,000	$8,000	11.36%	1.00%	April 6, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497724. Member loan 497724 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Wedco Automotive	Debt-to-income ratio:	17.83%
Length of employment:	3 years	Location:	Jackson, WY

Home town:
Current & past employers:	Wedco Automotive
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I plan to use these funds to pay off debts owed to credit companies and landlords. I am a manager currently with no worry of losing my job on the future. I currently make 3000 a month and only use half for other bills. it will not be a problem to make the payment on time

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	16
Revolving Credit Balance:	$3,629.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Wedco Automotive and what do you do there?	wedco automotive is a the mother company of an express Lube in Wyoming. I am currently the asst manager there and do everything from regular maitanence on customers vehicles to paperwork for the shop.
Can you please explain your delinquency from 16 months ago?	the debit card i was using to make payments on this account expired and i had not realised it. when i did i put my current number down and continued to make payments on time.
1. Please list all of your expenses so that we can get a better picture of your situation. Please include any for savings and giving. 2. Is this loan for consolidation or reduction of debt? If reduction, are you wanting to be debt free? If so, why? 3. What plan have you already implemented to change spending habits and reduce debt? 4. For what was the delinquency 16 months ago? Thanks.	1. Cell Phone $195, utilities $300, Insurance $159, Two cars $485, hospital $75, rent 1090. The loan is to eliminate the rent owed for the rest of my lease. My husband has been out of a job for over a year and I can barely make all my payments with my income but we have no money to live off of. with rent out of the way we can easily make all payments and live. I have not really had a spending problem just when everything you have to pay adds up to more then you make your credit card debt mounts.
Thanks for your answer. I'd like to help, but I am a little confused on two points. Is this loan for cc or rent? Regarding having rent out of the way so that you can make payments, if even part of the loan is to pay off the rent, the actual debt will not be out of the way but only shifted to this loan. How will that enable you to make payments?	the loan is for the outstanding rent. i pay 1100 a month currently. with the loan it drops the payment to 264 a month which saves me 746 a month which is enough to live off of. after my lease is up i will be able to move to a more affordable location and still continue to make my payments on time.
It would help if you would list each of your debts - the types of debt, the balances owed, and the interest rates, so we have a better picture of your situation. Paying off your credit cards instead of your lease might result in saving you money.	my debts are 1. Honda payment balance of 2000. 2. Mustang payment balance of 6000 3. credit card #1 balance 2600 4. credit card #2 balance 1000 then all the other bills such as rent and phone which are payed every month.i currently only make approx 2200 a month. my rent alone comes to 1100. i can afford the rent but it leaves no money for credit card payments or money for food, gas etc. by paying my lease term off and only paying 264 a month towards this loan i can pay my credit cards off no problem and still have money to live off of.
What are the interest rates on each one of the 4 you listed? Thank you in advance.	Honda interest rate is 8.99 Mustang interest rate is 11.9 Credit card #1 rate is 11% Credtit card #2 is 8.9%
Have you talked to your landlord about lowering your rent, or bartering with the landlord to pay part of your rent? With the current rental market situation, often landlords will negotiate lower rents in order to retain good tenants. How much longer is your lease for? The landlord may be willing to rewrite the lease for a lower rent amount, if you agree to stay for a longer period of time.	Have spoken with the landlord and he refuses to lower the rent as well as let me off the lease early. he threatens court if i dont pay.the lease was a 24 month lease and I have 7 months left
So are you saying that you plan on paying the ~8k to the landlord and then moving right away?	no. i would stay the rest of my term. it wouldnt make sense to pay off the lease and then take on more rent payments. after our term is over i would reavaluate our situation. if my husband were to get a job it would change alot. I have family in the area that would take us in for a while if need be
I am still not clear on how this loan would help you with your situation. If you pay the rent on schedule, there is no interest. If you use this loan to pay the rent, you will be paying interest. Even if you use the loan to pay off your cars and credit cards, the interest on this loan is higher than the interest on your cars and credit cards. I would like to help you, but I don't understand how this loan would be helping you. Did I miss something?	ok. so if i pay off the rent owed because i have to pay it one way or another that gets rid of 1100 dollars a month going out. the loan is only 264 a month. that is a huge savings for me which i need to live off of. currently i make 2200 a month. all my bills combined without credit cards comes to 2150. that leaves no money for payments on the card or anything else. by saving over 700 a month i can pay down my credit cards faster hopefully eliminating them. without some supplemental money i cant afford the next months rent.

Member Payment Dependent Notes Series 497732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497732	$25,000	$25,000	15.33%	1.00%	March 31, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497732. Member loan 497732 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Small Smiles Dental Centers	Debt-to-income ratio:	20.39%
Length of employment:	2 years	Location:	Greeley, CO

Home town:
Current & past employers:	Small Smiles Dental Centers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/23/10 > This is my second loan with lendingclub. My first was in October 2009 for 15,000 I already paid off almost 10,000 in the last 6 months. I'm a dentist with good credit history and $160,000 annual salary . Never been late on a payment. I need this loan to pay off a money that my father in law lended me when I was in dental scool two years ago. Thank you for help and trust again.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,820.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Small Smiles Dental Centers?	I'm the lead dentist at Small Smile Dental Center in Greeley.
How much did your father-in-law lend you in dental school? Will you close out your debts to him in full?	$25,000 is what I owe him now. With this loan I will be able to fully pay that debt.
how long will it take you to pay back this loan?	I'm planning to pay this loan off in approximately 18-24 months.
What was your first LC loan for? Thank you.	To pay off credit cards debts with higher interest rates.
No question, just a comment. I invested in your original loan and can attest to the fact that you have paid a significant portion ahead of time. I will be investing in this note as well, good luck with quick 100% funding.	Thank you, really appreciate your help.

Member Payment Dependent Notes Series 497829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497829	$9,000	$9,000	7.88%	1.00%	April 2, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497829. Member loan 497829 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,458 / month
Current employer:	Community Loans of America	Debt-to-income ratio:	1.55%
Length of employment:	2 years	Location:	Buford, GA

Home town:
Current & past employers:	Community Loans of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/08/10 > Been an IT developer for 4 years. Getting married in 6 months wanted to pay off my high interest payments and start saving more money. Very reliable. I've had excellent credit score for 7+ years now. If your an investor I'm a perfect borrower, but I'm sure you've heard that before. I've never been late with a payment and have a well paying secure job. Invest in me with no caution. I already had the load funded now I'm relisting because HR forgot to fax my employment verfication. Don't know how mad that made me. So once again invest in me as I have never missed a payment and have excellent credit.

A credit bureau reported the following information about this borrower member on March 8, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,517.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 497836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497836	$12,800	$12,800	14.96%	1.00%	April 2, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497836. Member loan 497836 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,167 / month
Current employer:	Liberty Industries, Inc.	Debt-to-income ratio:	20.84%
Length of employment:	5 years	Location:	Berlin, CT

Home town:
Current & past employers:	Liberty Industries, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I need to pay off a few credit cards. I'm waiting for my first time homeowner credit of $8,000. I have a steady job and will be selling a classic car that I fully own in May or June. I plan on paying this off in half the time. The % isn't that great, its actually higher than my credit cards but I'd like to consolidate to just the one payment.

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,632.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Liberty Industries, Inc. and what do you do there?	We sell and manufacture clean rooms. I am the shipping and receiving supervisor.
Re: $12,800 DC loan: (1)- Position (Job/What you do) @ Liberty Industries? (2)- Transunion CR reports $16,632 RCB debt. Monthly $ payments on RCB are ? (Total $ actually PAID per month and not minimum $ payments DUE per month- there is a BIG difference.) Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.26.2010 @ 05:29 AM ET	We manufacture and sell clean rooms. I am the shipping and receiving supervisor. $600 per month with $1,100 per month coming in from renter.
FYI: After Lending Club Home Office verifies borrower's bank account (small trial deposit less than $1) loan funding process next step borrower Employment-Income Verification a/k/a "Credit Review". Verification of each item is independent of verification the other item. After Credit Review process completed the on-screen borrower application viewed by all lenders will reflect status updated. Completed process will benefit borrower because: (1)-Loan will attract lenders "Fence Sitting" until required process was completed before committing $$. (2)-After process is completed, funding quickens. (3)-After loan 100 pct funded, net $$ can be deposited quickly into your bank account. Be proactive Credit Review. CREDIT REVIEW BEST COMPLETED DURING THE LOANS FUNDING. WAITING UNTIL LISTING AT END CREATES DELAYS. This information should benefit 1ST-time L C borrower. Lender Member 505570 US Marine Corps-Retired-Investor 03.26.2010 @ 1:17 PM ET.	Thankyou for the input..
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I own the house free and clear. I have the deed/title to the house. Monthly expenses $800-$900. My monthly rental fee pays for all my expenses plus some.
Your loan currently attracted 11 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I- and many other lenders- commit their $ to help fund loan. Avoiding investing early eliminates waiting up till 14 days for loan to fully fund and extremely rare possibility Credit Revire process could extened another 10 days before lender finally knows if an actual investment occured or borrower failed Credit Review, loan application cancelled, removed from listing consideration and invested $$ return to lenders account. Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.28.2010 @ 1:55 PM ET.	24 to 36 months.
What are the reates on the cards that your are trying to consolidate (please also include balances & current monthly payments)?	11.25 and 13.99. 5,000 on one and 2,500 on the other.

Member Payment Dependent Notes Series 497867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497867	$8,000	$8,000	13.85%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497867. Member loan 497867 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,833 / month
Current employer:	Health First Inc.	Debt-to-income ratio:	19.28%
Length of employment:	3 years	Location:	MELBOURNE, FL

Home town:
Current & past employers:	Health First Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > This loan will help my help my wife and I child proof our home for our 1yr old, as well as fix a massive leak we have in our family room ceiling. We feel this is a great loan for us due to the short term, easy payments, and the fact that they are automatically withdrawn. Please feel free to ask any further questions.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	23
Revolving Credit Balance:	$25,046.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Health First Inc. and what do you do there?	Health First is the largest health care employer in Brevard County Florida. We have 3 Hospitals at this time and are building a 4th in Viera. I am a Registered Nurse and a Clinical Systems Analyst in IT ( an RN with a technical background). I am the Analyst for approx 10 departments. My job is to make sure that their workflow is not disturbed with upgrades that IT implements, I requsest new changes, I am project manager of renovations and help them troubleshoot issues by contacting the vendors and resolving them in the back ground.
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Cost of living (Grocery and goods) $400 Home Bills Approx $690 Total = $1090 The rest is revolving credit. All are minimum payment as agreed. We have no mortgage And yes we do hold the deed to the home

Member Payment Dependent Notes Series 497873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497873	$10,000	$10,000	11.36%	1.00%	March 31, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497873. Member loan 497873 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,192 / month
Current employer:	Texas Tech University	Debt-to-income ratio:	23.45%
Length of employment:	6 years	Location:	LUBBOCK, TX

Home town:
Current & past employers:	Texas Tech University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I plan to use this loan to pay off two of my credit cards with high interest rates. I utilize a monthly budget that helps me to pay all my bills on time in addition to adding money to savings and retirement each month. I am a good borrower in that I fulfill all loan commitments successfully. My job is stable and allows me many opportunities for growth and development. My supervisors appreciate the work that I do and I plan to remain in my position for the next 3-4 years.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,690.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Texas Tech University?	I am the Assistant Director for Environmental Management and Retention within University Student Housing. I specifically work as a liaison between our students and our facilities staff to help them when they have problems in their room or to communicate when work will need to be completed. I also supervise our Manager for Conference Services who coordinates housing for summer camps at TTU.
1. What do you do at Texas Tech? 2. How long have you been using a budget? 3. Please list all of your debts and their monthly payments. Note which will be transferred to this loan/debt. 4. Specifically, what have you deliberately done differently in the last two months to reduce spending? Thanks	1. I work with young professionals and students in housing regarding facilities and am also responsible for our Conference Services Program. Currently, I have an additional responsibility while there is a vacancy in our department and am supervising 5 hall directors for half of campus. 2. I have been using a budget consistently for the past 12 months. This has been a tremendous help in knowing where my spending is going and planning for future expenses. 3. Rent $ 690.00 (increasing to $705 in July) Utilities (Water/trash*, electric* & internet) $95.24 *I always budget a bit more for these items than they cost. Student Loans $209.00 (bachelors & masters degree) Car Payment $343.42 Truck Payment $298.27 (significant others' vehicle) Insurance $235.86 (two drivers, 3 vehicles) Phone $61.73 (varies between $60-$63/month) Credit Card #1 - $184.00 Credit Card #2 - $51.00 (to be paid off in July 2010) Credit Card #3 - $71.00 (transferred to this loan) Credit Card #4 - $146.00 (transferred to this loan) Savings & Retirement $400 (varies by month) Groceries, Gas & other daily living expenses $447.45 The majority of the money I have left over from Groceries/Gas is normally used to pay down debt on a credit card. Currently CCard #2 as $51.00 is the minimum for that card. 4. In the past two months, I have been utilizing Dave Ramsey's system of baby steps to help myself become debt free. Through his system, I have been putting all my extra money from my budget onto one bill to pay it down considerably. I have also limited eating out at restaurants to once a week, relying on taking my lunch to work each day in order to save considerable amounts of money. I have also decided to put my motorcycle for sale in order to utilize the money from selling it to pay down my debt. Before shopping, I make a list and only purchase items that are on my list that I need versus items I want. Thank you for your consideration!
How long will it take you to pay off this loan?	Based on my current financial situation, I estimate that it will take me between 18 and 24 months to pay off this loan.

Member Payment Dependent Notes Series 497898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497898	$6,000	$6,000	10.99%	1.00%	March 31, 2010	April 6, 2013	April 6, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497898. Member loan 497898 was requested on March 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	pepsi bottling group	Debt-to-income ratio:	21.08%
Length of employment:	5 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	pepsi bottling group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,147.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with pepsi bottling group?	sales rep
Loan Description please?	using money to install a privacy fence
Can you describe what you plan to use the loan for?	using loan for a privacy fence
What do you plan to do with the money?	install a privacy fence
Did anyone ask you what you'd use the money for yet?	Type your answer here.yes i'm putting up a privacy fence in the back yard.

Member Payment Dependent Notes Series 497954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497954	$14,500	$14,500	12.73%	1.00%	April 2, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497954. Member loan 497954 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	Kaiser Foundation Health Plan	Debt-to-income ratio:	22.62%
Length of employment:	2 years	Location:	South Pasadena, CA

Home town:
Current & past employers:	Kaiser Foundation Health Plan
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I've been working to demolish my debt. I have paid off 28% of my debt so far--in just over a year--and want the rest gone! I'm not comfortable with it living on a credit card given the changes the banks have been making, so I'm looking for this fixed-rate loan to float me until I can finish my debt demolition. Borrower added on 03/26/10 > Received some good questions so I wanted to add my response: I am in Marketing at Kaiser Permanente. It's my third year in a stable position--in a department with a growing workload. I am the sole wage earner in my household. This loan payment is actually equal to the payment I have been making to my credit card. I'm paying off a $14,000 balance with a current interest rate of 18%. I've never been late on a single payment--even during a 5-month period of unemployment. In the case of a job loss, I have 3 months salary saved--and because I'm a skilled, professional writer, I would simply work harder at my freelance business. The public record is a bankruptcy I had when I was younger and stupid... before I started reading every personal finance book I could get my hands on. I am having the payments automatically withdrawn.

A credit bureau reported the following information about this borrower member on March 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,762.00	Public Records On File:	1
Revolving Line Utilization:	75.30%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kaiser Foundation Health Plan and what do you do there?	Kaiser Foundation Health Plan is the health plan (insurer) arm of Kaiser Permanente, the largest nonprofit health plan in California. I am in Marketing. It's my third year in a stable position.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Kaiser? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Please explain the Public Record that appears on your Credit History above. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am in Marketing. It's my third year in a stable position. Yes, I am the sole wage earner in my household. This loan payment is actually equal to the payment I have been making to my credit card. I'm paying off a $14,000 balance with a current interest rate of 18%. The public record is a bankruptcy I had when I was younger and stupid... before I started reading every personal finance book I could get my hands on. I've never been late on a single payment--even during a 5-month period of unemployment. In the case of a job loss, I would have 3 months salary saved--and because I'm a skilled, professional writer, I would simply work harder at my freelance business. I am having the payments automatically withdrawn.
Can you tell us about your other $ monthly costs (rent, car, utilities, any CC payments/debt not replaced by this loan, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	Sure. Other fixed monthly expenses total approximately $2100 (including rent, util, insurance, and other debt pmts). Other household expenses are around $800 -- so the overall total is still nearly $1000 under my net take-home, leaving plenty of space to save and pay this loan.
You requested a loan for $14500, but your revolving balance is 7000 more. Is that on another card?	I've paid at least another $2K off since the credit report was pulled. So yes, the last $5K is on another card at a fixed promo interest rate of 9%.

Member Payment Dependent Notes Series 497957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497957	$10,000	$10,000	10.99%	1.00%	April 2, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497957. Member loan 497957 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Northeastern University	Debt-to-income ratio:	17.79%
Length of employment:	2 years	Location:	Boston, MA

Home town:
Current & past employers:	Northeastern University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,372.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Northeastern University?	Assistant Professor- it's a tenure track position. I'll be coming up for tenure in five years.
Loan Description please?	Consolidation of debt. I want to set a timetable for reducing my credit card debt, and this seems like a reasonable way to do this at an affordable interest rate.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Northeastern? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I'm a tenure-track assistant professor. I'll come up for tenure in five years, so I have job security for at least five years and perhaps permanently after that if I get tenure. I am the sole wage-earner, but my fiancee has a trust fund. My mortgage payment each month is about $1,100, and my payments on my debts each month is around $700. I pay about $285 monthly on a credit card balance that is around $11,000. This loan would essentially be a way to pay off that balance on a strict payment schedule. The payments from this loan would be deducted automatically from my checking account. I don't absolutely need this loan, but I want to get rid of another credit card on an interest rate and time frame that is reasonable.

Member Payment Dependent Notes Series 497959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497959	$25,000	$25,000	10.99%	1.00%	April 6, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497959. Member loan 497959 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,725 / month
Current employer:	Jones Apparel Group	Debt-to-income ratio:	17.15%
Length of employment:	2 years	Location:	Upper Chichester, PA

Home town:
Current & past employers:	Jones Apparel Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,297.00	Public Records On File:	0
Revolving Line Utilization:	45.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Jones Apparel Group and what do you do there?	Jones is a fashion company that designs, produces, and wholesales branded clothing, shoes and accessories. I am System Analyst. I am part of the IT team that manage the information system that the company uses to run it business
Loan Description please?	I am looking for a loan to consolidate my high interest credit cards so that I can have one monthly payment for all my debt.
Since this is a debt consolidation loan, please list each of your debts, (types/balances/APRs) and identify which ones on the list will be paid off with this loan as well as which ones will not be paid off with this loan. Thank you in advance.	Financial Institution Balance APR Auto Loan with PFCU 4132 9% Personal loan with PFCU 11605 15% Discover Card 5200 28% AMEX Card 3100 26%
What are the credit card amounts and interest rates you will be paying off?	Financial Institution Balance APR Auto Loan with PFCU 4132 9% Personal loan with PFCU 11605 15% Discover Card 5200 28% AMEX Card 3100 26%
So as a Systems Analyst you make $92,700 a year or does that also include spouse income?	I dont have a spouse and $92,700 is my base salary and does not include bonus or gifts.

Member Payment Dependent Notes Series 497983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
497983	$9,000	$9,000	10.99%	1.00%	April 6, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 497983. Member loan 497983 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:		Debt-to-income ratio:	12.06%
Length of employment:	10+ years	Location:	Faribault, MN

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > My plans for loaning the funds are to take my higher interest rate cards and to pay them off. my goal is to be debt free in 3 yr's which is totally do able :) after talking to a financial adviser. I have a steady income for the past 22 years of being self Employed / cosmetologist I have very loyal client base . Thank you Karen

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	14
Revolving Credit Balance:	$21,989.00	Public Records On File:	0
Revolving Line Utilization:	27.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or source of income?	Self-Employed Cosmetologist for 22 years.
What were each of the recent credit inquiries for, and did any of them result in new credit cards or loans?	I Looked at my credit score that might have been that . Also I changed banks i have a worry free cking account and they also have to ck my credit. thank You Karen

Member Payment Dependent Notes Series 498011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498011	$8,400	$8,400	13.85%	1.00%	March 31, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498011. Member loan 498011 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Astronics	Debt-to-income ratio:	3.80%
Length of employment:	5 years	Location:	Altamonte Springs, FL

Home town:
Current & past employers:	Astronics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I am looking for a loan to replace the roof on a rental property that I have in my neighborhood. I have good tenants who have been with me for over 5 years and i like to keep the property maintained as best as I can

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	50
Revolving Credit Balance:	$8,471.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Astronics and what do you do there?	I am a Deputy Program Manager. Astronics is a company based in Buffalo NY that specializes in technical solutions for various industries. I work for the DME division in Orlando, we are a defense contractor building automated testing systems and simulators for the US government.
L C issues 3-year term notes. Question: Term you intend to carry this Home Improvement loan before final payoff occurs: Less than 1 year? 1 to 2 years? 2 to 3 years? Advanve thanks. Member 505570 USMC-Retired-Investor 03.25.2010 @ 1:37 PM et	My intentions are to keep this loan to the maturity, 3 years.
Please contact Lending Club to give them paperwork necessary for 'Approval'. You will get a lot more investors. Thanks!	What paperwork would you like and where do i send it
Can you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My mortgage is 1036.00. Car is 344.0. Utilities average around 425. Food phone internet and odds and ends around. 1200. Property taxes 300. Cable 155
If you have good tenants that have been with you for five years, why have you not used saved a portion of that income to prepare for this eventuality? Or, is there another reason why you believe a loan at this rate is better than using savings?	Good question. The answer is multifold, I have a reserve set aside from monthly rents for this type of situation however in the past two years I have had to replace an AC unit, we have had an unexpected assessment for a new wall around the community (that was initiated by the few living near the enterances) and a large property increase due to a county that changed the way taxes or apraisals are handled I also choose not to use my savings and take advantage of the tax write off as improvements I hope this answered your questions
YOU CAN WRITE IT OFF OF TAXES ANYWAY	That's true. I guess I wasn't thinking. I was originally thinking about the loan interest but not anymore. Thanks

Member Payment Dependent Notes Series 498019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498019	$12,000	$12,000	14.22%	1.00%	April 1, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498019. Member loan 498019 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	CHARTIS-Broker Services	Debt-to-income ratio:	6.78%
Length of employment:	4 years	Location:	PATERSON, NJ

Home town:
Current & past employers:	CHARTIS-Broker Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > The purpose of this loan is to help me finance my masters on Business Administration and Management, and accounting. I am currenlty paying it off my pocket $30,000 to finish it off but would like to finance the remaining balance that way It can be easier for me. As you can see I have a good paying job at a brokerage company and I am a very responsible individual especially when it comes to loans, credit cards, and any other type of credit under my name. If given the opportunity, I would like to thanks you all for helping me obtain this loan and finallyhave my masters sometime this year 2010. Thanks. Borrower added on 03/26/10 > Monthly net income $ 1900 Rent $250 Credit cards & school loans $600 Food $ 200 Gas: $100 Other $150 total expenses $ 1300 Total money that can be use to pay monthly loan @ lending club $ 600.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	29
Revolving Credit Balance:	$6,490.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is CHARTIS-Broker Services and what do you do there?	Chartis is one of the largest insurance industries in the commercial world. We provide extensive insurance resources to clients who are in need of business insurance. We carry a broad range of products to assist the business sector, not only nationally, but world wide.. My duties: I am a regional processor and I assist brokers who sell our insurance and answer underwriting questions. I also handle tech questions for our platform and quoting system.
Hello - To clarify, you are working towards your masters degree now, and working full-time as well? When do you intend to complete your masters? When you complete your masters, do you intend to stay with Chartis or move to a different company? Thanks and best of luck.	The reason why I am working towards my degree now is because my goal is to own my own tax business, I had a choice of sitting through my CPA or start my Masters, I decided to go for my Masters first since I knew it would take longer, I would like to be done with both my Masters and CPA by next year, I unfortunately haven't gotten the opportunity to work in my field, my school was able to get me into the Chartis opportunity, so Ive been there for almost 3 years, since I am the solely supporter of my own life at 22. Unless, I get an accounting/auditing position withing Chartis which is likely since the process has already began. Within this year I will be finishing my Master's and then sitting for my CPA, thanks for the best wishes. Hope that summarized your question a bit and helps you decide whether to assist and invest in my education. Thank so much for showing your support and caring to ask why, all is appreciated!
Record shows 29 months since last delinquency. Please describe any delinquencies and why they occurred.	The delinquency they are referencing is a $20 outstanding balance I had with my Mandee store card. The reason why the payment was late is because I was moving from one state to another and that bill apparently was never received, I wasnt aware that there was actually an outstanding balance, but I took care of that as soon as I was aware, Unfortunately, because of such a small amount that came up on my report, being as responsible as I am, that was definitely something I missed and it hurt me in such a way. That was more then 2 years ago and I do want to express how responsible I am and how on time I pay my bills. I am very organized and I know it might not look like it because of that delinquency, but Ive learned from that. Hopefully that leaves my report soon. Thanks for the support and concern. I understand that I do have a past delinquency, but please dont see that as a way in which I seem like a non-paying back person. I do take care of all my bills. Again, thanks for the support and hopefully this doesnt make you turn away from assisting me in lending me funds for my masters as Im only looking to become a better candidate in such a down-market.

Member Payment Dependent Notes Series 498079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498079	$24,000	$24,000	10.25%	1.00%	April 6, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498079. Member loan 498079 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Digital Technologies International	Debt-to-income ratio:	0.59%
Length of employment:	4 years	Location:	Spanish Fork, UT

Home town:
Current & past employers:	Digital Technologies International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > Purpose of loan: To obtain a business bridge loan until permanent financing is obtained. Bridge loan will be used to fund the manufacture and sale of an exciting water recreation product. The product is patented and has been in development for over 5 years. We are in discussions with major manufactures of existing products interested in partnering with us. My financial situation: I have an excellent credit score with a stable job and profession. I have a solid history of making all my payments. This bridge loan will be used to help fund a new and exciting business which is within months of product release. I have the available credit limit to use but would rather not use my credit for this type of funding. There will likely be ongoing financing/investment opportunities. Business Information: My partner has been product testing at Lake Mead in Las Vegas this past weekend(3/21). He informed me yesterday that testing has gone well. We are going to be building our first run of 10 units over the next month. Borrower added on 03/24/10 > Purpose of loan: To obtain a business bridge loan until permanent financing is obtained. Bridge loan will be used to fund the manufacture and sale of an exciting water recreation product. The product is patented and has been in development for over 5 years. We are in discussions with major manufactures of existing products interested in partnering with us.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,909.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Digital Technologies International and what specifically do you do there?	I write code for their products. I also work on ETL interfaces for their product.
Re: $24,000 Small Business loan question: Borrower profile reflects Gross Income $90,000 PER MONTH (ONE MILLION EIGHTY THOUSAND DOLLARS INCOME PER YEAR) and you need a paltry $25,000 loan? ? Member 505570 USMC-Retired-Investor 03.25.2010 @ 0611 AM ET	Sorry my mistake, it should read $90,000 per YEAR. Thanks for pointing that out.
What is the time length you plan on making payments/paying this loan off.	I am hoping to have equity investment lined up within the next 3 months so I should be able to pay off the loan by then.

Member Payment Dependent Notes Series 498131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498131	$9,200	$9,200	9.88%	1.00%	April 1, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498131. Member loan 498131 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:		Debt-to-income ratio:	18.30%
Length of employment:	2 years	Location:	Phoenix, AZ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I am trying to pay down a high interest rate credit line from Wells Fargo Bank. We (My husband and I) have been making the payments timely have not been delinquent. Wells Fargo raised the interest to 21% - We have been banking with them for 20 years. Needless to say we are disappointed with the bank. We are trying to consolidate higher interest rate debt to a more affordable payoff exchange. The lending club has given us hope that this is an obtainable goal.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,759.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Employer WInston Retail - San Francisco California.I did not include my husband's income as well.
Loan Description please?	Consolidation/from a high interest rate credit card. The interest jumped without notice.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and *will not* be paid off with this loan. Thank you in advance.	I am paying off a Wells Fargo Bank Card that went from 8% to 21% without any notice. The Wells Fargo Card is in my husbands name that I am now taking on because of the high interest rate. We have the means to pay but becuase of the bump rate it makes it impossible to pay the balance down. I have a Discover Card at 0% interest for a year. I owe 6,000. Thank you,
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Winston Retail? What is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am a merchandise coordinator. Combined we makes 120,000K. The balance of the Wells Fargo we are trying to pay of is 12,000. - with the 9,500 we will then reach into our saving to pay off the card. Wells Fargo bumped our interest rate from 8% to 21% without us knowing. They said they sent something in fine print. We however never received it. We have a small second mortgage of 65,000. We pay 1,900 in a mortgage payment a month to both loans that is the total payment. The monthly payment will be an automatic withdrawl from our bank account. Thank you, Traci

Member Payment Dependent Notes Series 498135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498135	$14,000	$14,000	12.73%	1.00%	April 5, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498135. Member loan 498135 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Central Florida Community College	Debt-to-income ratio:	23.07%
Length of employment:	2 years	Location:	OCALA, FL

Home town:
Current & past employers:	Central Florida Community College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Guranteed to be paid back within 12 months. I will be moving in with family until I am debt free. This will allow me to pay $1200-$1500 monthly against my debt.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,058.00	Public Records On File:	0
Revolving Line Utilization:	92.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Central Florida Community College and what do you do in your role there?	Manager- Facility Operations/Construction Projects I oversee all remodel/renovations as well as day to day maintenance of the facilities.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	$11,300 Revolving 27% WILL be paid off $1,800 Revolving 19% WILL be paid off $13,600 Auto 7% will not be paid off with this loan
How much are you currently paying each month toward the debts you have identified?	Minimum payments: Revolving debt #1 $280 Revolving debt #2 $50
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I'm single with no dependents. Current Fixed Expenses: $380 Auto Loan $85 Auto Insurance $100 Cell Phone I have zero housing expenses as I am moving in with family. I have about as secure of a job as possible, but in the event of loss of income I will repay this loan by liquidation of assets. Yes, I will set it up for automatic withdrawl.
Have you notified Lending Club of the address/phone/contact-information of where you will be living with your family?	Yes, this information has been provided to Lending Club

Member Payment Dependent Notes Series 498177

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498177	$25,000	$25,000	15.70%	1.00%	March 31, 2010	April 7, 2013	April 7, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498177. Member loan 498177 was requested on March 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$22,750 / month
Current employer:	Devine Millimet and Branch	Debt-to-income ratio:	17.02%
Length of employment:	10+ years	Location:	MANCHESTER, NH

Home town:
Current & past employers:	Devine Millimet and Branch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/24/10 > I plan to use the loan to consolidate some debt and to take care of a couple of small home improvements. My job is extremely stable. Been here 17+ years. Excellent credit. Paid my way and my wife's way through law school with many, many loans and never a late payment.

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,242.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $25,000 DC loan questions: (1)-Position (Job/What you do) @/For employer Devine, Millimet and Branch Law Firm?. (2)-Your Transunion Credit Report shows $67,242 Revolving Credit Balance debt (89.90 pct utilization avalable credit lines). Is any HELOC (Home Equity Line of Credit)? If yes, HELOC $ amt and APR are? (3)-Total payments made each month on RCB debt is? (Total $ actually PAID per month and not minimum CC $ payments DUE per month.) Advance thanks for answers to all THREE questions. FYI: I give prefernce to borrowers with former military service connectio- especially if Marine. Semper Fi Mac, Member 505570 USMC-Retired-Investor (MSgt DisbO) 03.25.2010 @ 05:19 AM ET	Thank you for your questions. I will answer them in the order asked: (1) I am a lawyer and partner in the law firm; (2) I have a HELOC for $100K @ 6.875%; (3) I try to pay about $2500 per month on RCB debt. Thank you for your consideration of a former and very proud Parris Island Marine.
What is Devine Millimet and Branch and what do you do there?	Thank you. Devine Millimet is a law firm. I am a lawyer.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What is your specialty in law? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Thanks for your questions. (1) I am a litigator; (2) Sole wage earner; (3) I am looking to pay of a credit card with about an $18K balance and a minimum payment of about $525 as well as lower another card with a similar monthly payment; (4) I have a HELOC with a $100K balance and $525 payment; (5) Risk of loss of income is extremely low, but I do have about $600K in retirement savings in the event of a calamity; and (6) most definitely will have payments withdrawn from my bank account each month. thanks.
To help insure confidence for investors @ Lending Club please contact Lending Club's Credit Review Department to obtain income verification info. They can be reached by calling: 800-964-7937 Ext. 300. This will help to assure 100% Funding of your loan. -Good luck!	Thank you.
Do you plan on carrying this loan for the full 36 months or pay off earlier (12 months, 24 months, etc. etc.). Thank you very much.	Thanks for your question. If I can pay it off earlier, I will. However, the monthly amount to be deducted from my bank account is very manageable and I will likely pay off some other higher interest debt before I would pay off this loan. Thank you for your consideration.
How secure is your position? If you were to lose your job what would you do to pay the loan? Thank you	Thank you for your question. My position is very secure. I have been there for 17+ years and have a very stable position. Ifn the extrememly unlikely event I were to lose my job, I have about $600K in retirement money along with a severance package which would allow me to continue to repay this loan, Thanks.

Member Payment Dependent Notes Series 498183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498183	$5,000	$5,000	10.25%	1.00%	March 31, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498183. Member loan 498183 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,223 / month
Current employer:	Rhythm and Hues Studios	Debt-to-income ratio:	13.17%
Length of employment:	3 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Rhythm and Hues Studios
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,683.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rhythm and Hues Studios and what do you do there?	Rhythm and Hues is a post production company and I am a software engineer for the render support department. I develop the tools and systems they use to do their daily tasks.
Hi, what is your current job title/description? Can you give a breakdown of the debts you are trying to pay off with the amounts and interest rates?	Im a software engineer. The debt this loan is going towards is a 7000 credit card which is currently more than 20% interest.

Member Payment Dependent Notes Series 498194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498194	$10,000	$10,000	10.25%	1.00%	April 1, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498194. Member loan 498194 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	The NPD Group	Debt-to-income ratio:	18.59%
Length of employment:	3 years	Location:	DEER PARK, NY

Home town:
Current & past employers:	The NPD Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Thanks for checking out my loan. Please note that my account profile has "renting" under home ownership since I am not on the home loan but on the title to the house. My wife is the only one on the loan. We did it this way to get a better interest rate since my wife had better credit rating than I did at the time we bought the house. I pay $1,250 towards the home and my wife contributes another $1,250. My wife and I are looking to do some home improvement work to make our home more energy efficient and thus save money on the expensive gas and electric bills. At the same time it will build more equity and make the house look better as well. We are going to replace some drafty windows and will better insulate our attic to help in the summer and winter months. We are considering adding another layer of roofing or replacing it all together as well. I am a responsible person and my credit rating shows that. Please be assured that my debt obligations are always met. I have a stable job and so does my wife. Please don't hesitate to ask any questions. Thanks! Borrower added on 03/30/10 > I thought I would be able to edit answers but I can't so I'm adding to an answer in this section. opp2grow asked what my wife does and "Senior Account" showed up when I wanted to put Senior Accountant. He/she also asked what my delinquency was 72 months ago. It was a credit card that was paid late since I lived in a three family house and when one of the families moved they did a change of address for the family (not individually) and I so happen to have the same last name. All my mail went to another State! Obviously this was before I paid my bills online and did it the receive a statement send a check way.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	72
Revolving Credit Balance:	$5,571.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The NPD Group and what do you do there?	The NPD Group is a market research company and I belong to the Client Delivery Service group. I do quality control work and have the title of specialist.
Thanks for the description. What do you and your wife do at your employments? What other debts do you have besides CCards? What was the delinquency 72 months ago?	My wife is a senior account and I am I quality control specialist. Other debts include a car loan and a student loan.
Why not obtain a bank loan for this?	I went to lendingtree.com (to compare offers) and it gave me several offers and the one from Lending Club was one of the better offers as far as interest and time is concerned. I did receive offers from banks though.

Member Payment Dependent Notes Series 498196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498196	$5,500	$5,500	13.11%	1.00%	April 1, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498196. Member loan 498196 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	nappie foods	Debt-to-income ratio:	20.89%
Length of employment:	1 year	Location:	weirton, WV

Home town:
Current & past employers:	nappie foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,789.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of this loan? Can you provide a loan description? What is Nappie Foods and what do you do there? What was your previous job and how long were you there?	I am purchasing a motorcycle.2006. Nappie Foods is a wholesale food supplier. I drive and deliver. My employer requires 55 hrs. per week to maintain my position. I have a CDL A license that I must maintain with regular drug and alcohol tests. My previous job was with a FedEx sub contractor for 2 yrs. I left to acquire my CDL license and seek better pay.

Member Payment Dependent Notes Series 498276

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498276	$15,000	$15,000	13.11%	1.00%	April 5, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498276. Member loan 498276 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Palm Beach Cardiology	Debt-to-income ratio:	22.43%
Length of employment:	3 years	Location:	Palm Beach Gardens, FL

Home town:
Current & past employers:	Palm Beach Cardiology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I plan to use the loan to pay off some high interest credit cards. I am employed as a Physician Assistant with a cardiology office. I have never been late on any payment and plan to pay off the loan ahead of schedule. Borrower added on 04/01/10 > I have had multiple requests regarding how I obtained the credit card balance. After leaving the Army in December 2002, I enrolled in a Physician Assistant program at a local private university. The GI Bill didn't even cover my tuition let alone books and living expenses so these credit cards enable me to finish school. After finishing school, I got a great job with a cardiology group and have been paying more than the minimum payment every month. Recently, however, the APRs jumped to their maximum limits of 24.9 and 29.9%. To combat this, I want to eliminate the credit cards and continue paying the same amount of money per month ($800) and have this loan paid off in less than two years at a substantial savings in interest.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,548.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Palm Beach Cardiology and what do you do there?	Please refer to previous questions. It seems your question is being resent multiple times.
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	This loan will be used to eliminate the two credit cards that recently increased their APRs, and one that has a decent APR. CC #1: $5,800 @ 29.99% CC #2 $7,000 @ 24.99% CC #3 $900 @ 14.99%
What is Palm Beach Cardiology and what do you do there? I don't think you ever answered this question	Palm Beach Cardiology is a 7 physician, 2 PA cardiology practice. We perform both clinical and interventional cardiology at two outpatient clinics and two local hospitals. I am employed as a Physician Assistant (PA) specializing in inpatient care.
You've done well at explaining your job. It seems some lenders don't do well at reading or understanding responses. You look like a good borrower to me. Good luck	Thank you for your kind words.

Member Payment Dependent Notes Series 498304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498304	$12,000	$12,000	7.51%	1.00%	April 2, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498304. Member loan 498304 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	PWP Industries	Debt-to-income ratio:	16.97%
Length of employment:	4 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	PWP Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,135.00	Public Records On File:	0
Revolving Line Utilization:	12.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PWP Industries and what do you do there?	PWP is a thermoforming packaging company. I work in the R&D department as a Product Design Engineer.
Loan Description please?	Doing some home improvement - concrete work for the driveway and back yard landscaping.
What year did you purchase the house?	2003

Member Payment Dependent Notes Series 498437

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498437	$2,500	$2,500	15.70%	1.00%	March 31, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498437. Member loan 498437 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Pacific Western Bank	Debt-to-income ratio:	11.05%
Length of employment:	< 1 year	Location:	Winchester, CA

Home town:
Current & past employers:	Pacific Western Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > I purchased a home of December of 2009 in Temecula, CA (great prices and big houses.) I was excited to be a 22 at the time home owner. What I was even more excited about was the first time homebuyers tax credit to help furnish, repair, and fill out the house. Apparently I didn't read the small print or do enough research. But it has been months and I have still not received my $8,000.00 credit. I am told it will be even longer before I get it. They didn't allow me to e-file and everything had to be sent in manually. The predicted 2-3 months to receive the credit has passed and I am left here hanging. Any help would be appreciated. I plan on paying the loan off before the close of the year (or whenever I get my credit.)

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,276.00	Public Records On File:	0
Revolving Line Utilization:	87.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Pacific Western Bank and what do you do there?	I work at the Pacific Western Bank in La Jolla. I am the Senior Financial Services Rep acting as BDO. I go out and try to obtain new business accounts as well as open any scheduled appointments to open personal or business accounts within the branch. Pacific Western Bank is a fairly large community bank mainly in southern California. We also have a few locations up north. It is very similar to California Bank and Trust if you are familiar with them.
Loan description please?	I basically would like to use the loan to get a couple of things to furnish my house. I purchased a home in December of 2009. I have been waiting for the first time home buyers credit but it has been months. I am hoping this loan will offset it and allow me to do some things within my house. Before you purchase they unfortunately do not tell you it will take longer then the estimated 2 months. They also do not tell you that you can not e-file your return. I would like to make improvements as soon as possible and dont feel like waiting another month or so for my credit. Hope this makes sense. Thank you CriticalMiss
RE; $9,000 HIP loan: Position (Job/What you do) @ Pacific Western Bank? Length of Employment current employer less than 1 year. Provide 4 years PRIOR work (or school) experience. Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 03.26.2010 @ 07:07 AM ET(	Hey how are you doing. I work at Pacific Western Bank in southern California. My title is Senior Financial Services Rep. I also act as a business developer. I go out and try to acquire new business accounts and try to grow our branch deposits. I also open all new accounts for both personal and business based on appointments and walk-ins. I just accepted this job as they recruited me in late december. Previous to that I worked for California Bank and Trust for a combined 4+ years (although at different branches. Encinitas, Temecula, and the last branch I was at was the Carlsbad location). I took this job here for the opportunity to grow. I went from a standard Financial Services Rep (at CBT levels ranged from 1-4) to a Senior Financial Services Rep. Within a year or two I was told based on my performance I can transition to either Business Developer (even though I techinally work this job within our la jolla branch) or Branch Manager (Not so much sales oriented.) Unfortunately I have been caught up working and haven't taken a class in about three years. I am hoping to take another semester or two to obtain my AA. Just haven't been able to work it into my schedule yet. Hope I answered your question to your satisfaction. What exactly did you do in the marines? My father retired after 23 years as First Sergeant and my mom was a reservist and retired after 29 years as a CWO5 and now works for Homeland Security.
You should contact Lending Club, and give them all of the information that they need to speed up the APPROVAL process (verify income, employer, etc., etc.). You will attract MORE investors (also investors that are sitting on the fence)! I would like to invest but I don%u2019t feel comfortable until I see the green APPROVAL checkmark. You will be amazed of how much faster your loan will fund with that GREEN checkmark on you loan app. Thank you very much and good luck.	Thank you so much. Which parts haven't I filled out I am sorry. I thought I was all current. I was just waiting for them to withdraw the small amount from my checking account so that I could verify my bank. Please assist me if you are free. And thank you for the heads up.
Contact LC and ask them how you can expedite the approval process and also verify your income (green checkmarks and APPROVE will be visible on the app that we (investors) see, otherwise it just says Under Review. I hope this helps.	Perfect. Just got off the phone right now. They said it would take time. They said around tuesday they will make the withdrawal. So unfortunately there is nothing I can do right now. But thank you so much. I will just have to wait and tough it out.
Do you intend to pay the loan back when you get the first-time home buyer check?	Absolutely. I dont want to have too many loans out there. Mortgage/Car/CC/Lending Club. A Rep from Lending Club contacted me though and said they would only be able to do 2,500 now. Which is a bummer because that doesn't really help me too much now. I may have to wait until the IRS issues my refund. Thank you all again for the support.

Member Payment Dependent Notes Series 498448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498448	$5,000	$5,000	14.22%	1.00%	April 1, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498448. Member loan 498448 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,340 / month
Current employer:	utmb	Debt-to-income ratio:	18.63%
Length of employment:	3 years	Location:	palestine, TX

Home town:
Current & past employers:	utmb
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I have been at my job for 4 years this month. I have 7000 dollars coming from the IRS in june so i will be able to pay the loan off early! I plan to use these funds to pay off my credit card and to do some repairs on my house

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,077.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is utmb and what do you do there?	UTMB is university of Texas medical branch. I work at the prison as a dental assistant. UTMB has a contract with the prison system UTMB hires people to come in and take care of the medical needs of the prisoners.
Why is your money from the IRS not coming until June?	because i amened my last years taxes to get the first time home buyers credit. I had to mail it to the IRS and they told me in feb. that it can take 12 to 16 weeks to get it back.

Member Payment Dependent Notes Series 498452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498452	$10,000	$10,000	9.88%	1.00%	April 1, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498452. Member loan 498452 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Target Corporation	Debt-to-income ratio:	17.04%
Length of employment:	4 years	Location:	Bellevue, KY

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I need to cut years off of my credit card repayment. I'm a new homeowner with big dreams that don't include paying CitiCard for 8 years. Getting this loan will make huge strides in becoming debt free faster and will enable me to make my house my dream home shortly after. Thanks!

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,948.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your job/position? 2) Please list the debts you are consolidating (source, balance, APR and current monthly payment made)? 3) Would you tell us about your other $ monthly costs (mortgage, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	1. I am a Loss Prevention Manager for Target (4 years now) 2. CitiBank: $5,100 @ 28%APR monthly approximately $180.00, Target: $500 @ 18%APR monthly $40, CareCredit: $2,500 @ %20 APR monthly $180.00 (these are approximate minimum monthly payments as I do not have current bills available, but I normally pay above this). 3. Mortgage $490 (my share), car $280, utilities approx $200 (avg. per month with variable electric), phone $70, student loans $260, insurance $190, food $100. In addition to those items listed I have no children and live within 10 minutes of my work. Please feel free to contact me with further questions. Thank you!
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	There is another. Our combined income is approximately $5,200 a month. I do not have a second mortgage. In the case of income loss, my debts would be supported by my 401K. The loan payments will be automatically withdrawn from my bank account.
You wrote that you pay $490 mortgage as your share. How many shares are there? Who holds them (friends, relatives, investors?) and how much of a monthly cost will it be to you if one or more of your fellow share holders default (i.e. can you still make the monthly Lending Club payment if such a thing happens?	My mortgage is divided between myself and my boyfriend of three years. In the case that he should default on his payment, I will be able to continue to make the monthly payments of $970 and repay the lending club loan. This loan will not change the monthly payments I currently hold significantly, but will shorten the repayment period of my current debt.

Member Payment Dependent Notes Series 498483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498483	$6,000	$6,000	10.25%	1.00%	April 1, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498483. Member loan 498483 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	cristi cleaning service	Debt-to-income ratio:	2.65%
Length of employment:	5 years	Location:	east elmhurst, NY

Home town:
Current & past employers:	cristi cleaning service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > I will pay in less time than scheduled Borrower added on 03/28/10 > Sorry I missed some of the questions, by clicking summit to soon, but here are the some answers 1-This is a business loan, I am buying an apartment in the Dominican Republic. 2-my plan is to collect rent from it, just like I do with another one that I bought over there 3- I live with my parents and they both work and make about 25000 each 4- I also own a Taxi ,this is my second job, but the 29000 that I make a year is only from Cristi 5-my expenses are not that much since I live with my parents, and we share the expenses 6- I save about 1500 a month Thank you in advance, I promise I won???t let you down Borrower added on 03/31/10 > I am a Good borrower because I am responsible and my credit can talk for me, right now I have over 25000 dollars on credit cards limit, and all of them are clean. With zero balance, I am making this loan because the interest rate is really good, and I need this money to invest it, I won???t lose my outstanding credit history for 6 thousands dollars, my plan is to pay this loan as soon as possible.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$589.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is cristi cleaning service and what do you do there?	Cristi Cleaning Service; is a cleaning company located in New Jersey, and has contracts with the Port Authority at Laguardia Airport an at J.F.K Airport, i am a supervisor for one of the contract at Laguardia Airport, you can find more information about Cristi at; cristicleaningservice.com
Loan Description please?	This is a business loan, I am buying an apartment in the Dominican Republic, I already have one, im buying another, I collect the rent from it
So lenders have more information by which to decide: 1. What is the purpose of this loan? 2. What do you at cristi? 3. Please list your expenses so that we can have a better picture of your situation. Include what/if you put into savings each month. Thanks	1-This is a business loan, I am buying an apartment in the Dominican Republic 2- im a supervisor at Laguardia Airport (New York) for cristi
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at the cleaning service? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What will you do with the proceeds of this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	1- i am a supervisor for cristi at Laguardia Airport 2-i live with my parents and both work
Hi, please advise what is the purpose of the loan? Thanks!	This is a business loan, I am buying an apartment in the Dominican Republic

Member Payment Dependent Notes Series 498579

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498579	$10,000	$10,000	10.25%	1.00%	March 31, 2010	April 8, 2013	April 8, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498579. Member loan 498579 was requested on March 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Blackhawk Network and Gentry Realty	Debt-to-income ratio:	11.59%
Length of employment:	< 1 year	Location:	Gilbert, AZ

Home town:
Current & past employers:	Blackhawk Network and Gentry Realty
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/25/10 > Paying off 2 high interest rate credit cards. I also work as a Realtor part time and expect to make over $10,000 in additional income this year. I have never been late or missed a credit payment and have a 700+ FICO score.

A credit bureau reported the following information about this borrower member on March 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,062.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You work part time as a Realtor - is that for Blackhawk Network and Gentry Realty? Please clarify.	I work full time for Blackhawk Network as a Settlement Analyst and part time as a Realtor with Gentry Realty. I didn't see a section for any other type of employment so I just combined the two into the one section. Hope this clarifies.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Blackhawk Network? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Hello. I am a sole wage earner, but do have multiple sources of income. I work full time for Blackhawk Network as a settlement analyst configuring new partners and researching card/partner issues in the gift card industry. I also work part time as a Realtor with Gentry Realty in which I am paid commission on sales. I do not have a HELOC, only a 1st mortgage payment of about $750. With the funds of this loan I am going to pay off two credit cards totaling about $9,500. The minimum payments are $100 and $132 with interest rates of 29.99% and 19.24%. In the case of loss of income, I have my Real Estate License to fall back on. I have had and used it for over 6 years now, and have worked in the industry full time previously. With that being said, I am comfortable working full time in Real Estate again if that problem came about. My payments will be drafted from my bank account. I hope this helps to clarify my financial situation. Thank you for your interest.
Thank you. How much of your income is from each employer?	I have a salary at Blackhawk of $45,000, and conservatively I plan on making at least $10,000 in commissions on Real Estate sales with the possibility of making a substantially higher amount.
Thank you for the information. Could you answer the question about your total monthly expenditures?	Mortgage - $750 2 other Credit Cards - min payment - $260 (combined) No other loans/lines.

Member Payment Dependent Notes Series 498653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498653	$1,500	$1,500	11.36%	1.00%	April 2, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498653. Member loan 498653 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Biomat	Debt-to-income ratio:	14.40%
Length of employment:	< 1 year	Location:	Portland, OR

Home town:
Current & past employers:	Biomat
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	9
Revolving Credit Balance:	$2,467.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Biomat and what do you do there?	Biomat is a plasma center. I draw blood. See grifols.com for more info. Thanks, Cassie

Member Payment Dependent Notes Series 498679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498679	$10,000	$10,000	10.99%	1.00%	April 2, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498679. Member loan 498679 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	agencyQ	Debt-to-income ratio:	13.98%
Length of employment:	4 years	Location:	Washington, DC

Home town:
Current & past employers:	agencyQ
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	43
Revolving Credit Balance:	$25,540.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is agencyQ and what do you do there?	agencyQ is an interactive agency that designs and builds web applications.
1. By how much have you already reduced your debt in the last 6 months? 2. What specific changes have you been practicing for the last 2 months that will aid you in reducing spending and debt? 3. What was the delinquency? 4. Please list your debts and monthly payments on them. Which will be shifted to this loan? Thanks.	I have reduced my debt by almost 65% over the past 6 months and have done this through a number of changes but most importantly, I have gotten rid of all cards and pay for everything in cash. My monthly payments total about $500/month today but I hope this loan will lessen that amount and total out of pocket (with monthy loan payment) will stay around the same.
Can you tell us about your other $ monthly costs (rent, car, utilities, debt not covered by this loan, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	My monthly expenses including debt not covered by this loan are $3100.

Member Payment Dependent Notes Series 498686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498686	$15,250	$15,250	14.96%	1.00%	April 1, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498686. Member loan 498686 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,454 / month
Current employer:	AT&T	Debt-to-income ratio:	16.34%
Length of employment:	9 years	Location:	Springfield, OH

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Purpose of loan: This loan will be used to pay off 4 higher interest credit cards. I have a 3 year plan in place already to payoff all revolving debt, but wanted to see if I could do it cheaper with Lending Club. My financial situation: I am a good candidate for this loan because I have not been late on a payment in 8-10 years. I am very focused on paying off all my debt as soon as possible. I don't think my credit is that bad. It definately does not reflect on my recent way of life, more so on mistakes made in my early 20's. I have been with my current employer for nearly 10 years and am currently looking to move up to Management. I most likely will be looking to pay this loan off a little bit early. With the rate on Lending Club my monthly payment will be very near the same as the minimum payments on these 4 cards. WOW! Borrower added on 03/26/10 > After reviewing some other loans here I thought I should add the information on the credit cards I plan to pay off: Sears - $5162.59 @25.27% - $175 per month Home Depot - $6072.53 @26.99% - $200 per month Capital One - $3999.09 @22.90% - $115 per month Lowes - $213.93 @22.99% - $15 per month Also, will note that I work as a Construction/Splicing Technician for AT&T. This is a Union Bargained position, if that matters. I will have 10 years this July! I will be getting a scheduled 3% raise April 4th which I did not include in my current salary. Also, another 2.75% in April the next 2 years. I am currently seeking opportunities for Management at AT&T which could garner a 5-10% raise. Thank you for looking!

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	26
Revolving Credit Balance:	$19,674.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 498697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498697	$10,000	$10,000	15.33%	1.00%	March 31, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498697. Member loan 498697 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Itron	Debt-to-income ratio:	7.05%
Length of employment:	5 years	Location:	Vallejo, CA

Home town:
Current & past employers:	Itron
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$990.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Itron and what do you do there?	Itron is a software and hardware company that provide meters and metering software for meter reading data for gas, electric and water. I provide bug fixing and testing for our applications software prior to scheduled releases.
Can you answer the following? 1) What is your job/position? 2) Please give an itemized list of your revolving debt - shown at $990 (source, total, interest and monthly payments MADE, not minimum due). 3) Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	Type your answer here. 1. I work at Itron as a Software Engineer. I fix and test software errors, bugs and enhancements for our customers. 2. Discover Card $1100 American General $3000 Lockhed Federal Credit Union $4800 3. Other monthly bills are Rent of $200 Phone $ 140 Insurance $ 70
Hello. Good luck with the rapid funding of your consolidation loan. I am interested in investing in you but have a couple questions. I will base my decision to invest on your answers to the following inquiries: 1. What debt will you be consolidating? 2. What is Itron? What is your position there? 3. Are you the sole wage earner in your household? If not, what other income do you have? 4. Please list your monthly liabilities (e.g. rent, food, utilities, car payment, insurance, cell phone, etc.)? Thanks for your timely response.	Type your answer here. 1. I have 3 consolidations I would like to lump into one 2. Itron is a software and hardware metering company and I fix and test software errors and assist with software enhancements for our customers. This is my only source of income, however I have 401K savings with Itron as well. 3. I pay $200 in rent to my sister and $140 in phone bill as well as $70 in auto insurance.
Hello ~ Can you list your debts and expenses for us? What do you do for Itron? Thank you.	My current debts are as follows: $5000 to Lockheed Federal Credit Union, $1100 to Discover Card, 3200 to American General. Itron provides hardware for metering, AMI, and software for meter reads for gas, water, electric. They are now a global company, based in the U.S., Australia and Europe. I work in the U.S. software department repairing bugs and providing enhancements in our deployed applications. We have over a dozen utility companies that we provide our products to, and among our current customers are PGE, SCE, and SDGE.
What is Itron and what do you do there?	Itron is a global company that provide hardware meters for electric, gas, and water. They are based in the U.S., Australia, and Europe. They also provide software for metered data that output general or more specific reports about readouts. I work in the software department where I fix bugs and provide enhancements for our existing applications to our existing customers, among them in the U.S. are PGE, SCE, and SDGE.
Can you please dive us details of what debt you are looking to consolidate? Thanks and good luck!	My current debts are as follows: $5000 to Lockheed Federal Credit Union, $1100 to Discover Card, 3000 to American General.
Specifically what debts will be consolidated with the loan proceeds. Please list individually with balances and current interest rate. Please also list with the same info any other debts that will not be paid off with proceeds.	My current debts are as follows: $5000 to Lockheed Federal Credit Union, $1100 to Discover Card, 3200 to American General.
Do these debts belong to someone else? Your revolving balance is only $990 per your credit report.	I don't understand that it only shows as $990. I'm not certain why the credit reports aren't updated at this point, or what criteria they include everyone when having a "revolving" balance. I have a balance closer to ten times that amount unfortunately. Hopefully, if I get approved, I will be able to narrow the debt down to paying only 1 company per month.
The 990 balance is on the balance showing on one of the credit bureau reports. Not all debts show up on all three of the major credit bureaus.	Oh I see, thank you for the info. I see you posed a more detailed question in the next block. I'll read that one and answer there.
It would help us as Investors, to see a list of each of your debts (types/balances/APR's) and then for you to identify which ones on the list *will* and which ones *won't* be paid off with this loan. Thank you in advance.	I plan to pay all of what is listed below: Lockheed Federal Credit Union 17% $4800 Discover Card 19.8% $3200 American General 18.7% $1100 My main goal is to reduce the number of payments per month even by just a little.

Member Payment Dependent Notes Series 498716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498716	$14,300	$14,300	7.51%	1.00%	April 2, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498716. Member loan 498716 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,240 / month
Current employer:	City of Palo Alto	Debt-to-income ratio:	8.06%
Length of employment:	6 years	Location:	Palo Alto, CA

Home town:
Current & past employers:	City of Palo Alto
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1980	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,514.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the City of Palo Alto?	Administrative Assistant
Hello. Your credit history indicates that you only have a revolving credit balance of $6,514. What all are you intending to use this loan to pay off? How did you accumulate this debt in the first place? What is the average interest rate of the debt you are paying off? Your answers are appreciated. Wishing you the best.	I have two credit card balances. $6,514 and $8,194 which is why I am requesting the loan in the amount of $14,300. (The $400 difference are the payments I have already made to these two cards that have not yet posted to the accounts). This debt accumulated over the last ten years, moving expenses, furnishings, travel to visit family ailing family members. The interest rate on one card is 9.9%, and the larger balance has two interest rates, 3.99% on a smaller balance on that card and 20.99% on the larger balance of the same card.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole wage owner/occupant in the household. My monthly bills (rent which includes utilities, car payment, car insurance, phone and internet) is approximately $2100 per month. In addition, I pay $200 each month on each card, which is more than the minimum monthly payment required. I want to consolidate my debt and get it paid off. With this loan I plan on increasing the total loan payment amount from $400 to $600 and have it paid off in less than the 3 years calculated. If I loose my income, I have a deferred compensation account of nearly $20,000 that would be used to pay off this loan. I cannot touch this account while I am still employed with the city, so it is my contingency account should I loose my job. Most likely I will have the amount withdrawn automatically from my bank account.

Member Payment Dependent Notes Series 498726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498726	$5,000	$5,000	11.36%	1.00%	April 1, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498726. Member loan 498726 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,600 / month
Current employer:	Taillored Woodcraft Inc	Debt-to-income ratio:	12.16%
Length of employment:	4 years	Location:	Weirton, WV

Home town:
Current & past employers:	Taillored Woodcraft Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I manage and run an expediting operation out of Ohio. I am using to loan to add another vehicle to my fleet. It will help my bottom line as well as provide another job for someone. Borrower added on 03/28/10 > Personal Note: I am also an investor. I chose this platform because I am not happy with the way the banks have been run. I would prefer to put money back into the pockets of the induvidual investor rather than continue to contribute to the banking problem. However, some of the investors are a little critical of where they are to put their money even though I am an extremely low risk. I NEVER have been late on any of my payments, (personal or business) I have no problem getting approved at a bank to get a loan. I just heard about this new idea of peer to peer lending and thought it was a great idea to try. Don't forget, we're here helping each other.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$115.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Taillored Woodcraft Inc and what do you do there?	Tailored Woodcraft is a custom cabinet/furniture shop. I build and deliver the product. Also, I manage an expediting operation. Thanks for you question. If you need more detailed information, feel free to ask.
You failed to list a loan description. Exactly what will the money be used for. Please explain in detail. I only invest after I receive complete answers.	I have added a description for you. Thanks
In 2 days being listed $11,000 Small Business loan attracted 4 pct funding (FYI: Needs to 7 pct fund per day to achieve 100 pct funding over 14 days maximum listing). Why such paltry results to date? Answer: LIMITED DETAILS = NO $$ INVESTED BY LENDERS. If you are serious about loan funding then provide at minimum DETAILS about which business loan is intended for (Start-up? Established? Products? Services? Clientele to be served?) A-N-D PURPOSES how $11,000 (Less LC managemnet loan origination fee) intended to be spent to benefit business? (Inventory? Prepaid expenses? Website? Adverttising? Transportation? Or exactly what?) Apparently $11, 000 loan is intended for logistics expediting business, but you provided absolutely NOTHING to clarify that and attract lenders $$. (FYI: If we two just met on the street and I asked YOU for $11,000 unsecured personal business loan, would you not have questions involving business details? And loans intended purposes how $$ to be spent?) Member 505570 USMC-Retired-Investor 03.28.2010 @ 10:39 AM ET	This loan was posted on a Saturday moning. I hope that's why things are slow. Back to your comment/question. I'm sorry, I thought I answered in enough detail to give you the basic idea. I could have just put consolodation loan and avoided all of that, but, that is not it's use. It is an already established business, serving an existing customer base. I wish to add another vehicle to the fleet. I have 10+ years in transportation. I should mention that the vehicle itself is what generates my revenue. Also, take a look at my credit repotrt and re-payment history I have never had a late payment ,"ever." I hope that will help you make a decision. If you have a specific question that you need an answer to, I will be more than happy to answer.

Member Payment Dependent Notes Series 498770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498770	$5,000	$5,000	10.25%	1.00%	April 5, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498770. Member loan 498770 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Best Chevrolet	Debt-to-income ratio:	9.66%
Length of employment:	6 years	Location:	kenner, LA

Home town:
Current & past employers:	Best Chevrolet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Thank you Borrower added on 03/28/10 > I am using this to wrap up a few smaill things for my wife so that it will be easier for her to manage. Will be paid back quickly.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	73
Revolving Credit Balance:	$4,146.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Best Chevrolet and what do you do there?	Best Chevrolet is one of the biggest auto dealerships in the New Orleans area. I am one of the Sales Managers.
What is it that you do at Best Chevrolet? Can you provide a loan description?	I am the Sales Manager.....Using the loan to pay the medical bills from my sons birth and payoff my wifes student loan. Will have this loan repaid beginning of 2011.

Member Payment Dependent Notes Series 498797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498797	$3,500	$3,500	13.85%	1.00%	April 1, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498797. Member loan 498797 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,288 / month
Current employer:	Southwestern Energy Company	Debt-to-income ratio:	3.90%
Length of employment:	2 years	Location:	TOMBALL, TX

Home town:
Current & past employers:	Southwestern Energy Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > The loan will be utilized to pay for my wedding and to fill my newly bought house with furniture, appliances, etc. I had credit problems in the past (college years) due to identity theft & mis-communication of a small medical bill (~$350) that was referred to my parents rather than to myself. That was the past and I presently consider myself a good borrower because of my stable job in the oil & gas industry, any debt I owe is set up to automatically debit from my account, & my soon-to-be wife's income is ~$45,000.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	29
Revolving Credit Balance:	$804.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Southwestern Energy Company and what do you do there?	Southwestern Energy is an independent energy company based in Houston. We deal with the exploration, development, & production of natural gas and oil within the United States. Our major play is in the Fayetteville Shale located in Arkansas; a natural gas field. I am a drilling engineer in which some of my primary responsibilities are designing the well, efficiently drilling it with safety as an upmost priority, optimizing future wellbores from an operational/economical standpoint, etc.
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Yes, I hold the deed/title to the house. Mortgage: $1920/mo CC/Finance: ~$150/mo College Loans: $323/mo Utilities/Misc: ~$500/mo

Member Payment Dependent Notes Series 498801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498801	$5,175	$5,175	10.99%	1.00%	April 1, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498801. Member loan 498801 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,287 / month
Current employer:	East Liverpool City Hospital	Debt-to-income ratio:	24.75%
Length of employment:	10+ years	Location:	East Liverpool, OH

Home town:
Current & past employers:	East Liverpool City Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > Need appliances badly. Borrower added on 03/26/10 > Need appliances badly. Borrower added on 03/27/10 > Was just before my divorce. Ex wanted to file bankruptcy.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,763.00	Public Records On File:	1
Revolving Line Utilization:	41.00%	Months Since Last Record:	81
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at East Liverpool City Hospital?	I am a Ward Clerk. Different hospitals have different titles for what I do. Basically I am a secretary in the cardiac unit. I transcribe orders the dr or nurse writes in a patients chart. I order labs, rad tests, MRI's,Ultra sounds, nuclear med tests, stress tests, answer the phone, order stock, write meds or cancel then in the medical record sheets. etc., etc., etc. We are called unit coordinators in some hospitals.
Can you please explain your public record from about 7 years ago (bankruptcy, lien, etc)?	Before my divorce, my ex husband insisted we file backruptcy. He was and is an alcoholic and spent most of his paycheck on alcohol. I pay my bills, I also collect social security.
Thanks for the information that you added. 1. On the bankruptcy, what led to it? 2. Do you maintain and live by a budget? 3. Do you put money into savings each month? 4. Which appliances? Why do you need them?	Ex husband is an alcoholic. He spent at least half his pay on alcohol. Got to the point the incoming didn't match the outgoing. I now work full time and recieve soc.sec. I have a small savings and a retiremant fund at work. I need a fridge, freezer, stove, washer, and dryer. Wanted carpet in my living room also.
Can you list your monthly expenses: mortgage, utilities, phone bill, food, credit cards, etc?	$500.00 mortgage inc taxes and ins. 200.00 loan 355.82 car pmnt 50.00 elec 75.00 dell comp 200.00 credit cards 47.00 trash - quarterly 35.00 water 150.00 cell 131.00 comcast 43.92 life ins on me for mortgage 150.00 meds - quarterly

Member Payment Dependent Notes Series 498805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498805	$2,850	$2,850	13.48%	1.00%	March 31, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498805. Member loan 498805 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Russ Cochran Publishing	Debt-to-income ratio:	3.55%
Length of employment:	4 years	Location:	West Plains, MO

Home town:
Current & past employers:	Russ Cochran Publishing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$7,513.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Russ Cochran Publishing and what do you do there?	Thank you for your interest in my loan. Russ Cochran Publishing is a company that publishes primarily EC comics and Disney comics, but also publishes our own books. (i.e. "Chet Atkins:Me and My Guitars") They also are an auction house for comic art. I handle the web marketing and maintenance of the site. Also, I am responsible for procuring most of the art for the auctions.
Can you explain what this loan will be used for? Can you explain the deliquency on your record? Thanks.	While most of the ugliness has been paid off of my credit report, most of these "pay-offs" went on to another card, and I would like to pay that card off and get a better interest rate. Most of the indiscretions on my record stem from being young and foolish.
what are the balances/interest rates you want to consolidate? what do you mean by "cleaning up past mistakes"?	The balance I am seeking a better interest rate for is $2842.38 with an interest rate of 19%. While nearly everything has been paid off on my record they have gone on another credit card which has a high interest rate. I would like to pay off that card, and get myself into a better interest rate.

Member Payment Dependent Notes Series 498843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498843	$12,000	$12,000	13.48%	1.00%	April 2, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498843. Member loan 498843 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	SAIC - San Diego	Debt-to-income ratio:	1.95%
Length of employment:	1 year	Location:	Carlsbad, CA

Home town:
Current & past employers:	SAIC - San Diego
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/26/10 > I run a successful online business. I have a chance at a great location to open a retail version but the place won't be available forever. I can easily afford the loan payment. My business plan was referred to as "Great!" by my SBA adviser and will supplement my online business. Borrower added on 03/27/10 > We have 30% of the inventory in possession now. Our suppliers are in place and waiting for the store to open. We will carry cosmetics, skin care, accessories and seasonal merchandise. The location is one block from San Diego's most popular beach. The loan will be used for cabinets, shelves and additional inventory. Both consumers and retailers are turning to online marketing because the vast selection and better prices of online cosmetics are not readily available offline. We will price our merchandise below the combined cost of online products and shipping. Borrower added on 03/27/10 > The United States is the world's largest market for cosmetics and toiletries. On average, American women use 12 personal care products daily. Seventy-nine percent apply a makeup product at least 22.3 times during an average week. An estimated 90% of girls age 14 and older regularly use cosmetics. Borrower added on 03/28/10 > Business is good, we've outgrown our current location, time to expand. Borrower added on 03/28/10 > Moving into the retail sector will allow us offer a broader selection at one third the cost of what consumers are currently paying. We think they'll like that. Borrower added on 03/31/10 > Wow...this is awesome. We forever appreciate and honor your support. Borrower added on 03/31/10 > WE HIGHLY RECOMMEND LENDING CLUB!!!

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,108.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is SAIC - San Diego and what do you do there?	Science Applications International Corporation. I'm an IT Systems Administrator VI.
Re: $12,000 Small Business loan: NO DETAILS, NO LOAN PURPOSES = N0 $$ INVESTED. Provide DETAILS about business (Start-up? Established? Products? Services? Clientele?) AND PURPOSES how $12,000 will be spent to benefit you (Inventory? Pre-paid expenses? Website? Advertising? Or exactly what?). Only then will loan attract lenders who are NOT clairevoyant. Member 505570 USMC-Retired-Investor 03.26.2010 @ 05:21 AM ET.	Thank for your advice. This box seems a bit small to paste my entire business plan into. I'm new to this site but I'm looking around to see how best to get detailed information to prospective lenders. Maybe there's some form of decent contact or messaging system. A better option to pasting 32 pages of info here or seeking clairevoyant lenders. We'll see eh?
Hello! Please fully describe what goods or services you will offer at your brick and mortar location. Investors may feel more confident about lending to you if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion. Thank you.	I sell cute cosmetics. I started in the very worst of the recession and it has continued to grow steadily. The store will feature the vast selection and better prices of online cosmetics in an offline environment, along with age specific skincare, a broad line of accessories, in a flourishing beach community. Thank you for the advice about the Credit Review Status. My credit was approved at the time of placing the loan but if there's more I need to do okay. I appreciate your help.
Have you registered your business as an LLC or Corp yet? If not, how soon will you be doing that?	We haven't registered yet. We're currently weighing the pros and cons of the various formations and have not yet made a final determination as to what is best for the business. In the meantime, we are a sole proprietorship, trying to get the doors open.
Your Credit Review Status is 'Under Review', as indicated on this page, by Lending Club. It takes some action on your part to have them change it to 'Approved'. Some Investors, of which I am one, will not commit funds to a Loan until such approval (which assures us that it will be issued upon completion of funding) has been obtained. Please call Lending Club to determine what they need from you and expedite the completion of their requirements.	Thank you very much for the information, we'll look into that ASAP and get it done.
Is the purpose of this loan to pay for leasing a specific property for your store? Are you doing this by yourself or is someone else involved in the business? How much of your own funding have you put into this business so far? Thank you in advance for your answers.	The area we are going into has retail spaces available fairly regularly but this particular location is the one we really want. The owner is super cool, the lease is under $2.00 sq ft., it sits on the main street through the city, one block from the beach access road. My family members include a business consultant, web designer, interior designer, sign maker and other key components so yes I'm doing it by myself with the support of a very talented group of business people. I / we have invested $5,000 in inventory and shelving, we have also set aside $5,000 for the move in.
So all the funds from the loan will be towards the rental space? Have you already applied for any required licenses or permits? What are the other expenses required for you to open your business in that particular location? How long is the lease for, and how do you plan on paying it each month, in addtion to your normal living expenses and your debt service? It helps Investors to see a brief summary that addresses some of these type questions so we have a better picture of your situation. Thank you in advance for your answers.	No all of the money is not for the rental space. We actually have the money for that set aside. The money will be mainly used for inventory, cabinets and shelving. We can't buy the license until the lease is executed. We have until April 1st to give Jake a yes or a no. I called the City to check for any unexpected restrictions and they had none. We have more than enough income to make the loan payment whether employment income, online business income or store profit. Our income projections are great even with modest participation due to our high margin, 66% plus. The initial lease period is 1 year, renewable. The landlord is a friend. Our ebay money covers the cost of the lease during the month that we'll be preparing to open. We'll be fine. We have a full business plan that the SBA said is great but I'm not suppose to give out identifying information on the site.

Member Payment Dependent Notes Series 498865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498865	$2,000	$2,000	13.85%	1.00%	April 1, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498865. Member loan 498865 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,177 / month
Current employer:	St. Francis Regional Medical Center	Debt-to-income ratio:	18.56%
Length of employment:	2 years	Location:	Bloomington, MN

Home town:
Current & past employers:	St. Francis Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I really want to get another car, but in order to do so, this is the least amount of money I need to put down in order to recieve any financing for one, so if anyone could help, I would be really really grateful!

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	2
Revolving Credit Balance:	$74.00	Public Records On File:	0
Revolving Line Utilization:	3.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at St. Francis Regional Medical Center?	Nursing Assistant
Can you discuss the delinquincy 2 months ago? Thanks.	My job was doing layoffs and as a result, my hours had been cut dramatically. Unfortunately, because of this, I was unable to pay for certain bills, which led to the delinquincy you'll see in my credit report, but since then, my hours have picked back up, and I'm back to working full time, and am ahead on my bills. In fact, most of them are paid off - atleast all my credit cards are, and most important, I only have two months left on my car to pay off!

Member Payment Dependent Notes Series 498882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498882	$6,250	$6,250	10.62%	1.00%	April 2, 2010	April 9, 2013	April 9, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498882. Member loan 498882 was requested on March 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	AMERICAN LIFTING PRODUCTS	Debt-to-income ratio:	13.49%
Length of employment:	6 years	Location:	MIAMI, FL

Home town:
Current & past employers:	AMERICAN LIFTING PRODUCTS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,802.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide a loan description? Are you going to quit your job to start a company? Will you be able to make payments on this loan if the company doesn't work out?	- The business is intended as a source of supplemental income, until the assets provide a large stream of steady revenue, which will very likely take many years. - I plan to keep my job indefinitely. - This is a family endeavour (me and my husband), our income allow us to fufill the financial obligation from the loan without any sacrifice. Instead of saving the money and then start the business, we prefer to receive the money and start now, and repay it using our income, not the business's.
Lenders need much more information. 1.What do you do at American Lifting? 2.What is the business? 3.Are there partners in it? 4.What information have you researched and gained on a market for it? On location? What makes you think that it will succeed? 5.How much of your own savings are you investing into it? 6. Have you ever done this kind of business before? For how long?	American Lifting is the company I have worked with during the last 6 years, unrelated to my startup business endeavour. I oversee the Miami Branch sales/service/procurement and warehouse.
Lender 365521 asked 6-part question. You answered only 1st part. Parts 2 thru 6 you avoided aswering. Those parts were: 2.What is the business? 3.Are there partners in it? 4.What information have you researched and gained on a market for it? On location? What makes you think that it will succeed? 5.How much of your own savings are you investing into it? 6. Have you ever done this kind of business before? For how long? Your loan is one of 231 loans listed for lender consideration. All loans seek $$. Reality is $$ is invested in borrower loans that provide at minimum DETAILS about business (Start-up? Established? Products? Services? Clientele to be served?) A-N-D PURPOSES how $$ will be spent to benefit the business? (Prepaid expenses? Advertising? Investory? Website? Or exactly what?) Realsitically you have provided absolutely NOTHING useful to attract lenders $$. If you are serious about securing Small Business loan $$ funding then provide DETAILS and PURPOSES. Otherwise your loan is paddling upstream WITHOUT necessary paddle and will NEVER 100 pct fund. Choice is yours. Member 505570 USMC-Retired-Investor 03.28.2010 @ 10.13: AM ET	Realistically, Investors are interested in being repaid with interest. We do not plan to use the business revenue/profit to repay the loan, but our own income, therefore, someone looking for a safe investement will accept the opportunity. 2- The least amount of competitors embracing the opportunity we want to use for profit, the more likely we will actually profit from it. If I give you that information, I will be giving the business away, I rather not... that will basically mean we are not serious about the business, and we are. 3- 2, Me and my husband. 4- Plenty of information, professionally we are managers, our education backgrounds are administration and economics. Research has been extensive, not only the opportunity itself, but the existing competitors strategies as well. The business will succeed if we start fast because the ROI will go down dramatically when the number of competitors grow. 5- 50% of our savings. 6- No, we have not been involved in that particular field professionally. Finally, 100% of the money will be used for inventory purchases.

Member Payment Dependent Notes Series 498915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498915	$4,800	$4,800	7.51%	1.00%	April 5, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498915. Member loan 498915 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,375 / month
Current employer:	Hansen Beverage Company	Debt-to-income ratio:	16.20%
Length of employment:	2 years	Location:	DIAMOND BAR, CA

Home town:
Current & past employers:	Hansen Beverage Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$83,440.00	Public Records On File:	0
Revolving Line Utilization:	77.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Hansen Beverage Company?	Software Developer

Member Payment Dependent Notes Series 498921

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498921	$6,000	$6,000	7.14%	1.00%	March 31, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498921. Member loan 498921 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Amicis MT	Debt-to-income ratio:	15.81%
Length of employment:	6 years	Location:	San Francisco, CA

Home town:
Current & past employers:	Amicis MT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > $6k is needed to supplement the down payment necessary to purchase my first home. It is a great time to buy a home (Low house prices, ???first time buyers??? tax credit, inherited money from parents). I am about to pay off a previous Lending Club loan with the final payment of $5.00 next month. Even though it was a 3 year term loan, it is being paid off in one year. I have stable job and all my current credit accounts are in good standing.

A credit bureau reported the following information about this borrower member on March 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,204.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 498939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498939	$14,000	$14,000	14.96%	1.00%	April 6, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498939. Member loan 498939 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,975 / month
Current employer:	Go Daddy	Debt-to-income ratio:	20.10%
Length of employment:	1 year	Location:	PHOENIX, AZ

Home town:
Current & past employers:	Go Daddy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > Attempting to consolidate and payoff credit card debt accumulated while I was a business owner. The sooner I do this, the sooner I can start saving for my 20% down payment on a house!! :) Borrower added on 03/30/10 > Plz note that for ten years (throughout all of my 20's), I worked my FT job while working a second PT job and also being in school PT. I still take various contract jobs as available so I can continue to put money towards my debt. So my situation is definitely not due to a lack of hard work!!

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	33
Revolving Credit Balance:	$29,469.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what do you do at go daddy? what are the interest rates on your credit cards?	I'm a QA Test Engineer. GoDaddy has not had any layoffs since its inception and their business has continued to grow (leading them to add even more jobs). So I'm quite lucky to have found stability in such a shakey market. :) The interest rate on my cards is 24.9% and 29.9%. So this would be a HUGE help to me.
I really hate godaddy and their commercials, but I will invest in your loan	Haha...thank you. For what it's worth, I hate the commercials too. But Bob Parsons takes really great care of his employees, so who am I to complain? :)

Member Payment Dependent Notes Series 498944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498944	$10,000	$10,000	10.99%	1.00%	April 5, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498944. Member loan 498944 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Alvarado Hospital	Debt-to-income ratio:	14.25%
Length of employment:	10+ years	Location:	Santee, CA

Home town:
Current & past employers:	Alvarado Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > I have really great credit, but had to make some repairs to our home that were unexpected and had to put it on credit cards. I just want to get the payments down to a more manageable amount. Thanks

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	19
Revolving Credit Balance:	$11,702.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position there at the hospital?	I am a Registered Nurse. I have been at the hospital for almost 20 years and have held many positions, including management positions.. I am currently working in an Endoscopy unit right now as the Conscious Sedation nurse (I give the medications that make the procedures more tolerable).

Member Payment Dependent Notes Series 498998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
498998	$3,000	$3,000	10.99%	1.00%	March 31, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 498998. Member loan 498998 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	California Labor Federation	Debt-to-income ratio:	20.76%
Length of employment:	1 year	Location:	Roseville, CA

Home town:
Current & past employers:	California Labor Federation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > Looking to do some consilidation and purchase exercise equipment Borrower added on 03/27/10 > I'm a professional with stable employment and income. I've been in the same line of work for more than a decade and am well-respected within my field. I'm looking to do some consolidation and possibly purchase new exercise equipment with the funds I borrow.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	41
Revolving Credit Balance:	$11,731.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at the California Labor Federation? What was your job before working there?	I've worked in communications for more than a decade in California and Washington, DC

Member Payment Dependent Notes Series 499006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499006	$10,000	$10,000	14.59%	1.00%	April 2, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499006. Member loan 499006 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	engineers outlet	Debt-to-income ratio:	21.17%
Length of employment:	10+ years	Location:	washington, DC

Home town:
Current & past employers:	engineers outlet
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > thank you for helping me your organization is excellent. Borrower added on 03/30/10 > my job is pretty stable even during this slight recession we havent missed a beat on sales ,production our company deals with the engineers needs all over the metropolitan area ,im a good borrower because i pay my bills on time and try to pay them off early as possible i have a buget and i stick to it my financial priorities come first . thank you very much for this opportunity.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	32
Revolving Credit Balance:	$21,694.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you wanting to 'payoff'? What is 'engineers outlet' and what do you do there?	i am attempting to payoff some credit card bills some other bills that i want to get rid of, engineers outlet is a engineering outlet company that sells and distributes engineering equipment to engineers and engineering companies .i control the warehouse enventory and make sure that our trucks are ready for delivery to our customers in the dc,va,md,and up along the eastcoast area.
Please list all the debts you plan to pay off as well as those you will not be paying off.	capital one creditcard hsbc creditcard citi creditcard capitalone loan direct tv creditcard and whatever is left i like to finish paying for a headstone for my brothers grave.
Please show the amount owed on each card that you plan to pay off and indicate the amount owed on each revolving debt ($21,000 total) according to your credit report) that you do not plan to pay off. Thank you,.	capital one cc 1.512 citi cc $735 hsbc cc $832.36 direct tv cc $2,300 capital one loan 4,445
I'll give you one more opportunity to provide a complete answer before moving on to the other over 200 loan applications pending. Please list individually all of your revolving debt by creditor and amount owed. This should total $21,000 according to your credit report. Then indicate which of these you plan to pay off. Also indicate how much you are currently paying each month on the debts you plan to pay off and the amount you will be paying each month on the debts you will not be paying off. Thank you.	capital one cc $1,512 citicard cc $735 hsbc cc $832 capital one loan $4,445 wachovia dealer car $10.000 homedepot $337 loews $400 bestbuy $330 direct tv cc $2,300 exxonmobil $400 iplan to payoff capital one cc, citicard,directv cc,hsbc cc,capital one loan the debts i plan to payoff i pay capitalone cc 75 a month,hsbc cc 50 a month citicard 35 a month capitalone loan 135 a month direc tv cc 150 a month the debts i do not plan on paying off are wachoviadealer car 354 a month homedepot 25 a month lowes 25 a month bestbuy cc 25 a month exxonmobil 50 a month maybe there might be something left to pay off one of these smaller bills .

Member Payment Dependent Notes Series 499021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499021	$8,500	$8,500	15.70%	1.00%	April 2, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499021. Member loan 499021 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,000 / month
Current employer:	Carlisle Syntec	Debt-to-income ratio:	0.00%
Length of employment:	4 years	Location:	greenville, IL

Home town:
Current & past employers:	Carlisle Syntec
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	34
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Carlisle Syntec and what do you do there?	Carlisle Syntec is a rubber roofing manufacturer. I do many different jobs, which include mixing compounds to make the rubber, calendering the rubber, making sheets of rubber, even pulling the rubber to desired lenghts and packing it.
What is 'Extra"? What do you plan to use the loan for? Can you provide a loan description?	Just money incase something were to pop up unexpected, also I am going on a trip in june.
What do you plan to do with the money?	Use for a trip coming up and pay off a 401k loan.
Re: $8,500 "OTHER" category loan: (1)- Position (Job/What you do) @/For Carlisle Syntec? (2)-Your Transunion CR reflect $00 (ZERO) Revolving Credit Balance debt and 2 Credit Inquiries within past 6 months. Loan Categpry "OTHER" extremey vague and tells lenders absolutelky NOTHING useful about requested $8,500 loan. Provide DETAILS about WHY you need the loan AND PURPOSES about $8,500 to be spent doing what for your benefit. Thanks for answers to BOTH questions (including TWO-PART question). Member 505570 USMC-Retired-Investor 03.28.2010 @ 09:27 AM ET	I manufacture rubber roofing, and accessories for them. I am planning on using the money for a 401k loan and a trip coming up in june.
Please provide a monthly budget. I am concerned about your ability to repay a loan where the monthly payments exceed 15% of your gross income.	1600.00 net.
Going on vacation in June?	Well not actually vacation my twin sisters are graduating they live in N.C.

Member Payment Dependent Notes Series 499037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499037	$12,000	$12,000	7.88%	1.00%	April 5, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499037. Member loan 499037 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,692 / month
Current employer:	SH&E, an ICF International Company	Debt-to-income ratio:	14.67%
Length of employment:	3 years	Location:	Mansfield, MA

Home town:
Current & past employers:	SH&E, an ICF International Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > We need to make a few improvements to our home as we are in the process of adopting a child (or maybe even two!) via our state's Department of Children and Families. We need to repair/replace a few carpets, fix up a set of stairs, do some painting, and buy kid's furniture.

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,188.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
No question, I just wanted to offer congratulations and best wishes!	I'm not entirely comfortable answering all of these questions in a public forum, but I'll answer at least some of them. SH&E is an aviation consulting firm; I am on the professional staff. I am the sole houeshold income. Our personal expenses outside of housing are relatively minimal--we only have one car between two people (I walk to the train station to get to work), we don't even subscribe to cable television, and I use a prepaid cell phone because I'm too cheap to go on a plan (and, of course, don't use enough minutes to make a plan worthwhile). There is only a first mortgage on my house, no second mortgage or HELOC exists. And yes, I'm definitely using electronic payment--who writes checks anymore?
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at SH&E? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	LOL--I answered the wrong question in the wrong space! Read my other response which answers this question.

Member Payment Dependent Notes Series 499054

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499054	$3,600	$3,600	6.39%	1.00%	March 31, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499054. Member loan 499054 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	St. Vincent's Health System	Debt-to-income ratio:	3.56%
Length of employment:	2 years	Location:	Pelham, AL

Home town:
Current & past employers:	St. Vincent's Health System
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,413.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at St. Vincent's Health System?	Type your answer here. I am a cardiac sonographer, which is just a fancy way to say I do ultrasounds of hearts.
Why do you need money?	Type your answer here. I want to consolidate some credit cards, with a much better interest rate.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Type your answer here. My wife works part time as a mammographer, she earns around $20,000/yr. Together our income is about $76,000/yr. We have a number of credit cards we plan on paying off. Balances range from $297-1208. We have been paying about $400/mo. on these credit cards. Rates range from 10.24-17.9%. We do have some more credit card debt that we would then be able to pay down, but these cards have no interest at the present time. We have a home equity loan we used to purchase a van. Payment is $263/mo. We do plan on having payments automatically withdrawn. Hopefully we will never have to worry about loss of jobs. Health care industry is booming here in Birmingham, Al. where wife and I both work. Have good family to rely on in case of loss. Would research and find out what would be best option in case of job loss. Thanks

Member Payment Dependent Notes Series 499092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499092	$7,000	$7,000	10.62%	1.00%	April 2, 2010	April 10, 2013	April 10, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499092. Member loan 499092 was requested on March 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:		Debt-to-income ratio:	11.36%
Length of employment:	n/a	Location:	Provo, UT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/27/10 > I'm planning on paying $400 a month for this loan. The "set amount" is more than $150 less than this; right now I pay upwards of $690 a month for the same balance! As soon as I pay these balances I'm going to cancel all my credit cards except the one with a zero interest rate until next march. I make my payments on time, and have a solid income at $11.79/hr x 25 hr/wk. This is my last year of school and then I'm on to a real job!!! I only pay $225 a month for rent and $35 for utilities. I don't have a car payment, and my phone bill is only $38 a month! I have managed to get through 4 years of school, and this is all the debt I have! That's right! No student loans, and I want to get out from underneath the credit industry and start my post-college life off right :-) I have THREE different job offers upon graduation this spring that are between $45K-72K/yr... I'm a soon to be Honors graduate with a double major in Latin American Studies and History from BYU in Provo, UT...Thank You for your consideration, it is greatly appreciated :-) Borrower added on 03/29/10 > I will be setting up the loan to automatically deduct payments from my bank account

A credit bureau reported the following information about this borrower member on March 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,515.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What is the source of your current income? Who are the job offers with and in what field? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? From one BYU grad to another, good luck with your loan!	I teach at the MTC, my job offers are actually kind of random, but one is working with the European Union in development of economies. Another is a classified position with the Central Intelligence Agency, and the last one is to teach and coach at a high school in OR. $6000 with two separate Bank of America cards, one is 21.9% and the other is 12.9% compounding interest. Also since there are no Bank of America branches here in Utah, I started an account with Wells Fargo and my balance is $1500 at 23% compounding. I had just paid a bill to Capital One for $1000 at 25%. Apparently this hadn't gone through yet when I applied for this loan. My revolving balance is right at $7500. My job at the MTC is a lock until the end of the summer and I will be working a lot more hours during the summer also. I am going to set so the payment is automatically drawn from my account. The minimum monthly payment with this loan is at $270 (paid off in 3 years)...I would like to pay it off faster though. My contingency plan in the event of losing my job at the MTC would be to sell my 02 Honda Civic (valued between $3800 and $5300) to get by until my new hire date. Also, I have a $750 'rainy-day' account that could be a temporary help. Thank you for your consideration :-)
Thank you for the information. I taught at the MTC for three years while in school. Greatest job of my life! Good luck with everything. I'm invested in you!	Awesome, Thank you so much :-)

Member Payment Dependent Notes Series 499140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499140	$6,500	$6,500	10.62%	1.00%	April 1, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499140. Member loan 499140 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	trenton iron & metal	Debt-to-income ratio:	10.38%
Length of employment:	7 years	Location:	browns mills, NJ

Home town:
Current & past employers:	trenton iron & metal
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > consolidate credit cards, vehicle repair Borrower added on 03/28/10 > credit card consolidation,&vehicle repair Borrower added on 03/28/10 > always pay when bills are due, monthly bills around 2,500, job very stable,busy year round, money will be used to consolidate credit card bills & vehicle repair

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,141.00	Public Records On File:	1
Revolving Line Utilization:	47.60%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the public record from 96 months ago. What is your position with your employer?	Type your answer here.A separation from my wife got behind trying to pay for two homes. My position is a heavy equipment operator.

Member Payment Dependent Notes Series 499173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499173	$2,500	$2,500	11.36%	1.00%	March 31, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499173. Member loan 499173 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:		Debt-to-income ratio:	19.28%
Length of employment:	3 years	Location:	Jemez Springs, NM

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > I am looking for a loan to help cover moving expenses for my wife, our new baby, and myself. Our lease is about to expire at the house we have been renting for the past two years. The landlord is selling the house and we need to relocate. Thanks for looking.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	30
Revolving Credit Balance:	$45.00	Public Records On File:	0
Revolving Line Utilization:	4.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Self-employed for the past 3 years. Gross income is approximately 29,000 dollars.
Where are you employed?	Self-employed.
What is the nature of your work?	Self-employed contract photography.

Member Payment Dependent Notes Series 499178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499178	$2,800	$2,800	14.22%	1.00%	April 1, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499178. Member loan 499178 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,764 / month
Current employer:	Timber Ridge Ranch	Debt-to-income ratio:	19.90%
Length of employment:	3 years	Location:	Benton, AR

Home town:
Current & past employers:	Timber Ridge Ranch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > My job is very stable, I am not worried on having difficulty with paying this loan back, my goal would be to have it paid off by the end of this summer. I am goal oriented and I will push myself to achieve my goal. I am planning to use this loan for a boat, and my monthly budget is 1,764. Borrower added on 03/29/10 > I also would like to thank those in advance for investing on this loan for me...

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,779.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize your current monthly expenses. Thank you.	Type your answer here. I live in a house wit 3 friends which makes the rent $333 making it a total of $1,000. My truck payment is 292 Truck insurance 120 utilities 50 ( bcuz ts split by three of us) My total monthly expenses are 795.
What will you be using this loan for, may I ask?	Type your answer here.Me and my roommates have been looking for a boat for a year and we found one that is too good of a deal to pass up.... So i will use the loan for a boat
What is your job at Timber Ridge?	I am an Occupational Therapist Tech
What do you do at your job?	I am an Occupational Therapist Tech...
Are all three of you going in on the boat or just you? What is the full purchase price? If it is a shared purchase, how are your roommates funding their share?	No it is just two of us going in on the boat. The price of the boat is 5800. And my roommate is funding his share by giving me 2,900 to pay back on the loan. which is his half and that will leave what is left of the loan to me. I can assure you that paying will not be a problem, I have great credit and I in no way plan to mess it up. I will get this paid off as quickly as possible, just because I hate the feeling of owing money.
Over what period of time is your roommate going to pay you the $2,900? Is he employed at Timber Ridge?	He is not employed at TImber Ridge he is employed at two jobs.. He is an certified A and P menaing he is qualified to work on jet engines, but since there is a hiring freeze where we are he works as a mechanic at a golf course bringing home 14 an hour and he works retail at a Auto part store on the side for extra money to play with, he will be giving me this money as soon as his taxes comes in over the next couple weeks.
Final questions from me. Boats require insurance and maintenance. Do you have the resources to handle those costs? If your roommate doesn't carry out his obligation, what is your fallback position for handling your loan repayment?	Yes boats do require insurance and maintenance i have these two priorities lined up. My family is surrounded by mechanics and maintenance is not going to be an issue. Insurance i will be able to handle i have got my quote for the insurance and it is $150 a year my family is tied into the insurance company, we have a great family friend that will give me the best deal as he did for my truck. My friend will follow thru because we have lived with each other for 4 years and he has been a man of his word the time we have lived together, he is like family to me cuz his family lives in a different state.
Where will you be docking the boat?	When I am at the lake I will dock at the marina and when I am not I will be storing it my aunts shop

Member Payment Dependent Notes Series 499187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499187	$7,000	$7,000	11.36%	1.00%	April 1, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499187. Member loan 499187 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,292 / month
Current employer:		Debt-to-income ratio:	9.10%
Length of employment:	10+ years	Location:	lyndhurst, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 12, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,040.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe your employment situation?	i am self emplyed, i own liquour food store
Employer or current source of income?	self emplyod , own liqour store
Does a a bad economy help or hurt sales at a liquor store?	slow down in sales of expensive liquor.
What debt other than your mortgage and revolving credit balance do you have?	that it, my car payed off

Member Payment Dependent Notes Series 499190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499190	$4,000	$4,000	11.36%	1.00%	April 5, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499190. Member loan 499190 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	self	Debt-to-income ratio:	10.53%
Length of employment:	< 1 year	Location:	EL CERRITO, CA

Home town:
Current & past employers:	self
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > Need a larger truck for growing business. Always make payments on time.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,472.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been working for yourself for less than a year, please provide a bit of your prior employment history? Thank you in advance.	Prior to becoming self employed I was working for a local coffee company as a warehouse coordinator for three years and attending college courses. I decided to start my own business and due to an increase in volume, I now need a larger vehicle. Thanks.

Member Payment Dependent Notes Series 499198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499198	$9,500	$9,500	9.88%	1.00%	April 2, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499198. Member loan 499198 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	fritz plumbing	Debt-to-income ratio:	13.70%
Length of employment:	5 years	Location:	frisco, TX

Home town:
Current & past employers:	fritz plumbing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > refinancing my pickup up truck loan from wells fargo, money is to pay off that loan.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,460.00	Public Records On File:	0
Revolving Line Utilization:	21.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is fritz plumbing and what do you do there?	Fritz Plumbing is a commercial, residential, and service plumbing company. I am a field supervisor for the residential custom home department overseeing many plumbing projects.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Fritz Plumbing? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What is the current monthly payment on your truck? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	Type your answer here. I am already making payments of 344.39 on this loan already at 18% I just want to pay off that loan and lower my interest rate. I am a master plumber and I have connections to real estate agents who own rent property who always are needing work done.
Member (Black Chevy Truck) What is the remaining balance of your truck loan? Is your truck loan part or all of your Revolving Credit Balance of $5,460.00? If it is not all, what does this revloving credit balance consist of? Thanks	Type your answer here.$9300.00

Member Payment Dependent Notes Series 499201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499201	$2,800	$2,800	7.88%	1.00%	April 5, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499201. Member loan 499201 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,119 / month
Current employer:	Russ Darrow Group	Debt-to-income ratio:	1.44%
Length of employment:	7 years	Location:	PEWAUKEE, WI

Home town:
Current & past employers:	Russ Darrow Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,644.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to buy with this loan? What does the title mean?	The loan is for an ATV. The title simply refers to improving my credit score for my ultimate goal of home ownership.
Hello. Can you tell us something about the major purchase? Can you afford the monthly payments on this loan when you also have a revolving credit balance of $1,644? Your answers are appreciated. Wishing you the best.	The major purchase is for an ATV. The monthly payments are not a problem. I have a secure job I've been working for seven years and recently recieved a promotion.
What is Russ Darrow Group and what do you do there?	The Russ Darrow Group is a chain of auto dealerships in Wisconsin. I am employed as a technician at a Nissan dealer in Milwaukee.

Member Payment Dependent Notes Series 499226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499226	$6,250	$6,250	10.62%	1.00%	April 1, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499226. Member loan 499226 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Fedex Express	Debt-to-income ratio:	17.93%
Length of employment:	< 1 year	Location:	Kennett Square, PA

Home town:
Current & past employers:	Fedex Express
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > Thank you for funding my loan! It is greatly appreciated...God bless. Borrower added on 03/29/10 > I am currently working for Federal Express and Substitute Teaching 1-3 times a week. I have been substitute teaching for 2 years without any benefits so I was fortunate enough to find a job with Fedex as a package handler, while still being able to focus on pursuing and contracted teaching position. I have accumulated some credit card debt from college and would like to get away from the high interest rates and do away with all debt that I have on my shoulders. Any contributions would be greatly appreciated.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,524.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Fedex Express and since you have been there less than a year, please tell us a bit about your previous employment history? Thank you in advance.	I have been substitute teaching for 2 years now while trying to land a contracted position. Since I do not receive benefits substituting, I began looking for other employment since Health Insurance was becoming expensive. In February, I was fortunate enough to be hired by Fedex. I am currently working 5 days a week with them while subbing one or two days a week for the Substitute Teacher Service. Hope this helps. Thanks!
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I am currently living at home with my parents and my monthly payments to them are in chores :) I would say that I pay $200 a month in gas; $200 in insurances; $200 on a car payment. about $350 put towards credit card bills; $175 on a car payment. Hope this helps. Thanks!
Hi. Will this loan cover all of your credit card debt and thus replace the $350 you are currently paying?	Hi. I have more than the $6250 in debt. This is covering two cards that have the highest rates while the other 2 I am paying off separately since the rates are lower than the one I am getting from here. Thanks!

Member Payment Dependent Notes Series 499273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499273	$5,000	$5,000	7.88%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499273. Member loan 499273 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Providence St Peters	Debt-to-income ratio:	17.72%
Length of employment:	2 years	Location:	Lacey, WA

Home town:
Current & past employers:	Providence St Peters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Hi I'm getting married in October and while we expect to get funds to cover the majority we would like the loan to cover upfront costs and our honeymoon. I'll also be paying off some higher interest credit cards and some other loans that I've used for schooling. I will be able to afford the payment with room to spare and my future husband will be helping to pay the loan. He is an IT supervisor for the state gov't. Thanks for helping us have a wonderful start to our lives together.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,711.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Congratulations on your wedding. Because you say your future husband will be helping, could you tell us how long he has been at his job? Do you feel comfortable about the future of your job? Your answers are appreciated. Wishing you the best.	Thanks. He has been working with the state for 5 years as an IT profiessional. I'm a registered nurse and the market for nurses is still strong and I believe my job is very stable at this time.
What is Providence St Peters and what do you do there?	It's a hospital and I'm a registered nurse. Thanks!

Member Payment Dependent Notes Series 499280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499280	$10,000	$10,000	14.59%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499280. Member loan 499280 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	IRS	Debt-to-income ratio:	13.46%
Length of employment:	10+ years	Location:	HATBORO, PA

Home town:
Current & past employers:	IRS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I am using these funds for to help a family member in need. I have a solid credit history with my payments. I bring in about $4,000 month I work for the IRS have been here for 10 yrs, this is one the most stable jobs in America.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,885.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $10,000 "OTHER" loan: Position (Job/What you do) @/For IRS? Member 505570 USMC-Retired-Investor 03.30.2010 @ 06:25 AM ET	I work in collections.
Can you tell us about your other $ monthly costs (car, utilities, CC payments and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	my total bills are about $2,000 a month.
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	Yes I currently owe a mortage

Member Payment Dependent Notes Series 499320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499320	$6,000	$6,000	14.22%	1.00%	March 31, 2010	April 11, 2013	April 11, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499320. Member loan 499320 was requested on March 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Expressos	Debt-to-income ratio:	14.38%
Length of employment:	6 years	Location:	Johnston, RI

Home town:
Current & past employers:	Expressos
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/28/10 > Im sick of driving old beater cars around with bad gass mileage, I find myself spending more monthly on repairs and gas money then i would on this loan payment. I'm adding this money to the money I currently have saved up to purchase a newer vehicle with better gas mileage.

A credit bureau reported the following information about this borrower member on March 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,046.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Expressos and what do you do there?	Expressos is a family owned restraunt. I manage the buisness with my step father and cook.
What car are you looking at to purchase	I really like my subaru Impreza but its old and starting to show signs of its age. Im looking at a 2004 maybe newer Subaru Impreza.

Member Payment Dependent Notes Series 499328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499328	$3,000	$3,000	10.25%	1.00%	March 31, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499328. Member loan 499328 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Lamp Technology	Debt-to-income ratio:	4.39%
Length of employment:	6 years	Location:	ISLIP, NY

Home town:
Current & past employers:	Lamp Technology
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$467.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the intended funds for?	Pay for reception for wedding

Member Payment Dependent Notes Series 499337

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499337	$6,500	$6,500	9.88%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499337. Member loan 499337 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,642 / month
Current employer:	ExxonMobil	Debt-to-income ratio:	15.06%
Length of employment:	1 year	Location:	Fairfax, VA

Home town:
Current & past employers:	ExxonMobil
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Thank you for considering my loan. I have been with my current employer for a year and despite my best efforts I still have not paid of my credit card debt. This is mostly due to two unexpected medical events that required my attention. I am thankful I have a low rate offer here that I can kick the 12+ % credit card rate. Also thankful that this will be directly taken out of my checking acct. (I do better this way). I net just over $4,000K per month. I have two car notes ('03 Civic and '08 Motorcycle - not the wisest purchase) as well as a lot of student loan debt. None of this is an issue. Bottom line: I'm a really safe bet.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,925.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: What are your responsibilities at Exxon? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	All good questions. I will answer in turn. 1) I'm an HR Advisor. 2) I am the sole wage earner. 3) Monthly bills are typical. -Car Loan (year from payoff)- I can get into specific amounts if needed. -Bike Loan -Insurance(s) -Phone -Utilities... -Student Loan Payments After all current obligations (including a budget for groceries, meals out, entertainment, travel) I have $500-$600 "wiggle room" every month. This is adjustable depending on how I budget. 4)Minimum monthly for the credit card is around $125 at a rate of 14.9%. Balance is approx. $6452. Right now I pay this aggressively and above the minimum. However, a loan from LC will save me money. 5) Loss of income is highly unlikely. Even in this bad economy my job is very secure. My contingency plan would be hardship withdrawl from my 401(k) balance. 6) Payments will be automatically withdrawn. This is another reason I came to LC - convenience! Plus I plan on paying the loan back more aggresively than LC requires.

Member Payment Dependent Notes Series 499339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499339	$5,000	$5,000	10.62%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499339. Member loan 499339 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Raymond James	Debt-to-income ratio:	14.21%
Length of employment:	< 1 year	Location:	Wesley Chapel, FL

Home town:
Current & past employers:	Raymond James
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Refinancing some higher interest rate credit cards. I've been investing with Lending Club for over a year, and decided that it would be a good time to make the switch to the other side. Just started a new position, debt was accumulated during a layoff 2 years ago, and have been paying it down ever since. This loan will expedite the process.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	73
Revolving Credit Balance:	$12,535.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 499347

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499347	$7,000	$7,000	16.07%	1.00%	April 5, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499347. Member loan 499347 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Imprint Marketing Concepts	Debt-to-income ratio:	19.65%
Length of employment:	3 years	Location:	Chester, NY

Home town:
Current & past employers:	Imprint Marketing Concepts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > Credit card consolidation loan, stable job, 100% guarantee to pay back loan within 3 years if not sooner.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1979	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,985.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $14,500 DC loan: Position (Job/What you do) @/For Imprint Mktg Concepts? Member 505570 USMC-Retired-Investor 03.31.2010 @ 06:07 AM ET.	My title is company store manager. I manage IMC's company stores for such clients as Kinder Morgan, Suburban Propane, and Sandvik Coromant. I create the web stores from scratch, manage inventory, process orders, update the sites as necessary. I also handle accounts receivable for the company.
Would you answer the following- 1) What is your job/position? 2) What are the debts you are consolidating (source, balance, APR and current monthly payment made)? 3) Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answers to these 3 Qs....	My current job position is company store manager. I create web stores for my marketing firm, manage inventory, process orders, and update the web design as needed. I also handle accounts receivable for IMC. The debts being consolidated are credit cards with very high interest rates (29.99% in some cases). Totals balances of the cards equal approximately $15,000. Current monthly payments being made at this time are approximately $700. I would like to consolidate these 6 credit card payments into one monthly payment. I do not pay rent as I live with my fiance. He covers the majority of the utilities and other bills. My car payment is less than $200 a month.
What have you done or will you do to prevent accumulating a large revolving credit debt again?	I have devised a new budget for myself and my expenses on a weekly basis. I have actually removed the credit cards from my wallet and plan to only use cash until the bills are paid off. The majority of the bills were acrued during my education and now that I have finished school and received an increase in pay, I plan to use the money earned to pay off these debts.
How much are you currently paying each month toward these debts?	I am currently paying approximately $700 a month towards the debts
L C Credit Review Team modified loan to $7,000 from $14,400. $7,000 loan currently attracted 66 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Assuming you accept $7,000 loan, term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? (FYI: Required borrower Credit Review process (employment and income) currently not completed. When on-screen application shows "Approved" is when I- and many other lenders-commit $ to help fund remaining loan balance. After paying on current loan for 6 months borrowers can apply for another loan, i.e., remaining $7.500 difference.) Advance thanks for answer to Term Length question. Member 505570 USMC-Retired-Investor 04.01.2010 @ 07:19 AM ET.	First off, thank you for the information provided regarding credit review process. Secondly, if loan has been reduced to $7,000, I expect to pay off within 12-24 months.

Member Payment Dependent Notes Series 499365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499365	$3,500	$3,500	13.11%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499365. Member loan 499365 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	Sears Holdings	Debt-to-income ratio:	19.38%
Length of employment:	2 years	Location:	DELAWARE, OH

Home town:
Current & past employers:	Sears Holdings
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,426.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what balances, aprs are you trying to consolidate? you are requesting more $ than i see in your revolving debt?	The loan I am asking for is for the two credit cards you see on my report. The rest is for possible moving expenses within the next month for a job that will take me from Columbus, Ohio to Chicago. Honestly, more than likely I will not need that portion which will go directly to the payment of my loan.
Hi Chad We cannot see the balances/aprs on the credit cards. Can you tell us what they are? Thanks	My apologies Credit Cards: $976 17.99% $1176 29.99% $274 0%

Member Payment Dependent Notes Series 499373

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499373	$3,000	$3,000	14.96%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499373. Member loan 499373 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	ClosetMaid	Debt-to-income ratio:	4.90%
Length of employment:	3 years	Location:	Ocala, FL

Home town:
Current & past employers:	ClosetMaid
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Purpose of loan: This loan will be used to fund the start-up costs for two projects: - Part of the money will be used to pay a web designer / programmer for a product website. - The other part will be used to pay publishing fees for a book I've been working on for the past two years. My financial situation: As a college student, I learned (the hard way) the value of good credit. I have since worked hard at increasing and rebuilding my credit. The fact that I am able to qualify for this loan today is a testament to the dedication and time I've put into my credit. Being able to qualify for a loan is something that I didn't think would ever happen to me after I finished college. Yet, here I am qualifying for a loan and also getting pre-approved for home buying mortgages. I am a good candidate for this loan because I do not like being in debt. I've worked hard at rebuilding my credit, and I want to continue to pay all of my bills on time. Although I do not have the start-up capital for these projects, I will be able to pay this loan off whether or not my projects perform well (but I have faith that they will).

A credit bureau reported the following information about this borrower member on March 9, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 499397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499397	$2,000	$2,000	7.51%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499397. Member loan 499397 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Shaw Industries Inc	Debt-to-income ratio:	10.78%
Length of employment:	3 years	Location:	Denver, CO

Home town:
Current & past employers:	Shaw Industries Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > This loan is to go towards the engagement ring and wedding bands I have picked out. I hope to get engaged this spring and while I have most of the amount saved and in hand I am nearly 2000 short. I am excited to have found a lending option wiith such an excellent rate making repayment quick and easy. Thanks! Borrower added on 03/30/10 > Additional details about myself...My job is very stable. I work for a company that is virtually debt free despite the economic conditions and is actually experiencing growth through the 1st quarter of this year. I too am seeing growth as well as a sales rep during these times, which in turn is resulting in increased commission/salary. In no way would I consider myself a loan risk but hopefully this fact alleviates any concern. Also, my monthly debts are fairly low. I personally pay a low rent and my car will be entirely paid for in just 2-3 months, eliminating a $200/mo bill. Additionally, I have never had a history of defaulting on a loan or even having problems making timely payments. I made a monthly loan payment late only once. In this instance, I had moved to another state and the bill never found its way to me. Unfortunately, during the organized chaos that is moving I had an oversight on this, but paid it immediately and have been current ever since. Ultimately, what I am trying to convey is that I am a low risk invesment who is financially responsible. I appreciate your investment and expect that you will be rewarded for your confidence in the return that you recieve. Thanks!

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	28	Months Since Last Delinquency:	9
Revolving Credit Balance:	$1,000.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 499418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499418	$5,000	$5,000	7.14%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499418. Member loan 499418 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	retired	Debt-to-income ratio:	20.74%
Length of employment:	n/a	Location:	Danville, WV

Home town:
Current & past employers:	retired
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > pay taxes Borrower added on 03/29/10 > I plan to use the money to pay my Federal and State taxes. My credit has always been good and I have never defaulted on any loan.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1972	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,561.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 499443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499443	$6,000	$6,000	15.33%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499443. Member loan 499443 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	DOD Surplus LLC	Debt-to-income ratio:	13.75%
Length of employment:	10+ years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	DOD Surplus LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,966.00	Public Records On File:	1
Revolving Line Utilization:	93.40%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $6,000 HIP loan: Your Transunion Credit Report reflects Public Record on File 94 months ago; Court judgment lein? Taxes due? Wage garnishment lein? Bankruptcy? If bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Business asset liquidation). (FYI: Transunion CR reflects subject line totals but not individual line items. Lenders cannot determine identity specific referenced items. You can obtain FREE copy Transunion CR for that information.) Advance thnaks for expected answer. Member 505570 USMC-Retired-Investor 03.30.2010 @ 06:07 AM ET	The Public Record reference was for a Chapter 7 bankruptcy discharged in 2002.
Could you please provide a loan description?	I own a home in San Tan Valley, AZ. I have to make some unexpected improvements to the property.
What is DOD Surplus LLC and what do you do there?	Sells U.S. Military Assets via the internet. We are a sales contractor with the government. We are a subsidiary of Liquidity Service, Inc. (LQDT Nasdaq) I am the HR Director since the company started almost 12 years ago.

Member Payment Dependent Notes Series 499451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499451	$4,800	$4,800	7.14%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499451. Member loan 499451 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,814 / month
Current employer:	Cairo School District	Debt-to-income ratio:	13.11%
Length of employment:	5 years	Location:	Olmsted, IL

Home town:
Current & past employers:	Cairo School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I am opening a private study voice studio in Southern IL. I am a music teacher and have taught private voice in this area for almost a decade. I currently have a waiting list of students and simply need space. This loan is to fund minor renovation and to purchase a piano. Borrower added on 03/29/10 > I am a music teacher in IL. I teach general music during the day and give private voice lessons of an evening. I have given private lessons for almost a decade. I currently have a waiting list of students and need a space that is simply designed for teaching voice. I am the only instructor in the area that teaches both classical and contemporary commercial music styles. I am a member of the National Association of Teachers of Singing, as well as Level 3 Certified in Somatic Voicework-The Lovetri Method. This loan will allow me to make do some minor renovation to the space I am renting, as well as purchase a piano. Borrower added on 03/31/10 > I recently answered a question regarding my revolving credit debt and just realized that it looks a LOT worse than it is. To those who are concerned about my revolving credit debt: over half of that is for the LASIK procedure I recently had. I am getting ready to make payment #2 of 24. I have 24 month (no interest) to pay that off. The remainder is credit card debt, but I pay off my balances in full every month. I make most of my purchases with a credit card and set money aside to pay the bill when it comes due. I like the rewards I earn on my cards. If you have any other questions, I would be happen to answer them.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,522.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is your average total monthly salary between your day job and your private voice lessons? Your credit history indicates that you have a revolving credit debt of $4,522. How are you handling this debt and are you planning to make in roads in decreasing it? Your answers are appreciated. Wishing you the best with your business.	I pay off my bills every month. My largest bill is currently my student loan payment, but it has been reduced because I teach in a school district that has 100% of the children on Illinois' free lunch program. My salary from my job allows me to bring home almost $2000/month. With private studies, I currently bring home (on average) $450/month. The space would allow me to increase the amount of students I see each month, thus increasing what I bring home.

Member Payment Dependent Notes Series 499467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499467	$2,000	$2,000	11.36%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499467. Member loan 499467 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Warrensville Heights Schools	Debt-to-income ratio:	16.58%
Length of employment:	< 1 year	Location:	Cleveland, OH

Home town:
Current & past employers:	Warrensville Heights Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,063.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you have the same employer after the move? Have you provided Lending Club with your future address and contact information? Thank you in advance for your answers.	Move locally.Same employer.

Member Payment Dependent Notes Series 499489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499489	$5,000	$5,000	10.25%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499489. Member loan 499489 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	City of Milbank	Debt-to-income ratio:	17.14%
Length of employment:	3 years	Location:	Milbank, SD

Home town:
Current & past employers:	City of Milbank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I am getting this loan to consolidate my bills so I have one monthly payment. I am a Police Officer and will pay as agreed.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,028.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many credit cards do you have and what are the balances on your credit cards?	Type your answer here. 5 about $3100.00
What are your monthly expenses?	around 1200 a month, My wife makes approximately $2000 a month at her work.

Member Payment Dependent Notes Series 499492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499492	$2,000	$2,000	14.22%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499492. Member loan 499492 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	FirstPath	Debt-to-income ratio:	19.75%
Length of employment:	< 1 year	Location:	Oakland Park, FL

Home town:
Current & past employers:	FirstPath
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	43	Months Since Last Delinquency:	23
Revolving Credit Balance:	$7,163.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Type your answer here. GE money,balance 1957.00
what is your position at firstpath? since you've been there < 1 year, where did you work before and how long between jobs?	Type your answer here.I am a Pathologists Assistant, previously worked for two years for Delta Pathology in Stockton, CA
how long will you need this loan of $2,000 for?	Type your answer here.For as long as I can pay it off, hopefully in two years.

Member Payment Dependent Notes Series 499493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499493	$8,100	$8,100	13.11%	1.00%	April 6, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499493. Member loan 499493 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Casual Male Corportaion	Debt-to-income ratio:	15.08%
Length of employment:	4 years	Location:	HYDE PARK, MA

Home town:
Current & past employers:	Casual Male Corportaion
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	28
Revolving Credit Balance:	$12,006.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Casual Male Corportaion and what do you do there?	Casual Male Corportaion is a retailer for Big and Tall Men. I am a merchandise Buyer.
What d you do at Casual Male? Please describe the purpose of the loan, types of cards and interest rates. Does the stated wage above represent one wage earner or two? Why the missed payment 28 months back?	I am aa buyer at Casual Male. I have 4 credit cards with rates of 23% and above. The wage stated is my own. I am not sure about the missed payment over 2 years ago, but I have been very consistent for the past 1 and 1/2 yeas and have never missed a mortgage payment and I will have owned my house for 2 years April 30th,
What is your position at Casual Male Corporation? What bills are planning to pay off? What is your plan to pay off the debt?	I am a buyer at Casual Male. This loan is to pay off my existing credit card bills
Interesting Company Name. What is their business and what do you do for them?	It is a big and tall business for men and I am a buyer for them
Please explain the deliquency 28 monhs ago.	I can not remember why I missed over 2 years ago, but I have a mortgage and have not missed one payment in the 2 years that I have had the loan
Thanks in advance for answering these questions. (1) What is your job at the Casual Male Corporation? (2) It seems you have $12,000 in revolving credit debt, but are only asking for $8000 in this loan - why the difference? (3) Looks like you have 19 open credit lines - can you explain what these are and on how many you carry balances? (4) Can you explain the delinquency 28 months ago? (5) Do you intend to have the payments on this loan automatically deducted from your account?	1) I am a buyer at CM 2) the remainder of the debt is from my car that I have one year left to pay 3) I only carry balances on 4 of the cards 4) I do not remember over 2 years ago, but I have been very responsible since then and I have not missed one mortgage payment in the 2 years that I have had my home! 5) I do plan on having the loan automatically deducted every month
What is Casual male corp. What do you do there?	CM is a retailer for Big and Tall men. I am a buyer

Member Payment Dependent Notes Series 499521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499521	$2,400	$2,400	13.11%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499521. Member loan 499521 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Revealing Truth Ministries	Debt-to-income ratio:	8.56%
Length of employment:	9 years	Location:	Tampa, FL

Home town:
Current & past employers:	Revealing Truth Ministries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I incurred a few unexpected expenses this past month. So i intend to use the funds make sure all of my accounts remain current. My credit history will show that I always pay what I owe and on time. I have worked for my church the past 9 years as a graphic designer. My father is the senior pastor and the church has been in existence for 18 years now.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,222.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this seems like a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	This is not for debt consolidation. It is to cover the cost of unexpected expenses.
What were the two inquiries on your credit history for? Did either of them result in new lines of credit?	No

Member Payment Dependent Notes Series 499526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499526	$18,000	$18,000	17.93%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499526. Member loan 499526 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	Paul Hastings Janofsky & Walker LLP	Debt-to-income ratio:	13.03%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	Paul Hastings Janofsky & Walker LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > This loan is intended to defray the costs associated with purchasing an engagement ring and hosting a wedding. I need this loan because I am currently paying down student loan debt on an aggressive schedule, and I would like to maintain that practice while financing an engagement and wedding. Nonetheless, I am a good candidate for borrowing because I have a steady, high-paying job as an attorney with an international law firm. I am extremely busy; so my job is very secure. Monthly, my expenses typically do not exceed more than $5,000, which includes rent, utilities, student loan payments, food, and recreation. This is far less than my after tax monthly pay of approximately $8,000. In addition, I do not maintain high credit card balances, nor engage in any other type of high-risk financial activity. In sum, I maintain excellent financial and credit practices. Please consider fuding this loan, which represents a low-risk investment for you and a tremendous boost for my efforts to finance an engagement and wedding while continuing to pay down my student debt. Borrower added on 03/29/10 > The purpose of this loan is defray the costs of my engagement and subsequent wedding, while maintaining my current pace toward repaying my student loan debt. I am a good candidate for borrowing for several reasons. First, I have a very high-paying job as an attorney with an international law firm. I am extremely busy and I receive consistently high performing evaluations. Thus, I have a secure and lucrative job. Second, my monthly expenses (i.e., approximately $5,500, which includes rent, utilities, food, student loan payments, and recreation) is far less than my approximately after-tax monthly salary (i.e., approximately $8,500 after taxes, benefits, and retirement savings). Thus, I have plenty of available funds to manage a loan for my engagement and wedding. Third, I do not maintain high credit card balances and seek to repay my balances as quickly after they arise as possible. Moreover, I do not engage in risky financial activities. Thus, I maintain good credit practices. Please consider funding this loan. It will be a low-risk investment for you and a tremendous boost to financing my engagement and subsequent wedding, while maintaining my student loan repayment schedule.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	36	Months Since Last Delinquency:	6
Revolving Credit Balance:	$2,102.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Attorney, Re: $18,000 Wedding Expenses loan: (1)- Specific legal specialty is what? (2)- Your Gross Income $15,000 per month; Lending Club issues 3-year term loans that have NO prepayment penalty. My question: What term length intended to maintain $18,000 loan before fully paid off- Less than 6 months? 6 months to 1-year? 1-year to 2-years? 2-years to 3-years maximum? Borrower and L C management automatic winners when listed loan fully funds and promissory note issued. If borrower paid off loan in ultra-short term- 2 months, 3 months- small lenders who provided $$ to fund loan only receive scant pennies in earned interest paid. (FYI: Typical $18,000 loan attracts 150 to 300 SMALL lebders contributing varying $$ amounts to help fund loans. 2 or 3 months earned interest on usuall less than $100 investment per lender amounts to miniscule $ amounts.) Adage "Been there, done that; Burned once, twice wary" applies."Burned twice" before on two month term total $$ repaid; now I ASK before committing $$. P2P lenders must consider to fund loans business and not social service. Advance thanks for BOTH answers. Member 505570 USMC-Retired-Investor 03.30.2010 @ 05:59 AM ET	(1) My practice group focuses on environmental issues in business transactions; mostly we work on project financing for renewable energy projects and associated infrastructure. I also provide counsel for internal investigations of companies subject to government attention because of potential issues related to foreign corruption (i.e., FCPA). With two practice areas of expertise, I have strong job security. (2) I do not intend to repay this loan in the "ultra-short term." I also understand that this is not a social service and you need to be assured of a sufficient return. My plan is to repay the loan over the course of 18 to 24 months. I'd like to keep the monthly payments small as I continue to repay my student loan debt. Thanks for your questions. Let me know if you have others.
The summarized credit report we see shows 2 deliquencies, and the last within 6 months... Please explain this delinquency. Thank you!	These were not delinquencies, per se; just late payments on a credit card related to problems with automatic bank debits. I have resolved the problem and there will be no further issues with late payments arising because of errors with my electronic banking, which my bank covered. Unfortunately, they are still on my credit report. Thanks for your question. Please let me know if you have others.
How long are you planning on having this loan? 2 delinquencies in teh past 6 months what happened? How much student loan do you have? What is your back up plan to paying off te debt in the unlikely scenario that you lose your job?	(1) I plan to repay this loan within 18 to 24 months. (2) My delinquencies were not failures to pay, just late payments that arose because of errors with my on-line banking. My bank corrected the problem so that the payments will be automatically debiting properly and on-time from now on. (3) I have approximately $135,000 in student loan debt, which will be repaid on my current schedule in approximately 7 years. (4) In the unlikely event that I lose my job, I have emergency savings, approximately $20,000, to cover my debts and expenses between employment. Though I want to reiterate that it is extremely unlikely that I will lose my job. Thanks for your question. Let me know if you have any others.
I was curious. If you have 135k in a student lone, how come it doesn't show up under your Revolving Credit Balance, which currently only shows you having $2,102.00.	As I understand the classification, my revolving credit balance only includes balances on my open lines of credit, which include my credit cards. My student loans aren't considered open lines of credit that I can use on an as-needed basis. Instead, they are more like the loans that Lending Club issues. I hope you find this answer helpful. Please let me know if you have any other questions.
What is the interest rate on your student loans?	My student loan interest rates range from 2.48% to 3.9%. I hope you find this answer helpful. Please let me know if you have any other questions.

Member Payment Dependent Notes Series 499554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499554	$6,000	$6,000	10.25%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499554. Member loan 499554 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Opportunity Impact	Debt-to-income ratio:	7.12%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Opportunity Impact
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Consolidate personal debt at a lower APR than my current lender's

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,615.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Opportunity Impact and what do you do there?	Opportunity Impact is a non profit after school program for under privileged children in San Francisco. I founded the organization in 2007 and have been running it as the Executive Director ever since We have about a $750,000 budget currently.
Hello. Once you consolidate your personal debt with this loan, do you have a plan for avoiding accumulating further debt in the future? Your answer is appreciated. Wishing you the best.	Last year I developed a 3 year plan to eliminate all debt (credit car, car loan, college loan) and to save $10,000 in cash by end of 2012. I'm behind on the savings planning but I am on track with debt elimination. I have been paying off debt for 9 months without accumulating any new debt. I pay cash for everything and don't use my open lines of credit. This lower interest will help me catch up to my savings plan.
In an effort to try to understand your financial situation a bit better and the reason for the loan, could you please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this loan payment will fit in to your budget, please give us an idea of your monthly bills. What are the balances, interest rates, and current minimum monthly payments of the debt you will pay off with this loan? In the case of loss of income, what is your contingency plan to repay this loan? Are you having the payments for this loan automatically withdrawn from your bank account every month? Thank you and good luck with your loan	I am the sole earner in my household. My monthly bills are rent (1800), college loan (100), car loan (350), credit card (650), cable (100), utility (20), gas/parking (400), food (400) and entertainment/other (400) - total of about $4300, which is just under the amount I take home. My gross income is $90,000 per year. This loan is to consolidate the lines of credit open to pay them off faster. Last year I developed a 3 year financial plan to pay off all debts by the end of 2012 and to save $10,000 in the bank. I am behind on my savings plan so lower interest on credit will help me get back on track. For the past 6 months I have not added any debt, I pay cash for all expenditures. This loan will be automatically withdrawn from my bank. I run a tight budget and do all bill payment online automatically to avoid missed or late payments. In the case of loss on income, I would need to rely on insurance. If the circumstance were severe enough I would need to move from my apartment (family lives nearby) and sell my car in order to cover my debts. Since my rent is so high, that would be the first change I would make if necessary.
Can you list your work history? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Thx.	I have been the Executive Director at a non profit I started since 2007. Before that I was the National Development Director for a national program for 3 years and before that was the Development Director at a local program for 3 years. Prior to non profit work, I worked in commercial insurance as a broker for 2 years. I have about $1,500 in savings right now and have a 2 year plan to save $10,000. I am slightly behind schedule but this loan will help me catch up to my goal. I have an IRA worth about $40,000 managed by Ameriprise. I have no other investments, savings or funds.
Ok. I'd be glad to help. Good Luck!	Thank you!

Member Payment Dependent Notes Series 499569

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499569	$12,500	$12,500	14.96%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499569. Member loan 499569 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	HNTB Corporation	Debt-to-income ratio:	14.88%
Length of employment:	9 years	Location:	Louisville, KY

Home town:
Current & past employers:	HNTB Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I got remarried in the summer of last year, and we both own our own houses. I moved into hers, and mine went on the market. It's finally under contract, but because its value has declined, I'm losing approximately $12,500 on the loan. So the purpose of this loan is to cover the gap after the sale of the house. I'm a firm believer that if you take out a loan, you pay it back; hence the reason I'm not considering a "short sale" or principal forgiveness from the lenders; I bought the house initially, so I have to pay for my loss, now! The house under contract, and I'm expecting closing in the next 2-3 weeks. The buyer was prequalified, and we're not expecting any issues; all we have to do is wait til closing. My wife and my finances are seperate, so after the house sells (approximately $775/mo mortgage), then I will easily be able to afford this gap loan. I am currently paying off all of my other debts at an advanced rate (way above the minimum payments), and plan on sending the full $775/mo I'm currently spending on mortgage payment to repay this loan quickly. I've been to my bank, and unfortunately they are not offering personal loans at this time (darn you, Chase!!), so without the help of Lending Club, I'm going to be stuck with a house I don't live in, and will have to cancel the sale (at a cost to the realtors, I'm sure)!! Please help me get rid of this house! Thanks!

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,268.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $12,500 Moving-Relocation (actually Debt Consolidation) loan: (1)-Position (Job/What you do) @/For employer HNTB Corp Member 505570 USMC-Retired-Investor 03.30.2010 @ 05:39 AM ET	I am a Civil Engineer (Project Engineer II) in the Aviation Group of our firm. Primarily perform airport airside design work (runways, taxiways, drainage systems, pavement designs, etc.). Additionally, I have temporary assignments in the construction season as a Construction Inspector when our clients need additional help on larger projects.
what is the reason for the delinquency 29 months ago?	I was a co-signer on my ex-wife's car. She decided to stop paying on the loan after the divorce was finalized. That particular loan was paid off when she refinanced it to remove my name from the loan. Afterward, I tried to get the negative information removed from my credit file, but Toyota Motor Financing would not do a good faith removal of the item. It destroyed my credit score, but as you can see, I have been perfect ever since, and my score has rebounded (but still much lower than it used to be).
Your loan currently attracted 23 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6 months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) completed. On-screen application shows "Approved" and now is when I- and many other lenders-commit $ to help fund loan.) Advance thanks for answer. Member 505570 USMC-Retired-Investor 03.31.2010 @ 07:19 AM ET.	It would most likely be in the 18-24 month range, as the most in any month I could pay is $775, which works out to 16 months if it were interest free (which it obviously isn't). It may take longer than 24 months, but that is my ideal timeframe. FYI: I am a small-time lender on LC, but when you apply for a loan, LC makes you re-register. I only have bought 6 notes, and 1 of them payed off within 3 months. As a lender, that was a little surprising, but better than the alternative!! I'd love to pay the loan back as quickly as I can, but you don't have to worry that it'd be super-quick, because frankly, if I could have saved up this amount of cash quickly, I wouldn't need the loan!
I'm military retired, civilian retired, 100 pct RETIRED. Part-time occupation L C lender. Investments approaching 225 notes. I'm up NLT 4:30 AM ET mornings anticipating borrowers new loan list @ 5:00 ET. Preferred borrower active federal-state-municipal civil service (pensioners); active duty military (pensioners); health care (Chiropractor, Dentist, MD, RN, laboratory, ultrasound and x-ray techs), professionals (attorney, CPA, engineer, RLS, RPh. etc.), public safety (fire, corrections, law enforcement), judiciary-especially District Attorney staff, both retired and sitting judges, mid-level bankers, et al. If occupation borrowers not available then I expand borrower universe. Sufficient volume borrowers listed allows to invest in $10K minimum and above notes that exceed minimum 14 pct APR. I avoid like bubonic plague borrowers involved consumer discretionary, construction, restaurants, retail (except Wal-Mart/Target/Grocery), and women's cloths/accessories. Several P2P lending philosophies exist; mine is to select good credit borrower with capacity to repay loan even in tough economic times. Ideal borrower income range $40K - $75K per year and will retain loan minimum 12 to 18 months- preferably 24 to 36 months. To date 4 notes were repaid early; 2 within 2 months, 2 within 3 months; 1 I was aware of borrower intention during funding process, 3 others were surprises. I think they used L C loan to payoff Revolving Credit Balance; that created Credit Report with little or no remaining RCB; then obtained a HELOC at lower APR and repaid higher APR pct L C note. L C lender invests average $55 in individual note; lender cannot make worthwhile ROI if loan fully repaid within 2 or 3 months. That is not lending; instead it is providing social service at little cost to borrowers. That is why I now ask borrower loan term intentions before actually committing $. I commit after required borrower employment-income verification completed; that avoids tying-up $ for up to 24 days only for final result that borrower failed credit review and $ returned to lender account. Some borrower listed loans absolutely ludicrous; except $20K - $25K loan listed Monday net check deposited into their bank account NLT Wednesday. My April funding deposit posts tonight; tomorrow morning I will be investing normal $100 in your note. My largest $ investment were $500 each in 3 borrower notes; retired judge OK, sitting judge TX., New England retired women's private college president also retired from Fortune 500 company Board and SSI. If you cannot trust "pillar of the community" judges and retired President THE self-described leading women's private college in America, then whom can you trust? Currently I have 1 Non-performing loan; construction worker who bought a backhoe and trailer to part-time dig contractor basements. But that delinquent loan is not charged-off yet; when Northern New York State finally unthaws there may be hope yet for repayment. Semper Fi, (USMC Motto) Member 505570 Retired-USMC-Investor 03.31.2010 @1:47 PM ET	I understand completely, and I'm grateful you'll invest in my loan. I'm very much looking forward to the sale of my house, especially since it's been sitting empty since June of '09. I had to renovate the interior prior to putting it on the market, and spent several thousand dollars doing this over time (since I didn't have a chunk of money to do it all at once). Whlie I'm losing more money on the house, it's worth it in the long run to not have a mortgage on an empty house. A lot of people had suggested I rent it out, but since it's on the other side of the city I live in, and it's a relatively cheap house so I wanted to get it sold during the New Homebuyer Tax Credit time. I've been afraid if it didn't sell then, I'd be stuck with it for a long, long time!! But again, thank you for investing in my loan. Hopefully it will get fully funded, and I can get this house gone!
Why don't you ask the bank to accept the short sale amount and forgive the remaining debt? Many banks are willing to do this in today's economy.	Two reasons. 1) I owe the money, and don't feel its ok to ask the bank to take a loss on MY debt. 2)We plan to buy a house next year, so having a good credit score & payment history is important to me.

Member Payment Dependent Notes Series 499575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499575	$3,600	$3,600	7.14%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499575. Member loan 499575 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Arkansas Mill Supply Co.	Debt-to-income ratio:	18.54%
Length of employment:	8 years	Location:	white hall, AR

Home town:
Current & past employers:	Arkansas Mill Supply Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Consolidate debt Borrower added on 03/29/10 > Consolidating some debt.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,546.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your credit history only shows a revolving credit balance of $1,546. What else are you using this loan for? Your history also shows that there have been four inquiries into your credit history in the last 6 months. To what do these inquiries refer? Your answers are appreciated. Wishing you the best.	Type your answer here. yes but it does not show the medicals bills that I owe which would be the main reason of the loan. As for the inquires I am aware of the inquires from my Discover Credit Protection Plan I am enrolled in. But it was from the three Credit agencies.
What is Arkansas Mill Supply Co. and what do you do there?	Type your answer here. Arkansas Mill Supply Company is an Industrial Supplier.I am a Salesperson who has an integerated contract with a Major Company and supply all their needs from Janitorial, Medical, Office, and Industrial Supplies. We have been in business for over 105 years.

Member Payment Dependent Notes Series 499584

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499584	$1,100	$1,100	6.76%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499584. Member loan 499584 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:		Debt-to-income ratio:	0.21%
Length of employment:	n/a	Location:	Menlo Park, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,012.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 499596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499596	$5,000	$5,000	15.70%	1.00%	April 2, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499596. Member loan 499596 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Porsche Of Fairfield	Debt-to-income ratio:	9.96%
Length of employment:	1 year	Location:	SANDY HOOK, CT

Home town:
Current & past employers:	Porsche Of Fairfield
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > I am an Automotive Technician At Porsche Of Fairfield. I have been Trained For the last 4 years including 1.5 Years of Specialized Porsche Training in Atlanta Georgia. I just signed a 3 Year contract with my dealership. This money will be going towards the purchase of a new tool box and some more tools required for my career.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,451.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $5,000 MP loan: (1)- Position (Job/What you do) @/For Porsche of Fairfield? (2)- Major Purchase: is Mechanic's Toolbox? Thanks for expected answers. Member 505570 USMC-Retired-Investor 03.31.2010 @ 05:15 AM ET	Yes I am an automotive technician. I have went to school for 4 years to be trained to work on vehicles including 1.5 years of specialized Porsche training in Atlanta Georgia. The $5000 will be going towards a tool box and some more tools to fill it.

Member Payment Dependent Notes Series 499603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499603	$6,000	$6,000	13.85%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499603. Member loan 499603 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Rush Health Systems	Debt-to-income ratio:	13.59%
Length of employment:	2 years	Location:	CICERO, IL

Home town:
Current & past employers:	Rush Health Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > Simply a loan to pay my tuition in advance and use the employer reimbursement for other much needed uses. Borrower added on 03/30/10 > Forgot to answer a question by a fellow investor. Much needed uses pertain to much needed maintenance on the car I used throughout school Rather than using my pre-approved loan of 17K I would much rather replace a few parts on a 1993 Lexus. The reward of a new car may come after my next degree! As a treat to myself! :-) Thank you again!

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,963.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rush Health Systems, a hospital?	Yes, it is the community hospital of a partnership with a much larger university-based research hospital. Thank you for the opportunity and I welcome all questions! www.roph.org www.rush.edu
are you sure this makes sense? usually employers will only pay directly to the school. what are the other "much needed uses"	Yes absolutely! Our hospital has partnered with many schools in the region. Although we have a partnership with a university. Online classes and a BSN is not an option. So for my convenience I chose the online option and taking a dive into the nursing practice with a BSN before I enter into a graduate program. So had I chosen the other option I would receive my tuition waived, rather I get reimbursement after showing proof of payment and passing the course obviously!. Thank you for your question!

Member Payment Dependent Notes Series 499605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499605	$2,500	$2,500	7.88%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499605. Member loan 499605 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Pepsi Beverage Company	Debt-to-income ratio:	15.15%
Length of employment:	6 years	Location:	Raton, NM

Home town:
Current & past employers:	Pepsi Beverage Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$860.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Are you requesting a loan to cover the full cost of the boat or are you combining it with cash you have? It appears that you pay off your credit cards in full each month, is that correct? Your answers are appreciated. Wishing you the best.	I am trying to buy a boat from a friend. and no i dont pay it off each month. Thanks
What is your position with Pepsi Beverage Company?	My Position is a Sales Representative. But also drive semi trucks

Member Payment Dependent Notes Series 499606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499606	$1,600	$1,600	10.25%	1.00%	April 1, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499606. Member loan 499606 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Vector Security, Inc.	Debt-to-income ratio:	1.64%
Length of employment:	2 years	Location:	Manassas, VA

Home town:
Current & past employers:	Vector Security, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/29/10 > I plan to use the funds to consolidate credit card debt at a lower interest rate and to pay off a personal loan. I am a good borrower because I make my monthly payments on time, and I feel confident I will be able to pay off this loan early. My monthly bills are approximately $1,425/mo. I have been working at the same company for over 2.5 years, have had two raises and am in training for job promotion. My company is in the security industry and has been hiring this year and acquiring new customers.

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	62
Revolving Credit Balance:	$1,337.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* and which ones *will not* be paid off with this loan. Thank you in advance.	I am not at home at this time and do not have the specific information with me. I will answer this question tomorrow.

Member Payment Dependent Notes Series 499608

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499608	$12,000	$12,000	13.11%	1.00%	April 5, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499608. Member loan 499608 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	City of Barstow	Debt-to-income ratio:	14.30%
Length of employment:	3 years	Location:	Barstow, CA

Home town:
Current & past employers:	City of Barstow
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,121.00	Public Records On File:	1
Revolving Line Utilization:	52.70%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of Barstow?	Information Technology Manager
I don't undertand why you didn't enter a comprehensive loan description. You will be inundated with questions, most very good, but many repetetive. You would have saved time up front. Most of us don't commit until those questions are answered. Good luck.	Thank-you for the advise. I will make sure to do that if the need is required. ~Ava
What is your plan on paying bills? What type of bills are you paying off?	I am paying off three credit card bills. Two Capital One Credit Card and One Juniper Credit Card.
what are the amounts and interest rates on these cards?	(1) Cap One is approx $4800 at 23% (2) Cap One is approx $1800 at 18% (3) Juniper is approx $4600 at 25%

Member Payment Dependent Notes Series 499637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499637	$9,000	$9,000	17.93%	1.00%	April 2, 2010	April 12, 2013	April 12, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499637. Member loan 499637 was requested on March 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Republic Parking Northwest	Debt-to-income ratio:	8.72%
Length of employment:	3 years	Location:	Seattle, WA

Home town:
Current & past employers:	Republic Parking Northwest
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > I have recently started remodeling my kitchen and bathroom. I have used a 0% credit card for this remodel and expected to spend $10k for this project. During this remodel I discovered some electrical issues that required immediate attention. I will use the $24k loan to finish the remodel and upgrade the electrical system and pay off the 0% credit card before it jumps to 22%. I considered a 2nd mortgage for this project but ultimately decided against a 7 ??? 15 year loan and use the 3 year lending club loan. In addition to my income I have investment income from a family business. If needed I can always cash out some long term CD???s to pay loan however I don???t anticipate need this. I???m a good candidate for this loan because I???m very responsible with credit and have never missed a payment. My credit score is low due to the high CC utilization which is due to all of my credit lines being slashed in the current recession. Please let me know if you have any questions. Thank you for considering an investment!

A credit bureau reported the following information about this borrower member on March 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,396.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $24,000 HIP loan: (1)- Position (Job/What you do) @/For employer Republic Parking Northwest? (2)- Descrice home improvements that loan intended to accomplish? Advance thanks for ansers. Member 505570 USMC-Retired-Investor 03.30.2010 @ 05:13 AM ET	Republic Parking Northwest is a parking lot management company based in Seattle Washington. I'm an Operations Manager overseeing 6 facilities and 50 employees. My responsibilities include facility management, staff management and full profit and loss accountability. I???m directly responsible for 7 million dollars in revenue and expenses.
What is Republic Parking Northwest and what do you do there?	Republic Parking Northwest is a parking lot management company based in Seattle Washington. I'm an Operations Manager overseeing 6 facilities and 50 employees. My responsibilities include facility management, staff management and full profit and loss accountability. I???m directly responsible for 7 million dollars in revenue and expenses.
What is the home improvement project you are planning?	First priority is to repay the credit card. Then I hope to apply for another loan after I have proven myself.
You refer to this as "the $24k loan," yet the posting says you have applied for only $9,000. Please explain.	LendingClub reduced the loan to $9k.
Hi, now that you are asking for only 9,000, how will you use it? repay your card or expand your remodel? Thanks!	First priority is to repay the credit card. Then I hope to apply for another loan after I have proven myself.
this loan is only $9,000. since you won't have enough money for your improvements/payoffs as planned with $24k, what will you do?	I'm going to pay off the CC first and then hope to apply for another loan once I have proven myself on the site.
Your loan currently attracted 31 pct funding. If loan 100 pct fully-funds L C issues 3-year term note with NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is: < than 6-months? 6 to 12 months? 12 months to 24 months? 24 months to 36 months? FYI: Required borrower Credit Review process (employment and income) not completed. When on-screen application shows "Approved" is when I- and many other lenders-commit $ to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 03.31.2010 @ 07:31 AM ET.	I expect to pay off this loan in 13 months. I just sent all the documents requested for employment and income verification. LC should get that updated today.

Member Payment Dependent Notes Series 499673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499673	$6,000	$6,000	14.96%	1.00%	April 2, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499673. Member loan 499673 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	National Academy of Continuing Legal Ed	Debt-to-income ratio:	5.55%
Length of employment:	2 years	Location:	Hicksville, NY

Home town:
Current & past employers:	National Academy of Continuing Legal Ed
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	30
Revolving Credit Balance:	$1,883.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please itemize all the debts you plan to pay off with this loan.	Bank of America Credit Card - $5300 Chase Credit Card - $400 Interest rates on these cards are outrageous and the balance hasn't changed very much for the last two years.

Member Payment Dependent Notes Series 499679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499679	$5,000	$5,000	13.85%	1.00%	April 5, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499679. Member loan 499679 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	AAA Colorado	Debt-to-income ratio:	9.81%
Length of employment:	4 years	Location:	brighton, CO

Home town:
Current & past employers:	AAA Colorado
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,566.00	Public Records On File:	2
Revolving Line Utilization:	37.40%	Months Since Last Record:	29
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency and two public records on your report.	Good Morning, please see responses below. 1. delinquency-Unique Collection. This was a library fine for the city of Denver for $112. This was paid in Jan2010. 2. Public Records-1. Harvest Credit Management. Amount $600. Collections. This was paid in March2006. 3. Public Records-2. NCO Portfolio management. Amount $4904, Collections/Credit Card. This is currenly being paid, and will be part of this debt consolidation loan. Please let me know if you need any additional information. Jeff
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance	My intention is to payoff/consolidate the following loans: NCO portfolio Mngmt $6000 @ 19.9% 300 per month KMM (personal loan) $5000 @8.9% 300 per month HSBC Credit (credit card) $3000 @13.99% 400 per month Capital One (credit card) $1400 @13.99% 300 per month I started to work with a debt consolidation company, and have been quite frustrated with the payment procedures. This is why I am looking to lending club for a loan to secure one solid independent monthly payment. Please let me know if you need any additional information. Jeff
Please itemize all the debts you plan to pay off with this loan and indicate how much you are currently paying each month toward each debt. Thank you.	My intention is to payoff/consolidate the following loans: NCO portfolio Mngmt $6000 @ 19.9% 300 per month KMM (personal loan) $5000 @8.9% 300 per month HSBC Credit (credit card) $3000 @13.99% 400 per month Capital One (credit card) $1400 @13.99% 300 per month I started to work with a debt consolidation company, and have been quite frustrated with the payment procedures. This is why I am looking to lending club for a loan to secure one solid independent monthly payment. Please let me know if you need any additional information. Jeff
Hi there - I don't understand -- you are going to pay off a bunch of loans that have lower interest rates than the one you are applying for. (especially the KMM 5k@8.9%) -- you're actually going to lose yourself money if you do this.	Thank you for your question. My hope is to consolidate debt into one payment. The largest loan has the highest rate. These loans' APR balance, as a whole, higher than the individuals. This will also provide me an opportunity to payoff in shorter time, reducing overall debt due.

Member Payment Dependent Notes Series 499715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499715	$12,950	$12,950	17.56%	1.00%	April 5, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499715. Member loan 499715 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,846 / month
Current employer:	U.S. Fish & Wildlife Service	Debt-to-income ratio:	6.21%
Length of employment:	10+ years	Location:	Chicopee, MA

Home town:
Current & past employers:	U.S. Fish & Wildlife Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	24
Revolving Credit Balance:	$2,974.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your postion at U.S. Fish & Wildlife Service and what do you do in your role there?	Lead Secretary for External Affairs (Public Affairs) and Refuges.
Re: $12,950 DC loan: (1)- Position (Job/What you do) @ U S Fish and Wildlife Service? (2)-Transunion Credit Report reflects $3,000 RCB; Loan is for $12,950. Extra ~ $9,000 is intended to be used for what? (Be specific.) Thanks for answers to ALL questions. Member 505570 USMC-Retired-Investor 0402.2010 @ 06:15 AM ET	Consolidate a higher percentage loan and pay IRS.
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 yesrs? 2 years to 3 years? Advance thanks for answer to term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 08:33 AM ET.	3 years.
USMC asked some specific questions and you gave vague answers. We (those with the money to lend) like specifics not general answers. So ... What is the extra $9k for. list who you owe, how much, and what the rate is. What was your delinquency 24 months ago. What are your monthly expenses. Again be specific food, cable, payments etc. It also helps if you have your income verified by lending club. Contact them for specifics. Thank you	I'm sorry - I have a loan with citifinancial for $7,000 that is charging me 19.5 interest and IRS I owe $3,700 last year and $1,800 this year. Just want to consolidate and pay 1 person. The delinquence 24 months ago was a case that was settled with Bank of America and I did a debt settlement company and they kept telling me not to worry and I kept paying them, the debt settlement company ended up getting shut down and the FTC took them to court, so at that point I got a loan and paid Bank of America off. The FTC settlement took up until this January to settle, so that was a large mistake. I hope this helps. Sorry I have never done this before, so I didn't know exactly what to say.
A few questions: What was the reason for the last delinquency? When do you plan on paying off the loan by? (some people plan on paying it off early) What will you do to ensure that you are never late on a payment?	I was entered into a debt elimination program and they kept telling me not to pay the company and just keep sending them my payments. I was in the program for 2 years. Finally, the Federal Trade Commission stepped in and froze the debt elimination co., and sent them thru court. At that time I got and loan and paid off the the company that I owed. I plan to have the loan I am currently applying for paid off within 3 years (hopefully 2 years). I am never late for payments that come out on auto payment from my checking account. Thank you.

Member Payment Dependent Notes Series 499730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499730	$11,000	$11,000	9.88%	1.00%	April 5, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499730. Member loan 499730 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	MTA Office of the Inspector General	Debt-to-income ratio:	4.08%
Length of employment:	8 years	Location:	New York, NY

Home town:
Current & past employers:	MTA Office of the Inspector General
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > This loan is specifically for covering the costs associated with my wedding. After a lot of research and negotiating with vendors, my future husband and I decided that a budget of $20,500 is enough to cover the cost of the wedding of our dreams. The interest rate and terms of the loan are very attractive to us. Neither of us wants to commit to using credit cards to pay for the wedding because of fluctuating credit card interest rates. We are also not sure if the newly enacted credit card laws will truly benefit the consumer in the long run so we are leery of using credit cards. The monthly dues on this loan also make financial planning easier for us because we know exactly what to anticipate debt-wise for the next three years, while having enough wiggle room to deal with the unexpected. I currently work for a state agency in NY that conducts investigations and audits to ensure that funds are not being wasted. Throughout my 8 years at this job, I have lead investigations and regularly submit written reports based on my research and analysis of criminal intelligence data. I am also a member of the Association of Certified Fraud Examiners. Here is a summary of my credit card bills: 1) AT&T - $1,112 2) GE Money - $831 (I opened this account in Feb 2009 to cover the cost of my Lasik eye surgery. The account terms included 2 years of no interest financing. I calculated that paying $85 per month for 2 years would get the acct paid off before the interest rate fees kick in, therefore I pay a fixed $85 per month and will do so until Jan 2011. 3) Bank of America - $730 4) Discover $507 5) American Express Blue - $373 6) Citi Mastercard - $278 7) Victoria???s Secret ??? less than $100 Most of these credit cards will be paid off with my income tax refund check.I have always been very responsible with my money. I always pay my bills on time and track my spending and finances using mint.com. Thanks for taking the time to review my loan!

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,171.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	Senior Investigative Analyst
Great loan description. I will be funding your loan. Congratulations on your pending wedding and don't forget to take a breath and enjoy the day.!	Thank you so much for the lovely thought...and funding :-)
Hello. At a guess I figure that you will be paying $589 per month to cover paying off this loan and your current credit card debt. Given your salary can you afford paying this much to debt each month? Your answer is appreciated. Wishing you and your future husband a wonderful wedding.	Yes, we will be able to afford it. My fianc?? has a very stable job as a New York York City firefighter and earns close to six figures including overtime.

Member Payment Dependent Notes Series 499744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499744	$3,000	$3,000	12.73%	1.00%	April 5, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499744. Member loan 499744 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	McKinsey and Co	Debt-to-income ratio:	17.18%
Length of employment:	2 years	Location:	WEST NEW YORK, NJ

Home town:
Current & past employers:	McKinsey and Co
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	79
Revolving Credit Balance:	$30,334.00	Public Records On File:	0
Revolving Line Utilization:	78.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation?	Good morning, Thank you for your inquiry. I am a senior executive assistant at a global management consulting firm in NYC. I support one of the leadership members of this firm. Have a wonderful day. Danielle

Member Payment Dependent Notes Series 499750

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499750	$4,000	$4,000	7.14%	1.00%	April 2, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499750. Member loan 499750 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Aerojet/GenCorp	Debt-to-income ratio:	10.58%
Length of employment:	5 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Aerojet/GenCorp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > I need to re-roof my house. This is long overdue and I need a short term loan to get the project complete.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,509.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Aerojet/GenCorp and what do you do there?	Aerojet/GenCorp manufactures products for the Missle Defense Agency, NASA and other products. Here's the website for more information: http://www.aerojet.com/home.php

Member Payment Dependent Notes Series 499756

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499756	$3,000	$3,000	7.14%	1.00%	April 2, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499756. Member loan 499756 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	T-Mobile	Debt-to-income ratio:	9.78%
Length of employment:	10+ years	Location:	Allentown, PA

Home town:
Current & past employers:	T-Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/30/10 > I am looking to pay off a timeshare that has a high interest rate. I have been employeed at my job for over 10yrs and I have a strong work ethic so this continues to open new opportunities for me at work. I take pride in paying all bills on time. The re-payment will be guaranteed from me as I'm already paying almost twice the amount that was quoted to me. Borrower added on 03/31/10 > I am worth investing in! Thank you :)

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,421.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 499880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499880	$2,000	$2,000	6.39%	1.00%	April 2, 2010	April 13, 2013	April 13, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499880. Member loan 499880 was requested on March 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Western Fumigation	Debt-to-income ratio:	16.13%
Length of employment:	5 years	Location:	philadelphia , PA

Home town:
Current & past employers:	Western Fumigation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,787.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. $2,000 sounds a bit low for a new roof. Are you contributing to the cost of the new roof? Your answer is appreciated. Wishing you the best.	That is the cost of a new roof applied over and old tar roof it is a flat roof not a shingled roof on a brownstone home in philadelphia

Member Payment Dependent Notes Series 499899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499899	$5,500	$5,500	12.73%	1.00%	April 2, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499899. Member loan 499899 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,206 / month
Current employer:	Test Devices Inc	Debt-to-income ratio:	10.58%
Length of employment:	2 years	Location:	SHREWSBURY, MA

Home town:
Current & past employers:	Test Devices Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > Home, Car, and boat need repairs, can afford to do it by saving but would like to get everything done before summer. Then make small payments to pay it off.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	39
Revolving Credit Balance:	$1,463.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Test Devices Inc and what do you do there?	Test Devices, Inc. has been the premiere source for centrifugal stress measurement systems and services. In addition to leading the field in building spin test systems, Test Devices provides advanced technology spin testing services to customers in a wide variety of industries; high-speed components of jet engines, medical centrifuges, machine tools, industrial compressors, and high-speed electric motors, among others. I am the Controls Designer, I work designing control systems for systems we sell as well as run in our facility.

Member Payment Dependent Notes Series 499908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499908	$8,000	$8,000	7.51%	1.00%	April 6, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499908. Member loan 499908 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	HealthPartners	Debt-to-income ratio:	9.08%
Length of employment:	5 years	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	HealthPartners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/03/10 > My primary purpose of this loan is to pay off credit card debt. I unfortunatley was stuck with some unexpected expenses and also spend unwisely. So here I am hoping that this site will help me. I am married so I am not the only income in the household, but this debt is mine and I do not feel that my spouse should have to pay this off. This is my debt and I want us to have a clean slate. I now budget my money very well, but with interest rates over 20% the credit card debt never seems to go away. I am a good canidate to borrow for you because I do have a stable job and I have a good credit rating. My spouse has a extremely reliable job as well. I feel fortunate I've found this site and I'm hoping you'll take a chance on me. If you've ever heard the expression that midwesterner's work hard, that's me. I'll work hard to pay off this loan earlier than the terms.

A credit bureau reported the following information about this borrower member on March 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,250.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is HealthPartners and what do you do there?	This is a insurance company in Minnesota, actually listed in the top 100 health plans in America. I work as a manager in Member Services.
Hello. Your credit history indicates that you have $9,250 in revolving credit debt. Why do you have so much debt? I cannot tell whether you are spending too much each month or there was one or more unanticipated expenses. Also, do you have any other major debts outside your mortgage and the debt you want to pay off such as education loans, home equity loan or mortgages on rentals or vacation homes? Your answers are appreciated. Wishing you the best.	Hello, actually alittle bit of both. I did spend out of limit for awhile (which I am not proud of), but also my daughter needed a operation at the time I had not health insurance. It was a minor operation, but I needed to pay the bill with a credit card. The credit card debt had gotten to high and here I am. I do not have any other major debts at all. I am just trying to consolidate my c.c. debt with a loan and pay one monthly payment. Let me know if you have other questions. Thanks!

Member Payment Dependent Notes Series 499949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
499949	$3,000	$3,000	10.62%	1.00%	April 2, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 499949. Member loan 499949 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,600 / month
Current employer:	Dow Chemical (Filmtec corp)	Debt-to-income ratio:	0.78%
Length of employment:	4 years	Location:	eden prairie, MN

Home town:
Current & past employers:	Dow Chemical (Filmtec corp)
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	45
Revolving Credit Balance:	$706.00	Public Records On File:	0
Revolving Line Utilization:	11.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the bills you want to pay off?	Medical and auto repair bills plus bills left over from christmas
What is Dow Chemical (Filmtec corp) and what do you do there?	Filmtec is a sister corporation of Dow chemical and they make water filtration units for filtering water.

Member Payment Dependent Notes Series 500117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500117	$1,000	$1,000	7.51%	1.00%	April 6, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500117. Member loan 500117 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	farmers bank & trust	Debt-to-income ratio:	22.61%
Length of employment:	6 years	Location:	magnolia, AR

Home town:
Current & past employers:	farmers bank & trust
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,630.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is farmers bank & trust and what do you do there?	Type your answer here.Its a local bank here in magnolia ar. I work in customer service.

Member Payment Dependent Notes Series 500146

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500146	$6,000	$6,000	7.14%	1.00%	April 6, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500146. Member loan 500146 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	Fisher Blue Water Galleries	Debt-to-income ratio:	15.28%
Length of employment:	< 1 year	Location:	Juno Beach, FL

Home town:
Current & past employers:	Fisher Blue Water Galleries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,683.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Fisher Blue Water Galleries? Since you have been there for less than a year, please provide your prior employment history? Thank you in advance.	Thanks for the inquiry. I am the feature artist for Fisher Blue Water Galleries. I was also the feature artist for my previous company Cayman Arts Inc for the past 10 years

Member Payment Dependent Notes Series 500207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500207	$3,000	$3,000	10.62%	1.00%	April 5, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500207. Member loan 500207 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	United Airlines	Debt-to-income ratio:	22.15%
Length of employment:	9 years	Location:	Torrance, CA

Home town:
Current & past employers:	United Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 03/31/10 > I bought a Mobile Home as my primary residence, and borrowed from my Sister to buy it. I need this loan, it's my last resort to keeping my word that I would pay her back by April.

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,929.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with United Airlines and what do you do in your role there?	I do not have a Customer Contact position, I work in the Bag Room, and what I do is, deal with bags that have missed their flight, research why, send message to the passengers final destination on what flight their bag is coming on, deal with bags for canceled, and delayed flights, also prepare reports for Management, and various other tasks.
Can you please list your monthly expenses? Do you owe any mortgage on your house? Do you hold the deed/title to the house?	I would not like to list my monthly expenses, but I do not owe on a mortgage, I do have my title to my house.
Do you pay for lot rental for your home, or do you own the property it is on outright also?	I pay less than $600 for my lot.

Member Payment Dependent Notes Series 500209

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500209	$5,200	$5,200	9.88%	1.00%	April 5, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500209. Member loan 500209 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	UMASS Memorial Medical Center	Debt-to-income ratio:	11.45%
Length of employment:	2 years	Location:	Worcester, MA

Home town:
Current & past employers:	UMASS Memorial Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,912.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at UMASS Memorial Medical Center?	Hi, I am a full time pharmacy tech at UMASS and hold a part time position at a different hospital.
You did not enter a loan description. Lenders, that look at loan profiles, will in some cases avoid loans that have no loan description. We don't know you or why you're asking for this loan. Please update your loan profile with the following description details: 1. The purpose of the loan 2. Describe your position at UMASS Medical 3. The rates/balances on your credit cards 4. Please list your monthly expenses. 5. Do you have a savings account or back up plan if you lose your job, in order to pay the loan? Answering these questions will avoid you to keep having to answer the same questions over and over and increase confidence in your ability to pay back the loan. More confidence in your loan the faster the funding! Thank you!	Purpose of loan : get a better rate in order to pay off credit debt Rates on current cards vary between 14- 17% Credit debt is about $5500. Remaining balance is due to student loans which I have a better rate. I'm a full time pharmacy tech and hold an additional part time job at a different hospital. In the worse case scenario, where I was to become unemployed, I would seek the financial assistance from my family. Monthly expenses include mortgage: 1200 phone bill: 50 utilities: 300 car insurance : 100

Member Payment Dependent Notes Series 500212

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500212	$7,200	$7,200	14.96%	1.00%	April 5, 2010	April 14, 2013	April 14, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500212. Member loan 500212 was requested on March 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	FAA	Debt-to-income ratio:	18.08%
Length of employment:	2 years	Location:	league city, TX

Home town:
Current & past employers:	FAA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on March 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,619.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: $7,200 DC loan: (1)-Position (Job/What you do) @/For FAA? (2)-Transunion CR reflects $8,619 Revolving Credit Balance debt (55.80 pct utilization all credit lines). Monthly payments made on RCB debt $? (Total $ actually PAID and not minimum $ payments DUE per month. Advance thanks for answers to BOTH questions. Member 505570 USMC-Retired-Investor 04.01.2010 @ 06:09 AM ET	Im an Air traffic controller.I usually pay around 300 to 400 a month to my debt. Im really just trying to get it paid off
What is your job title with the FAA and what do you do in your role there?	Air traffic control
What is your occupation?	Air traffic control
Can you tell us about your other $ monthly costs (rent, car, utilities, and other recurring household expenses eg insurance, phone, internet, food, gym, childcare costs) as applicable? Thanks for your answer to this Q..	I pay 350.00 in rent includes utilities 900.00 on car and insurance about 120.00 for cable and internet and 128.00 for cell phone gym is 40.00 a month.

Member Payment Dependent Notes Series 500286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500286	$4,800	$4,800	11.36%	1.00%	April 6, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500286. Member loan 500286 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	AAA Cooper Transportation	Debt-to-income ratio:	7.85%
Length of employment:	8 years	Location:	Del City, OK

Home town:
Current & past employers:	AAA Cooper Transportation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/02/10 > This loan will be used to pay off four credit cards. I have made all my payments on time and will continue to do so. I would rather make one payment instead of four and save some money on the interest rates. I have been with my current employer almost nine years. My employer and job are both very stable. My annual income is 70k and my monthly budget is approximately $2600. I am trying to pay off debt so I can increase my 401K and roth ira contributions for my families future.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	43
Revolving Credit Balance:	$4,520.00	Public Records On File:	1
Revolving Line Utilization:	58.70%	Months Since Last Record:	119
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AAA Cooper Transportation and what do you do there?	Type your answer here. AAA Cooper Transportation is a LTL (less than truckload) trucking company. We haul freight to and from all kinds of businesses. Like Walmart, John Deere, hospitals, different universitys and many other business. If you can buy it we haul it or have hauled it. Our main area of business is from Texas and Oklahoma back east. Our website is www.aaacooper.com.
What is the public record you have on file?	Sorry for taking so long I've been out of town due to work. About 10 yrs ago I made a big mistake and filed for bankruptcy. It was a really low point in my life and have since spent a lot of time and effort trying to correct the mistake.
Can you please explain the public record you have on file? Thanks.	About 10 years ago I made a big mistake and filed for bankruptcy. It was a really low point in my life and since I've spent a lot of time and effort to correct my mistake.

Member Payment Dependent Notes Series 500297

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500297	$6,500	$6,500	15.33%	1.00%	April 5, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500297. Member loan 500297 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Total Systems Development	Debt-to-income ratio:	2.88%
Length of employment:	3 years	Location:	Nicholasville, KY

Home town:
Current & past employers:	Total Systems Development
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > My wife and I are expecting a baby in July and need to finish a renovation project before he arrives. His room and bathroom need to be finished. At the moment the two rooms are gutted, with new wiring and plumbing. We have been in the process of remodeling our entire home, finishing projects month by month. Repayment will not affect us financially, as we have been spending around $2500 every month on the remodel. Getting this project done will take a great deal of stress off my wife and I, allowing us to better prepare ourselves for our second child.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,725.00	Public Records On File:	0
Revolving Line Utilization:	90.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Total Systems Development and what do you do there?	Total Systems Development is an international lean systems consulting firm. We help our clients, who range from small businesses to multinational corporations, reduce waste in their production or service processes. This in a large part utilizes the Toyota Production System, as well as numerous other lean tools. We maintain long term client relationships in order to maintain sustainability in their operations, with the goal of handing "reigns" over to the in house experts that we trained and developed from their staff. I personally help develop and implement training programs as well as quality systems, which are utilized within the business operations of TSD as well as our clients organizations. Regarding the implementation side, I spend 2 weeks of every month overseas working with the clients on the factory floor and boardrooms providing them with the tools to implement continuing improvements and the mechanisms to sustain them. I also maintain a close coaching relationship with the President/Owner of TSD, who intends on me running the business within the next 10 years.
If loan 100 pct fully-funds L C issues 3-year term note that has NO prepayment penalty. Question: Term length you intend to retain active loan before final payoff occurs is how long: Less than 6 months? 6 to 12 months? 1 year to 2 years? 2 years to 3 years? FYI: The borrower required employment and income verification process a/k/a "Credit Review" not completed. When the on-screen borrower application viewed by all lenders shows "Approved" is when many other lenders and I then commit $ and participate to help fund loan. Advance thanks for answer to loan term length question. Member 505570 USMC-Retired-Investor 04.02.2010 @ 09:13 AM ET.	I intend to payoff the loan in the 2 to 3 year range, closer to 3. I am new to Lending Club and I am in the process of verification.
Congratulations on your pending new arrival. My wife will be attending a LEAN training program in Seattle later this month. Does your wife currently work? If so, what income does she bring to the household and when does she plan to return to work? Thank you.	If adopted as a part of your wife's work culture, she will prosper. Good luck to her in her journey. Yes, My wife is a nanny. She brings in $2850/ month. She plans to return to work 6 weeks after she gives birth.

Member Payment Dependent Notes Series 500338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500338	$3,500	$3,500	7.14%	1.00%	April 5, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500338. Member loan 500338 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,384 / month
Current employer:	Phelps Memorial Hospital Center	Debt-to-income ratio:	1.83%
Length of employment:	7 years	Location:	Wappingers Falls, NY

Home town:
Current & past employers:	Phelps Memorial Hospital Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 04/01/10 > I plan to use the funds for home improvement. I plan to replace the front entry door, paint the 1/2 bathroom, and install new laminate flooring in the living room. I'm a good borrower because my repayment history says so. I've already paid off 3 auto loans(2 cars, 1 motorcycle) and have not been late on my mortgage payment ever. Between me and my fiancee we are able to put $500 in savings every week so repaying the loan and putting away some money in savings will not be a problem. I've currently been employed with the same job since 06/2002 and receive a raise every year anywhere between 3%-4%.

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,083.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Phelps Memorial Hospital Center?	I'm a Patient Accounts Rep. I deal with Medicare and Blue Cross insurances. My job is to make sure Medicare and Blue Cross claims that go out to the insurances get paid.....if they do not get paid then it is my job to do whats necessary to get them paid. I also answer any questions that patients may have regarding bills or other questions regarding the hospital.
Hello. How are you with your credit cards? Your credit history indicates that your revolving credit balance is currently at $2,083. Your answer is appreciated. Wishing you and your fiancee the best.	The balance on that American Express card is currently $24.85. I currently paid the balance on that card 03/15/10. I can forward you a copy of my March statement if you would like? I usually pay off all my credit cards off in full each month or as close to the balance as possible. My credit card balance was at $2,083.00 because I had booked a vacation.

Member Payment Dependent Notes Series 500432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500432	$10,000	$10,000	7.14%	1.00%	April 6, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500432. Member loan 500432 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,924 / month
Current employer:	Tinker Air Force Base	Debt-to-income ratio:	14.35%
Length of employment:	10+ years	Location:	OKLAHOMA CITY, OK

Home town:
Current & past employers:	Tinker Air Force Base
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,018.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Tinker Air Force Base, and what do you do in that role?	I work in scheduling for the KC-135 Tankers. We schedule the maintenance to be completed for these aircraft in a timely efficient manner and returned to the warfighter as soon as possible.
Hello. Could you please tell us a little more about the debt consolidation as your credit history indicates that you have a revolving credit balance of only $3,018? What is the average interest rate on your current debt? Your answers are appreciated. Wishing you the best.	I want to combine the credit balance of 3,018 with a unsecured loan i have with a balance of 6600. The rate on the $3000 balance has just increased from the bank to I believe 14%. The unsecured loan has a fixed rate of 9.95%. With this loan i can pay this off sooner and still continue to put some money away for future plans that my wife and I have.
I'd like to help but have a couple questions first. How was the debt accrued? Can you list your monthly expenses? Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income?	The debt was accrued from some bad luck I had in 2009. I had a major transmission problem in a truck I had. I also have an unsecured loan I had to get for some other bad luck, 2009 was not a good year for me. With this loan I feel I can get it paid off sooner with the lower interest rate, and still continue to save money for my future plans that I have. My monthly expenses are a truck payment of 320, but i pay 400, some utilities, my wife and i split the utilities. She has the mortgage and I pay an additional 300 to principal on it monthly. I also have auto insurance and a cell phone bill to pay monthly. I am not going to list my savings balance or anything else. I just learned about Lending Club, and with this loan I will be able to get everything paid off sooner and still be able to put some away in my savings for future plans that my wife and I have. My wife also works but we married later in life and her money is hers and mine is mine. I mean we help each other out if needed but this debt is really due to some bad luck I had last year and I dont expect her to take care of it, its my responsibility. I hope I answered this to your satisfaction, your help will be appreciated and I will be sure to take care of the responsibility.
Ok. Disclosing savings, investments, etc give lenders the warm fuzzies. We need to know if something bad happens, what would be your plan. If you were to lose your job, how do you plan on paying this loan? Also, can you explain bad luck in addition to a new transmission? I am trying to help but need to have some assurance first.	I have a very secure job with the government. Oklahoma County just purchased an abonded General Motors building just south of the Air Force base I work at, for a price of 55 million. This is a huge building allowing more workload to come to Tinker Air Force Base. They lease it to the Air Force for a whopping $1.00 a year. I'm sure they would'nt have made this purchase without making sure the base will not close anytime in the near future; therefore securing jobs and the local community businesses. The other bad luck I had was a bad decision which seemed good at time, and I had to help my son out with some of the money. I know lending money is a scary thing but my credit score should indicate I always pay the bills I am responsible for. This will be paid as soon as possible hopefully sooner than the terms require if everything works out right. I hope I have made you feel warm and fuzzy. Take a chance on me, and I guarantee you I will make you a little money on your investment. Have a great day.

Member Payment Dependent Notes Series 500513

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500513	$8,800	$8,800	14.59%	1.00%	April 6, 2010	April 15, 2013	April 15, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500513. Member loan 500513 was requested on April 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Tecolote Research Inc	Debt-to-income ratio:	10.09%
Length of employment:	7 years	Location:	BRIGHTON, MA

Home town:
Current & past employers:	Tecolote Research Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 1, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,729.00	Public Records On File:	0
Revolving Line Utilization:	92.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 500960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
500960	$2,500	$2,500	13.11%	1.00%	April 6, 2010	April 17, 2013	April 17, 2014	$0

                This series of Notes was issued upon closing and funding of member loan 500960. Member loan 500960 was requested on April 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,050 / month
Current employer:	El-Macero Pharmacy	Debt-to-income ratio:	18.57%
Length of employment:	2 years	Location:	Rancho Cordova, CA

Home town:
Current & past employers:	El-Macero Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on April 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$347.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain your current work situation? Are you full time? How long will you be in school? Are you going to keep your job while going to school?	I work part time during the school session and I work full time during breaks i.e summer and Xmas. Yes, I will keep my job while going to school.
what is this loan for? $2500 wouldn't go very far towards a pharmacy degree. when will you finish school?	This loan is for Pharmacy school, I have secured the rest of the funds( $30,000). I will finish in 2012.
Do you plan to be a pharmacy tech. or pharmacy assistant? What school is in your plan?	I plan on being a Pharmacist. I am a 1st year pharmacy student(P1).I am going to University of the Pacific,Stockton

Prospectus Supplement (Sales Report) No. 11 dated April 6, 2010